Exhibit 99.1

ELBIT IMAGING LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

1

ELBIT IMAGING LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2015

Contents

Page

Report of independent registered public accounting firm	3

Consolidated Financial Statements:

Balance sheets	4

Statements of income	5-6

Statements of comprehensive income	7

Statements of changes in shareholders' equity	8-11

Statements of cash flows	12-15

Notes to the consolidated financial statements	16-121

2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Elbit Imaging Ltd.

We have audited the accompanying consolidated balance sheets of Elbit Imaging Ltd. and its subsidiaries (the "Company") as of December 31, 2015 and 2014, and the related consolidated statements of income, comprehensive income, shareholders' equity (deficiency) and cash flows for each of the three years in the period ended December 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the company and its subsidiaries as of December 31, 2015 and 2014, and the consolidated results of their operations, and their cash flows for each of the three years in the period ended December 31, 2015, in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Without qualifying our opinion, we draw attention to:

1.	Note 1 C to the consolidated financial statements, which describes the company's financial position. The Company has prepared a projected cash flow based on its plans for the repayment of the liabilities as described in note 1C. Based on the projected cash flow and the related assumptions, the Company's board of directors is of the opinion that the Company can execute its plans and that it would be able to serve its indebtedness in the foreseeable future.

2.	Notes 8 B (1) in the consolidated financial statements which disclose, among other matters, information regarding the cash flow projections of the significant subsidiary for 18 months from the end of the reporting period.

3.	Note 5 C Casa radio (5-6) and note 14 C (13) in the consolidated financial statements which disclose, among other things, potential irregularities concerning the Casaradio Project in Romania and their potential consequences, including Foreign Corrupt Practices Act potential implications.

4.	Note 14, with respect to claims that have been filed against Group companies, one of which was certifies as a class action.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A member firm of Deloitte Touche Tohmatsu

Tel-Aviv, Israel March 31, 2016

3

ELBIT IMAGING LTD.

CONSOLIDATED BALANCE SHEETS

		December 31
		2 0 1 5	2 0 1 4	2 0 1 5
				Convenience
				translation
				(note 2D)
	Note	(in thousand NIS)		U.S.$'000
Current Assets
Cash and cash equivalents		157,851	323,182	40,454
Short-term deposits and investments		30,075	47,967	7,708
Trade accounts receivables		13,638	24,067	3,495
Other receivables	(4)	13,909	27,217	3,564
Inventories		2,071	2,803	531
		217,544	425,236	55,752
Assets related to discontinued operation		-	63,466	-
		217,544	488,702	55,752

Non-Current Assets
Trading property	(5)	1,467,760	1,875,937	376,156
Deposits, loans and other long-term balances		21,899	27,226	5,612
Investments in associates and joint venture	(6,7)	292,183	349,537	74,880
Property, plant and equipment	(9)	704,166	919,911	180,463
		2,486,008	3,172,611	637,111

		2,703,552	3,661,313	692,863

Current Liabilities
Short-term credits	(10)	726,763	207,193	186,254
Suppliers and service providers		15,708	22,288	4,026
Payables and other credit balances	(11)	63,780	99,162	16,345
		806,251	328,643	206,625
Liabilities related to discontinued operation		-	30,342	-
		806,251	358,985	206,625
Non-Current Liabilities
Borrowings	(12)	1,443,920	2,425,503	370,046
Other liabilities		66,530	92,377	17,051
Deferred taxes	(13)	82,787	71,211	21,216
		1,593,237	2,589,091	408,313
Commitments, Contingencies, Liens and Collaterals	(14)

Shareholders' Equity	(3A),(15)
Share capital and share premium		1,105,973	1,055,056	283,437
Reserves		(862,054)	(755,948)	(220,926)
Retained losses		(224,632)	(67,129)	(57,568)
Attributable to equity holders of the Company		19,287	231,979	4,943
Non-controlling interest		284,777	481,258	72,982
		304,064	713,237	77,925

		2,703,552	3,661,313	692,863

Doron Moshe Chief Financial Officer and Acting Chief Executive Officer	Zvi Tropp Chairman of the Audit Committee	Ron Hadassi Chairman of the Board of Directors

Approved by the Board of Directors on: March 31, 2016

The accompanying notes form an integral part of the financial statements.

4

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENTS OF INCOME

		Year ended December 31
		2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
					Convenience translation (Note 2D)
	Note	(in thousand NIS)			U.S.$'000
		(Except for per-share data)

Revenues and gains

Revenues
Revenues from sale of commercial centers	(17A)	200,078	201,571	8,614	51,276
Revenues from Hotels operations and management	(17B)	147,886	197,007	202,791	37,900
Total revenues		347,964	398,578	211,405	89,176

Gains and other
Rental income from Commercial centers	(17A)	83,849	113,661	129,748	21,489
Gain from sale of investees		6,712	11,301	-	1,720
Total gains		90,561	124,962	129,748	23,209

Total revenues and gains		438,525	523,540	341,153	112,385

Expenses and losses
Commercial centers	(17C)	290,360	291,864	124,737	74,413
Hotels operations and management	(17D)	126,849	173,918	179,137	32,509
General and administrative expenses	(17E)	16,678	39,785	60,643	4,274
Share in losses of associates, net	(7,8)	42,925	17,298	339,030	11,001
Financial expenses	(17F)	236,288	237,601	334,101	60,558
Financial income	(17G)	(2,154)	(6,317)	(3,930)	(552)
Change in fair value of financial instruments measured at fair value through profit and loss	(17H)	5,446	71,432	68,407	1,396
Financial gain from debt restructuring	(3)	-	(1,616,628)	-	-
Write-down, charges and other expenses, net	(17I)	38,298	531,042	840,034	9,815
		754,690	(260,005)	1,942,159	193,414

Profit (loss) before income taxes		(316,165)	783,545	(1,601,006)	(81,029)

Income taxes expenses (tax benefits)	(13)	5,631	(2,287)	(30,937)	1,443

Profit (loss) from continuing operations		(321,796)	785,832	(1,570,069)	(82,472)

Profit (loss) from discontinued operations, net	(20)	6,874	(1,475)	5,059	1,762

Profit (loss) for the year		(314,922)	784,357	(1,565,010)	(80,710)

The accompanying notes form an integral part of the financial statements.

5

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENTS OF INCOME (CONT.)

		Year ended December 31
		2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
					Convenience translation (Note 2D)
	Note	(in thousand NIS)			U.S.$'000
		(Except for per-share data)
Attributable to:
Equity holders of the Company		(186,150)	1,008,999	(1,155,645)	(47,709)
Non-controlling interest		(128,772)	(224,642)	(409,365)	(33,001)
		(314,922)	784,357	(1,565,010)	(80,710)

Profit (loss) from continuing operations
Equity holders of the Company		(193,024)	1,010,619	(1,160,429)	(49,468)
Non-controlling interest		(128,772)	(224,787)	(409,640)	(33,004)
		(321,796)	785,832	(1,570,069)	(82,472)

Profit (loss) from discontinued operation, net
Equity holders of the Company		6,874	(1,620)	4,785	1,762
Non-controlling interest		-	145	274	-
		6,874	(1,475)	5,059	1,762

Earnings (loss) per share - (in NIS)	(17J)
Basic earnings (loss) per share:
From continuing operation		(7.00)	42.55	(932.15)	(2.00)
From discontinued operations		0.25	(0.06)	3.84	-
		(6.75)	42.49	(928.31)	(2.00)
Diluted earnings (loss) per share:
From continuing operation		(7.00)	42.55	(932.15)	(2.00)
From discontinued operations		0.25	(0.06)	3.84	-
		(6.75)	42.49	(928.31)	(2.00)

The accompanying notes form an integral part of the financial statements.

6

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

Profit (loss) for the year	(314,922)	784,357	(1,565,010)	(80,710)

Other comprehensive income to be reclassified to profit or loss in subsequent periods:

Exchange differences arising from translation of foreign operations	(91,319)	24,262	(267,861)	(23,400)
Gain from cash flow hedge	2,081	702	4,439	533
Gain (loss) from available for sale investments net of reclassification reserve to profit and lost	-	(11,329)	3,545	-
Reclassification adjustments relating to foreign operations disposed of in the year	(32,454)	-	-	(8,317)
	(121,692)	13,635	(259,877)	(31,184)

Items not to be reclassified to profit or loss in subsequent periods(*):
Additions during the year	83,582	(79,393)	27,700	21,420
	83,582	(79,393)	27,700	21,420

Other comprehensive loss	(38,110)	(65,758)	(232,177)	(9,764)

Comprehensive income (loss)	(353,032)	718,599	(1,797,187)	(90,474)

Attributable to:
Equity holders of the Company	(206,504)	958,878	(1,328,500)	(52,922)
Non-controlling interest	(146,528)	(240,279)	(468,687)	(37,552)
	(353,032)	718,599	(1,797,187)	(90,474)

(*)      All amounts are presented net of related tax.

The accompanying notes form an integral part of the financial statements.

7

ELBIT IMAGING LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand NIS)

Balance - January 1, 2013	38,059	864,811	(191,700)	190,690	49,835	(553,629)	59,085	457,151	(168,521)	288,630	1,100,478	1,389,108
Loss for the year	-	-	-	-	-	-	(1,155,645)	(1,155,645)	-	(1,155,645)	(409,365)	(1,565,010)
Other comprehensive income (loss)	-	-	7,985	11,593	-	(202,257)	9,740	(172,939)	-	(172,939)	(59,323)	(232,262)
Transaction with non-controlling interest	-	-	1,853	-	-	-	-	1,853	-	1,853	1,106	2,959
Reclassification of a derivative (option) following change in terms	-	-	-	-	-	-	-	-	-	-	(11,819)	(11,819)
Exercise of options by employees	10	1,673	-	-	(1,683)	-	-	-	-	-	-	-
Expiration of options held by minority	-	4,804	-	-	-	-	-	4,804	-	4,804	(4,804)	-
Stock-based compensation expenses	-	-	-	-	660	-	-	660	-	660	7,734	8,394

Balance - December 31, 2013	38,069	871,288	(181,862)	202,283	48,812	(755,886)	(1,086,820)	(864,116)	(168,521)	(1,032,637)	624,007	(408,630)

(*)      Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

8

ELBIT IMAGING LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONT.)

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand NIS)

Balance - January 1, 2014	38,069	871,288	(181,862)	202,283	48,812	(755,886)	(1,086,820)	(864,116)	(168,521)	(1,032,637)	624,007	(408,630)
Profit (loss) for the year	-	-	-	-	-	-	1,008,999	1,008,999	-	1,008,999	(224,642)	784,357
Other comprehensive income (loss)	-	-	(10,789)	(71,734)	-	21,710	10,692	(50,121)	-	(50,121)	(15,637)	(65,758)
Issuance of shares	-	314,220	-	-	-	-	-	314,220	-	314,220	-	314,220
Stock based compensation expenses	-	-	-	-	715	-	-	715	-	715	4,321	5,036
Treasury stock and old stock cancellation	(38,069)	(130,452)	-	-	-	-	-	(168,521)	168,521	-	-	-
Transaction with non-controlling interest	-	-	(47,431)	-	-	-	-	(47,431)	-	(47,431)	131,443	84,012
Expiration and exercise of option	-	-	38,234	-	-	-	-	38,234	-	38,234	(38,234)	-

Balance - December 31, 2014	-	1,055,056	(201,848)	130,549	49,527	(734,176)	(67,129)	231,979	-	231,979	481,258	713,237

(*)      Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

9

ELBIT IMAGING LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONT.)

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand NIS)

Balance - January 1, 2015	-	1,055,056	(201,848)	130,549	49,527	(734,176)	(67,129)	231,979	-	231,979	481,258	713,237
Loss for the year	-	-	-	-	-	-	(186,150)	(186,150)	-	(186,150)	(128,772)	(314,922)
Other comprehensive income (loss)	-	-	8,007	60,783	-	(109,649)	20,504	(20,355)	-	(20,355)	(17,756)	(38,111)
Stock based compensation expenses	-	-	-	-	845	-	-	845	-	845	(175)	670
Transaction with non-controlling interest	-	-	(148,066)	37,413	-	94,933	8,142	(7,578)	-	(7,578)	(50,565)	(58,143)
Expiration of options held by minority	-	-	-	-	546			546		546	787	1,333
Cancelation of treasury stock and old stock	-	50,918	-	-	(50,918)	-	-	-	-	-	-	-

Balance - December 31, 2015	-	1,105,974	(341,907)	228,745	-	(748,892)	(224,633)	19,287	-	19,287	284,777	304,064

(*)      Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

10

ELBIT IMAGING LTD.

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (CONT.)

	Share capital	Share premium	Other reserves(*)	Revaluation of property, plant and equipment	Stock-based compensation reserve	Foreign currency translation reserve	Retained earnings	Gross amount	Treasury stock	Attributable to shareholders of the company	Non- Controlling interest	Total shareholders' equity
	(in thousand US$)

Balance - January 1, 2015	-	270,388	(51,729)	33,457	12,693	(188,154)	(17,204)	59,451	-	59,451	123,336	182,787
Loss for the year	-	-	-	-	-	-	(47,706)	(47,706)	-	(47,706)	(33,004)	(80,710)
Other comprehensive income (loss)	-	-	2,052	15,577	-	(28,100)	5,255	(5,216)	-	(5,216)	(4,550)	(9,766)
Stock based compensation expenses	-	-	-	-	217	-	-	217	-	217	(45)	172
Transaction with non-controlling interest	-	-	(37,947)	9,588	-	24,329	2,087	(1,943)	-	(1,943)	(12,957)	(14,900)
Expiration of options held by minority	-	-	-	-	140			140	-	140	202	342
Cancelation of treasury stock and old stock	-	13,050	-	-	(13,050)	-	-	-	-	-	-	-

Balance - December 31, 2015	-	283,438	(87,624)	58,622	-	(191,925)	(57,568)	4,943	-	4,943	72,982	77,925

(*)      Includes transactions with non-controlling interest reserve and hedging reserve.

The accompanying notes form an integral part of the financial statements.

11

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

CASH FLOWS FROM OPERATING ACTIVITIES

Profit (loss) for the year from continued operations	(321,796)	785,832	(1,570,069)	(82,472)

Adjustments to profit (loss):
Tax expenses (benefits) recognized in profit and loss	5,631	(2,287)	(30,937)	1,443
Finance expenses recognized in profit and loss	239,598	302,716	401,889	61,404
Financial gain from debt restructuring	-	(1,616,628)	-	-
Income tax paid in cash	(509)	(85)	(9,418)	(130)
Depreciation and amortization (including impairment)	123,145	582,745	828,297	31,559
Gain from fair value adjustment of investment property	-	-	20,282	-
Realization of foreign currency translation reserve in connection with sale operations	(56,063)	-	-	(14,368)
Profit from realization of subsidiary (Appendix A)	(4,147)	-	-	(1,063)
Loss (Profit) from realization of investments in associates and joint venture	(6,713)	(11,301)	17,863	(1,720)
Share in losses of associates, net	42,925	17,298	339,030	11,001
Loss (profit) from realization of assets and liabilities	(4,872)	1,328	(74)	(1,249)
Stock based compensation expenses	1,047	5,036	9,742	268
Other	(488)	(20,679)	(10,811)	(125)
Trade accounts receivables	3,415	5,538	(357)	875
Receivables and other debit balances	10,968	22,739	43,311	2,811
Inventories	(118)	198	(36)	(30)
Trading property and payment on account of trading property	181,680	214,171	(11,050)	46,561
Suppliers and service providers	(7,095)	(970)	(22,284)	(1,818)
Payables and other credit balances	(13,241)	(6,022)	(17,405)	(3,393)
Net cash provided by (used in) operating activities of continuing operations	193,367	279,629	(12,027)	49,554
Net cash provided by (used in) discontinued operating activities	(2,014)	1,506	(4,846)	(516)

Net cash provided by (used in) operating activities	191,353	281,135	(16,873)	49,038

The accompanying notes form an integral part of the financial statements.

12

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

CASH FLOWS FROM INVESTING ACTIVITIES

Proceeds from realization of investments in subsidiaries (Appendix A)	192,026	-	-	49,212
Purchase of property plant and equipment, investment property and other assets	(23,630)	(4,525)	(15,026)	(6,056)
Proceeds from realization of property plant and equipment	12,916	7,230	-	3,310
Proceeds from realization of investment property	-	-	37,600	-
Proceeds from realization of investments in associates and joint venture	76	-	96,052	19
Investments in associates and other companies	-	(3,193)	(359)	-
Proceed from realization of long-term deposits and long-term loans	10,197	-	45,039	2,613
Investment in long-term deposits and long-term loans	-	(3,365)	-	-
Interest received in cash	1,404	3,730	7,550	360
Proceed from sale of available for sale marketable securities	-	-	57,625	-
Purchase of available for sale marketable securities	-	-	(6,831)	-
Short-term deposits and marketable securities, net and changes in restricted cash	5,070	47,186	140,204	1,299
Net cash provided by continued investing activities	198,059	47,063	361,854	50,757
Net cash provided by (used in) discontinued investing activities	37,737	(7,913)	(7,337)	9,671

Net cash provided by investing activities	235,796	39,150	354,517	60,428

The accompanying notes form an integral part of the financial statements.

13

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from re-issuance of notes	-	-	75,772	-
Interest paid in cash	(129,350)	(153,561)	(97,994)	(33,150)
Purchase of non-controlling interest	(62,059)			(15,904)
Proceeds from long-term borrowings	-	42,715	3,412	-
Repayment of long-term borrowings	(377,406)	(247,709)	(423,861)	(96,721)
Proceeds from selling (purchasing) of derivatives	(1,610)	-	(8,136)	(413)
Proceeds from transactions with non-controlling interests, net	-	54,885	101	-
Proceed from short-term credit	-	7,152	-	-
Repayment of short-term credit	(6,997)	-	(85,962)	(1,793)
Net cash used in continued financing activities	(577,422)	(296,518)	(536,668)	(147,981)
Net cash provided by (used in) discontinued financing activities	(2,135)	2,000	(8,006)	(547)

Net cash used in financing activities	(579,557)	(294,518)	(544,674)	(148,528)

Increase (decrease) in cash and cash equivalents	(152,408)	25,767	(207,030)	(39,062)

Cash and cash equivalents at the beginning of the year	323,182	311,181	528,251	82,825

Cash and cash equivalents related to discontinued operations at the end of the year	-	(6,290)	-	-

Net effect on cash due to currency exchange rate changes	(12,923)	(7,476)	(10,040)	(3,312)

Cash and cash equivalents at the end of the year	157,851	323,182	311,181	40,451

The accompanying notes form an integral part of the financial statements.

14

ELBIT IMAGING LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS (CONT.)

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000

APPENDIX A - Proceeds from realization of investments in subsidiaries

Working capital (excluding cash), net	(15,591)	-	-	(3,996)
Property, plant equipment and other assets	203,470	-	-	52,145
Profit from realization of subsidiaries	4,147	-	-	1,063

	192,026	-	-	49,212

The accompanying notes form an integral part of the financial statements.

15

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	GENERAL

A.	Elbit Imaging Ltd. ("the Company") was incorporated in Israel. The Company's registered office is at 7 Mota Gur Street Petach-Tikva, Israel. The Company's shares are registered for trade on the Tel Aviv Stock Exchange and in the United States on the NASDAQ Global Select Market.

B.	The Group engages, directly and through its investee companies, in Israel and abroad, mainly in the following areas:
●	Commercial centers - initiation, construction, and sale of commercial centers and other mixed-use property projects, predominantly in the retail sector, located in Central and Eastern Europe. In certain circumstances and depending on market conditions, the Group operates and manages commercial centers prior to their sale.
●	Hotel - hotel operation and management of the Radisson hotel Complex in Bucharest Romania. For the selling of the Belgium hotels in June 2015 see note 9 G
●	Medical industries and devices - (a) research and development, production and marketing of magnetic resonance imaging guided focused ultrasound treatment equipment, and (b) development of stem cell population expansion technologies and stem cell therapy products for transplantation and regenerative medicine.
●	Plots in India - plots designated for sale which were initially designated to residential projects.
●	With regards to the sale of the operation and business of "Mango" retail stores in Israel to Fox-Wisel Ltd. ("Fox") on January, 5 2015, see note 20. Accordingly, this operation is presented in these financial statements as discontinued operation.

C.	Financial position:

The Company's separate financial statements include liabilities to bank Hapoalim and towards Series H and Series I notes, in the aggregate principal amount of approximately NIS 792 million. NIS 214 million (principal plus interest) will become due till the end of 2017 and NIS 403 (principal and interest) will become due in May 2018. In addition, the Company has certain operational expenses for its ongoing operations.

The Company has prepared a projected cash flow until June 2018, which includes the anticipated sources that to the Company's estimation, are expected to serve the repayment of its financial liabilities mentioned above. The main anticipated sources included in the Company's projected cash flow are (i) cash and cash equivalents (on its separate financial statements) of approximately NIS 72 million (ii) net cash expected to be generated from the refinance and the sale of the Company's hotel in Bucharest, in the amount of approximately NIS 467 million; (iii) net cash from the sale of our share in the Bangalore project in India in the amount of NIS 82 million as per the Agreement signed on December 2, 2015 and (iii) other sources including the partial sale of shares in our held companies in the medical field in the amount approximately NIS 50 million. It should be noted, that the projected cash flow is based on the Company's forward-looking plans, assumptions, estimations, predictions and evaluations which rely on the information known to the Company at the time of the approval of these financial statements (collectively, the "Assumptions"). The materialization, occurrence consummation and execution of the events and transactions and of the Assumptions on which the projected cash flow is based, including with respect to the proceeds and timing thereof, are not certain and are subject to factors beyond the Company's control as well as to the consents and approvals of third parties and certain risks factors. Therefore, delays in the realization of our assets and investments or realization at lower price than expected by us, as well as any other deviation from our Assumptions, could have an adverse effect on our cash flow and our ability to serve our indebtedness on a timely manner.

16

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 -	GENERAL (Cont.)

C.	Financial position: (Cont.)

The Company's Board of directors is of the opinion, based on the projected cash flow and the Assumptions described, that the Company can execute its plans and that it would be able to serve its indebtedness in the foreseeable future.

In light of the foregoing, the Company's board of directors is of the opinion that, the Company is a going concern and hence, the consolidated financial statements of the Company as of December 31, 2015 were prepared based on going concern assumption.

D.	Definitions:

The Company	-	Elbit Imaging
Group	-	The Company and its Investees
Investees	-	Subsidiaries, joint ventures and associates
PC	-	Plaza Centers N.V. Group, a subsidiary of the Company, operating mainly in the field of commercial centers and is traded in the Main Board of the London Stock Exchange, the Warsaw stock Exchange (“WSE”) and Tel Aviv Stock Exchange. As of December 31, 2015 the Company holds 44.9% in PC.
Elbit Medical	-	Elbit Medical Technologies Ltd., a public Israeli company traded on the Tel Aviv Stock Exchange. As for December 31, 2015, the Company holds 89.9% of Elbit Medical share capital (86.2% on a fully diluted basis.)
Related parties	-	As defined in International Accounting Standard ("IAS") no. 24 see note 18.

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES

A.	Statement of compliance:

The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRSs") as issued by the International Accounting Standards Board ("IASB").

B.	Basis for preparation:

The consolidated financial statements have been prepared on the historical cost basis except for (i) financial instruments measured at fair value; (ii) certain trading property measured at net realizable value (see note 2W.(1)a.); and (iii) certain property, plant and equipment (hotels) presented at the revaluation model (based on fair value) (see note 2W.(1) e). The principal accounting policies are set out below.

C.	Presentation of the income statements:

The Group operations are characterized by diverse activities. Accordingly, management believes that its income statements should be presented in the “Single - step form”. According to this form, all costs and expenses (including general and administrative and financial expenses) should be considered as continuously contributing to the generation of the overall revenues and gains. Management also believes that its operating expenses should be classified by function to: (i) those directly related to each revenue (including general and administrative expenses and selling and marketing expenses relating directly to each operation); and (ii) overhead expenses which serve the business as a whole and are to be determined as general and administrative expenses.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

D.	Convenience translation:

The balance sheet as of December 31, 2015 and statement of income, statement of other comprehensive income, statement of changes in shareholders' equity and statement of cash flows for the year then ended have been translated into U.S. Dollar using the representative exchange rate as of that date ($1= NIS 3.9). Such translation was made solely for the convenience of the U.S. readers. The dollar amounts so presented in these financial statements should not be construed as representing amounts receivable or payable in dollars or convertible into dollars but only a convenience translation of reported NIS amounts into U.S. Dollar, unless otherwise indicated. The convenience translation supplementary financial data is unaudited and is not presented in accordance with IFRSs.

E.	Operating cycle:

Due to the lingering real estate and financing crisis in CEE, in which the Group's majority of commercial centers are located, the Group is lacking sufficient historical experience of realizing its commercial centers into cash or cash equivalents. Accordingly, the Group is unable to clearly identify its actual operating cycle with respect to trading property. As such, the Group's operating cycle relating to trading property and corresponding borrowings is 12 months. As a result, trading property and borrowings associated therewith arepresented as non–current assets and non-current liabilities, respectively.

F.	Basis for consolidation:

(i)	Assessment of control

The consolidated financial statements incorporate the financial statements of the Company and entities controlled by the Company ("Subsidiaries"). Control is achieved where the Company:

●	Has the power over the investee;
●	Is exposed, or has rights, to variable returns from its involvement with the investee;
●	Has the ability to use its power to affect its returns.

Consolidation of a subsidiary begins when the Company obtains control over the subsidiary and ceases when the Company loses control of the subsidiary. Specifically, income and expenses of a subsidiary acquired or disposed of during the year are included in the consolidated statement of profit or loss and other comprehensive income from the date the Company gains control until the date when the Company ceases to control the subsidiary.

Profit or loss and each component of other comprehensive income are attributed to the owners of the Company and to the non-controlling interests. Total comprehensive income of subsidiaries is attributed to the owners of the Company and to the non-controlling interests even if this results in the non-controlling interests having a deficit balance.

When necessary, adjustments are made to the financial statements of subsidiaries to bring their accounting policies into line with the Group's accounting policies.

All intragroup assets and liabilities, equity, income, expenses and cash flows relating to transactions between members of the Group are eliminated in full on consolidation.

As for de facto control of the Company in PC see W(2)c below.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

F.	Basis for consolidation: (Cont.)

(ii)	Changes in the Group's ownership interests in existing subsidiaries

Changes in the Group's ownership interests in subsidiaries that do not result in the Group losing control over the subsidiaries are accounted for as equity transactions. The carrying amounts of the Group's interests and the non-controlling interests are adjusted to reflect the changes in their relative interests in the subsidiaries. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognized directly in equity and attributed to owners of the Company.

When the Group loses control of a subsidiary, a gain or loss is recognized in profit or loss and is calculated as the difference between (i) the aggregate of the fair value of the consideration received and the fair value of any retained interest and (ii) the previous carrying amount of the assets (including goodwill), and liabilities of the subsidiary and any non-controlling interests. All amounts previously recognized in other comprehensive income in relation to that subsidiary are accounted for as if the Group had directly disposed of the related assets or liabilities of the subsidiary (i.e. reclassified to profit or loss or transferred to another category of equity as specified/permitted by applicable IFRSs). The fair value of any investment retained in the former subsidiary at the date when control is lost is regarded as the cost on initial recognition of an investment in an associate.

G.	Investments in associates and joint ventures:

An associate is an entity over which the Group has significant influence. Significant influence is the power to participate in the financial and operating policy decisions of the investee but is not control or joint control over those policies.

A joint venture is a joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint arrangement. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control.

The results and assets and liabilities of associates or joint ventures are incorporated in these consolidated financial statements using the equity method of accounting. Under the equity method, an investment in an associate or a joint venture is initially recognized in the consolidated statement of financial position at cost and adjusted thereafter to recognize the Group’s share of the profit or loss and other comprehensive income of the associate or joint venture. When the Group’s share of losses of an associate or a joint venture exceeds the Group’s interest in that associate or joint venture (which includes any long-term interests that, in substance, form part of the Group’s net investment in the associate or joint venture), the Group discontinues recognizing its share of further losses. Additional losses are recognized only to the extent that the Group has incurred legal or constructive obligations or made payments on behalf of the associate or joint venture.

An investment in an associate or a joint venture is accounted for using the equity method from the date on which the investee becomes an associate or a joint venture. On acquisition of the investment in an associate or a joint venture, any excess of the cost of the investment over the Group’s share of the net fair value of the identifiable assets and liabilities of the investee is recognized as goodwill, which is included within the carrying amount of the investment.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

G.	Investments in associates and joint ventures (Cont.):

In circumstances where the Group's interest in an investee company is in the form of mixed securities (such as ordinary shares, preferred shares or other senior securities, or loans), the Group records equity losses in excess of the Group's investment in the ordinary shares of the investee based on the priority liquidation mechanism, that is, allocating the loss to the other components in reverse order to the their seniority in liquidation.

Where necessary, adjustments are made to the financial statements of associates to adjust their accounting policies with those of the Company.

The requirements of IAS 39 are applied to determine whether it is necessary to recognize any impairment loss with respect to the Group’s investment in an associate or a joint venture. When necessary, the entire carrying amount of the investment (including goodwill) is tested for impairment in accordance with IAS 36 Impairment of Assets as a single asset by comparing its recoverable amount (higher of value in use and fair value less costs to sell) with its carrying amount. Any impairment loss recognized forms part of the carrying amount of the investment. Any reversal of that impairment loss is recognized in accordance with IAS 36 to the extent that the recoverable amount of the investment subsequently increases.

H.	Foreign currency:

(i)	Foreign currency transactions:

The financial statements of each individual entity of the Group are presented based on its functional currency. Transactions in currencies other than each individual entity's functional currency (foreign currency) are translated into that entity's functional currency based on the foreign exchange rate prevailing at the date of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated to the functional currency using the foreign exchange rate prevailing at the balance sheet date. Non-monetary assets and liabilities that are measured in terms of historical cost in a foreign currency are translated using the historical exchange rate prevailing at the date of the transaction. Non-monetary assets and liabilities carried at fair value that are denominated at foreign currency are translated at the exchange rates prevailing at the date when the fair value was determined.

Exchange rate differences as a result of the above are recognized in statement of income, except for: (i) exchange rate differences capitalized to qualified assets (see note 2S); (ii) exchange rate differences charged to foreign currency translation reserve (see (ii) below); and (iii) exchange rate differences charge to revaluation of property plant and equipment carried at fair value (see note 2L)

(ii)	Financial statements of foreign operations:

For the purpose of the consolidated financial statements, the assets and liabilities of foreign operations (the functional currency of each is the currency of the primary economic environment in which it operates) are translated to New Israeli Shekels ("NIS") which is the functional currency and the presentation currency of the Company, based on the foreign exchange rates prevailing at the balance sheet date. The revenues and expenses of foreign operations are translated to the functional currency of the Company based on exchange rates as at the date of each transaction or for sake of practicality using average exchange rates for the period.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

H.	Foreign currency (Cont.):

(ii)	Financial statements of foreign operations: (Cont.)

Foreign exchange rate differences arising from translation of foreign operations are recognized directly to foreign currency translation reserve within other comprehensive income.

Exchange rate differences attributable to monetary items receivable from or payable to a foreign operation for which settlement is neither planned nor likely to occur, which form part of the net investment in a foreign operation are also included in the foreign currency translation reserve.

On the disposal of a foreign operation (i.e. a disposal of the Group's entire interest in a foreign operation, or a disposal involving loss of control over a subsidiary that includes a foreign operation, a disposal involving loss of joint control over a jointly controlled entity that includes a foreign operation, or a disposal involving loss of significant influence over an associate that includes a foreign operation), all of the exchange differences accumulated in the equity reserve in respect of that operation attributable to the owners of the Company are reclassified to profit or loss.

In the case of a partial disposal that does not result in loss of control by the Group over a subsidiary that includes a foreign operation, the proportionate share of accumulated exchange differences are re-attributed to or from non-controlling interests and are not recognized in profit or loss. For all other partial disposals (i.e. reductions in the Group's ownership interest in associates or jointly controlled entities that do not result in the Group losing significant influence or joint control), the proportionate share of the accumulated exchange differences is reclassified to profit or loss.

(iii)	Rates of exchange of NIS, in effect, in relation to foreign currency (in NIS) are as follows:

	December 31
	2 0 1 5	2 0 1 4

U.S. Dollar ($)	3.902	3.889
EURO (€)	4.247	4.725
Romanian New Lei (RON)	0.938	1.0541
Indian Rupee (INR)	0.058	0.0614

Scope of change in the exchange rate, in effect, of the NIS in relation to the foreign currencies (%):

	December 31
	2 0 1 5	2 0 1 4	2 0 1 3

U.S. Dollar ($)	-	12	(7)
EURO (€)	(10)	(1)	(3)
Romanian New Lei (RON)	(11)	(1)	(4)
Indian Rupee (INR)	(5)	10	(18)

21

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

I.	Cash and cash equivalents:

Cash equivalents include unrestricted readily convertible to a known amount of cash, maturity period of which, as at the date of investments therein, does not exceed three months.

J.	Financial assets:

Financial assets of the Group are classified mainly as loans and receivables. Financial assets are initially measured at fair value

Loans and receivable consist of trade receivables, deposits in banks, and financial institutions, loans, and other receivables that have fixed or determinable payments that are not quoted in an active market. Loans and receivables are measured at amortized cost using the effective interest method less any impairment. Interest income is recognized by applying the effective interest rate, except for short-term receivables where the recognition of interest is considered immaterial.

K.	Trading property and prepayment:

Real estate properties for future sale (inventory) are classified as trading properties and are stated at the lower of cost and net realizable value. The Group's trading properties are divided to three different classes (operational, under development and undeveloped) and the following present the different methods to determine the net realizable value:

(1)	Net realizable value for operating trading property is the estimated selling price in the ordinary course of business less estimated costs necessary to execute the sale.

(2)	Net realizable value of trading property, which as per management judgment, will not be developed in the foreseeable future, is determined based on the fair value of each asset as-is, using either the comparable method or based on the residual value whereby all the items used in such valuation as mentioned below (i.e.: selling price and estimated cost for completion and executing the sale) are discounted in the applicable discount rate without taking into account the developer's profit.

(3)	Net realizable value for trading property under construction or development or that is intended by management for development was determined using the fair value based on the residual method. See also note 2W(1)a.

Costs of trading properties include costs directly associated with their purchase (including payments for the acquisitions of leasehold rights, borrowing cost, wages and stock-based compensation expenses) and all subsequent direct expenditures for the development and construction of such properties. Advance payments on account of trading property are recorded at their cost price and classified as trading property only after the purchase.

Cost of trading property is determined mainly on the basis of specific identification of their individual costs (other than non-specific borrowing costs capitalized to the cost of trading property).

As for borrowing costs capitalized to trading property - see note 2S.

As for write down of trading property - see note 2W(1) a.

As for the operating cycle of trading property - see note 2E.

22

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

L.	Property plant and equipment:

(i)	The Group's hotel are presented in the consolidated balance sheets according to the revaluation model.

Revaluations are carried out on a regular basis (generally each half year). A change in the value of the hotels resulting from revaluation or from exchange rate differences is attributable to other comprehensive income (any revaluation reserve is net of applicable deferred taxes).

The reserve derived from the revaluation of the hotels is transferred to retained earnings over the period for which the hotels are used by the Group. The transferred amounts equal the difference between the depreciation charge based on the revalued carrying amounts of the hotels and the depreciation charge based on the hotels' original cost. When a revaluated hotel is sold, the remaining amount in the revaluation reserve with respect to the same hotel (including any tax expenses) is directly transferred to retained earnings.

Other property plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses. Improvements and renovations are charged to cost of assets. Maintenance and repair costs are charged to the statement of income as incurred.

(ii)	Depreciation is calculated by the straight-line method over the assets estimated useful lives. Leasehold improvements are amortized over the estimated useful period of use not exceeding the lease period (including the period of renewal options that the Group intends to exercise).

Annual depreciation rates are as follows:

%

Hotel	1-4
Other buildings	2.0 - 2.5
Building operating systems	7.0 (average)
Others (*)	6.0 - 33.0

(*)	Consists mainly: office furniture and equipment, machinery and equipment, electronic equipment, computers and peripheral equipment.

23

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

M.	Income taxes:

Income tax expense represents the sum of the tax currently payable and deferred tax.

Current taxes

Tax currently payable is based on taxable profit for the year. Taxable profit differs from profit as reported in the income statement because it excludes items of income or expense that are taxable or deductible in other years and it further excludes items that are non-taxable or deductible for tax purposes. The Group’s liability for current tax is calculated using tax rates that have been enacted or substantively enacted as of the balance sheet date.

Deferred taxes

Deferred taxes are calculated in respect of all temporary differences, including (i) differences between the carrying amounts of assets and liabilities in the financial statements and the corresponding tax bases used in the computation of taxable profit; and (ii) tax losses and deductions that may be carried forward for future years or carried backwards for previous years.

Deferred taxes are not recognized if the temporary difference arises from the initial recognition (other than in a business combination) of other assets and liabilities in a transaction that affects neither the taxable profit nor the accounting profit.

The calculation of deferred tax liabilities does not include taxes that would have arisen in the event of a realization of investments in certain investee companies or upon receiving their retained earnings as dividends, since it is management's policy not to realize these investees nor to declare dividend out of their retained earnings, or other form of profit distributions, in the foreseeable future, in a manner which entails additional substantial tax burden on the Group. For certain other Group's investee companies, which management’s intention is to realize or to distribute their retained earnings as taxable dividend, tax liabilities (current and deferred) are recorded.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the period in which the liability is to be settled or the asset is to be realized, based on tax rates and laws that have been enacted or substantively enacted as of the balance sheet date. The measurement of deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the Group expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax asset is recorded to the extent that it is probable that it would be realized against future taxable profits. The carrying amount of deferred tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profits will be available to allow all or part of the asset to be recovered in the future.

Deferred tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current tax liabilities and when they relate to income taxes levied by the same taxation authority and the Group intends to settle its current tax assets and liabilities on a net basis.

Current and deferred taxes are recognized as an expense or income in profit or loss, except when they relate to items credited or debited directly to equity or in other comprehensive income, in which case the tax effect is also recognized directly in equity or in other comprehensive income;

24

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

N.	Financial liabilities and equity instruments issued by the Group:

Equity instruments

An equity instrument is any contract that represents a residual interest in the assets of an entity after deducting all of its liabilities. Equity instruments are recorded at the proceeds received, net of direct issuance costs.

Financial liabilities

Financial liabilities at amortized cost of the Group consist of short-term credits, current maturities of long-term borrowing suppliers and service providers, borrowings and other payables, which are initially measured at fair value, net of transaction costs. Other financial liabilities are subsequently measured at amortized cost using the effective interest method, unless recognition of interest is immaterial.

The effective interest method is a method of calculating the amortized cost of a financial liability and of allocating the interest expense over the relevant period. The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability or, when appropriate, a shorter period to the net carrying amount of the financial liability. When calculating the effective interest rate, the Group estimates cash flows considering all contractual terms of the financial liability (for example, prepayment, call and similar options). The calculation includes all fees and points paid or received between parties to the contract that are an integral part of the effective interest rate, transaction costs, and all other premiums or discounts.

When the Group revises its estimates of payments, it adjusts the carrying amount of the financial liability  to reflect actual and revised estimated cash flows. The Group recalculates the carrying amount by computing the present value of estimated future cash flows at the financial liability’s original effective interest rate. The adjustment is recognised in profit or loss as  a financial expense.

The Company has Consumer Price Index ("CPI")-linked financial liabilities that are not measured at fair value through profit or loss. For these liabilities, the Company determines the effective interest rate as a real rate plus linkage differences according to the actual changes in the CPI through each balance sheet date. Rate of decrease in the Israeli CPI in 2015 was -0.9% (2014- increase of -0.1%; 2013 - increase of 1.9%).

Buyback of notes and loans

The Group derecognizes a financial liability from its statement of financial position when repurchasing its notes or its loans. The difference between the carrying amount of the notes or the loans repurchased at the repurchase date and the consideration paid is recognized in profit or loss.

For the accounting treatment of modification of debt see note 3A and B.

25

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

O.	Derivative financial instruments and hedge accounting:

The Group enters into a variety of derivative financial instruments, some of which are intended to mitigate its exposure to interest rate and foreign exchange rate risks, including interest rate swaps and cross currency swaps. Further details of derivative financial instruments are disclosed in note 21.

Derivatives are initially recognized at fair value at the date the derivative contract is entered into and are subsequently re-measured at their fair value each balance sheet date. The resulting gain or loss from a derivative is immediately recognized in profit and loss unless the derivative is designated and effective as a hedging instrument, in which event the timing of the recognition in profit or loss depends on the nature of the hedge relationship. The Group designates certain derivatives as cash flow hedges. A derivative is presented as a non-current asset or a non-current liability if the remaining maturity of the derivative is more than 12 months and as a current asset or a current liability if the remaining maturity of the derivative is less than 12 months.

Hedge accounting

The Group designates certain hedging instruments, which include derivatives in respect of exposure to interest, at cash flow hedges. At the inception of the hedge relationship the Group documents the relationships between the hedging instrument and the hedged item, along with its risk-management objectives and its strategy for undertaking various hedge transactions. Furthermore, at the inception of the hedge and on an ongoing basis, the Group documents whether the hedging instrument used in a hedging relationship is highly effective in offsetting changes in cash flows of the hedged item. Movements in the hedging reserve in equity are detailed in the statement of other comprehensive income ("OCI").

■	Cash flow hedge

The effective portion of changes in the fair value of derivatives is deferred in OCI. The gain or loss relating to the ineffective portion is recognized immediately in profit or loss. Amounts deferred in OCI are recycled in profit or loss in the periods when the hedged item is recognized in profit or loss. Hedge accounting is discontinued when the Group revokes the hedging relationship, the hedging instrument expires or is sold, terminated, or exercised, or no longer qualifies for hedge accounting. Any cumulative gain or loss deferred in OCI at that time remains in OCI and is recognized in profit or loss when the forecasted transaction is ultimately recognized in profit or loss. When a forecasted transaction is no longer expected to occur, the cumulative gain or loss that was deferred in OCI is recognized immediately in profit or loss.

P.	Provisions and Contingent Assets:

Provisions - Provisions are recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is more likely than not (probable) that the Group will be required to settle the obligation, and a reliable estimate can be measured with respect to the amount of the obligation. The amount recognized as a provision is the best estimate of the consideration required to settle the present obligation as of the balance sheet date, taking into account the risks and uncertainties associated with the obligation. Where a provision is measured using the cash flows estimated to settle the present obligation, its carrying amount is the result of the discounted expected cash flows, as long as the effect of discounting is material.

26

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

Q.	Share-based payments:

Equity-settled share-based payments to employees and others providing similar services are measured at the fair value of the equity instrument at the grant date. The Fair value is measured using the Black and Scholes ("B&S") model except for capped-Stock Appreciation Rights ("SAR") for which the Group is using the binomial model. The expected life used in the B&S model has been adjusted, based on management’s best estimate, for the effects of non-transferability, exercise restrictions and behavioral considerations. The fair value determined at the grant date of the equity-settled share-based payments is expensed on a straight-line basis for each award over the vesting period, based on the Group’s estimate of shares that will eventually vest.

R.	Revenue recognition:

General - The Group recognizes revenue and gains when the amount of revenue, or gain, can be reliably measured, it is probable that future economic benefits will flow to the entity and specific criteria have been met for each of the Group’s activities as described below. The Group bases its estimates on historical results, taking into consideration the type of customer, the type of transaction and specifics of each arrangement.

(i)	Rental income from commercial centers - Revenues from leasing of property and management fees, as well as rental income relating to the operations of commercial centers are measured at the fair value of the consideration received or receivable. The lease incentives granted are recognized as an integral part of the total rental income, over the term of the lease.

The leases generally provide for rent escalations throughout the lease term. For these leases, the rental income is recognized on a straight line basis so as to produce a constant periodic rent over the term of the lease. Accordingly, accrued rental income recognized on a straight line basis, represents unbilled rent receivables that the Group will receive only if the tenant makes all rent payments required through the expiration of the initial term of the lease. The leases may also provide for contingent rent based on a percentage of the lessee’s gross sales or contingent rent indexed to further increases in the Consumer Price Index (CPI). For contingent rentals that are based on a percentage of the lessee’s gross sales, the Group recognizes contingent rental income when the change in the factor on which the contingent lease payment is based, actually occurs. Rental income for lease escalations that are indexed to future increases in the CPI, are recognized once the changes in the index have occurred.

(ii)	Revenues from hotel operations are recognized upon performance of service.

27

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

R.	Revenue recognition (Cont.):

(iii)	Revenues and Gains from sales of real estate assets (including hotels), property, plant and equipment and trading properties are recognized when all the following conditions are satisfied:

a.	the Group has transferred to the buyer the significant risks and rewards of ownership of the asset sold;
b.	the Group retains neither continuing managerial involvement to the degree usually associated with ownership nor effective control over the asset sold;
c.	the amount of income can be measured reliably;
d.	it is probable that the economic benefits associated with the transaction will flow to the Group (including the fact that the buyer's initial and continuing investment is adequate to demonstrate commitment to pay);
e	the costs incurred or to be incurred in respect of the transaction can be measured reliably; and
f.	there are no significant acts that the Group is obliged to complete according to the sale agreement.

For the Group, these conditions are usually fulfilled upon the closing of a binding sale contract.

S.	Capitalization of borrowing costs:

Borrowing costs directly attributable to the acquisition, construction or production of qualifying assets are capitalized to the cost of those assets. A qualifying asset is an asset that necessarily takes a substantial period of time to get it ready for its intended use or sale. Investment income earned on the temporary investment of specific borrowings pending their expenditure on qualifying assets is deducted from the borrowing costs eligible for capitalization.

Borrowing costs qualified for capitalization include mainly: Interest expenses, amortization of cost of raising debt and foreign exchange on borrowing to the extent that they are considered as an adjustment to interest costs.

Capitalization of borrowing costs to qualifying assets commences when the Group starts the activities for the preparation of the asset for its intended use or sale and continues, generally, until the completion of substantially all the activities necessary to prepare the asset for its designated use or sale (i.e. when the commercial center is ready for lease).

In certain cases, the Group ceases to capitalize borrowing cost if management decides that the asset can no longer be defined as a "qualifying asset". In other circumstances, capitalization is suspended for certain time periods, generally where the efforts to develop a project are significantly diminished due to inter-alia lack of external finance, or ongoing difficulties in obtaining permits. The conclusions whether an asset is qualified for capitalization or not, or whether capitalization is to be suspended, are also dependent on management plans with regard to the specific asset, such as the ability to raise bank loans, find anchors and local market conditions that support or postpone the construction of the project.

28

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

T.	Earning (loss) per share:

The Company presents basic and diluted earnings (loss) per share with respect to continued and discontinued operation. Basic earnings per share is computed by dividing income (loss) attributable to holders of ordinary shares of the Company, by the weighted average number of the outstanding ordinary shares during the period. In the computation of diluted earnings per share, the Company adjusts its income (loss) attributable to its ordinary shareholders for its share in income (loss) of investees by multiplying their diluted earnings per share by the Company's interest in the investees including its holding in dilutive potential ordinary shares of the investees. In addition, the Company adjusts the weighted average outstanding ordinary shares for the effects of all the dilutive potential ordinary shares of the Company. On August, 2014 the company executed reverse stock split of its ordinary shares, therefore the earnings (loss) per share for previous periods was retrospectively adjusted. See also note 15.

U.	Statement of cash flows:

Investments in, and payments on account of, trading property are included as cash flow from operating activities. Interest and dividend received from deposits and investments are included as cash flow from investing activities. Interest paid on the Group's borrowings (including interest capitalized to qualifying assets) and cash flows arising from changes in ownership interests in a subsidiary that do not result in a loss of control are included as cash flow from financing activities.

V.	Discontinued operation

A discontinued operation is a component of the Group’s business, the operations and cash flows of which can be clearly distinguished from the rest of the Group and which:

(1)	Represents a separate major line of business or geographical area of operations;
(2)	Is part of a single co-ordinated plan to dispose of a separate major line of business or geographical area of operations; or
(3)	Is a subsidiary acquired exclusively with a view to re-sale.

Classification as a discontinued operation occurs on disposal or when the operation meets the criteria to be classified as held-for-sale, if earlier.

When an operation is classified as a discontinued operation, the comparative statement of comprehensive income and cash flow is re-presented as if the operation had been discontinued from the start of the comparative year.

W.	Critical judgment in applying accounting policies and use of estimates:

In the application of the Group’s accounting policies, management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources. The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant. Actual results may differ from these estimates. The estimates and underlying assumptions are reviewed on an ongoing basis, and revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods. In addition, in the process of applying the Group's accounting policies, management makes various judgments, apart from those involving estimations, that can significantly affect the amounts recognized in the financial statements.

29

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

The followings are the critical judgments and key sources of estimation that management has made while applying the Group’s accounting policies and that have the most significant effect on the amounts recognized in these financial statements.

(1)	Use of estimates

(a)	Write down of trading properties

The recognition of a write down to the Group's trading properties is subject to a considerable degree of judgment and estimates, the results of which, when applied under different principles, conditions and assumptions, are likely to result in materially different results and could have a material adverse effect on the Group's consolidated financial statements.

This valuation becomes increasingly difficult as it relates to estimates and assumptions for projects in the preliminary stage of development in addition to current economic uncertainty and the lack of transactions in the real estate market in the CEE and India for same or similar properties.

Management is responsible for determining the net realizable value of the Group’s trading properties. In determining net realizable value of the vast majority of trading properties, management utilizes the services of an independent third party recognized as a specialist in valuation of properties. Independent valuation reports for the Group's trading properties as of December 31 2015 and 2014 were prepared by Cushman & Wakefield.

The Group reviews the valuation methodologies utilized by the independent third party valuator service for each property. The main features included in each valuation are:

1.	Operating trading properties (mainly commercial centers)

The net realizable value of operating commercial centres includes the rental income from current leases and assumptions in respect of additional rental income from future leases in the light of current market conditions. The net realizable value also reflects, on a similar basis, any cash outflows that could be expected in respect of the property. The Group uses assumptions that are mainly based on market conditions existing at the reporting date.

The principal assumptions underlying management’s estimation of net realizable values for operating commercial centres are those related to the receipt of contractual rentals, expected future market rentals, void periods, maintenance requirements and appropriate discount rates. These valuations are regularly compared to actual market yield data and actual transactions made by the Group and those reported by the market, if available. Expected future rentals are determined on the basis of current market rentals for similar properties in the same location and condition.

30

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

(a)	Write down of trading properties (Cont.)

2.	Undeveloped trading properties

The vast majority of the Group's undeveloped real estate assets are lands which are designated for development of commercial centers.

The net realizable value for an undeveloped project is determined based on the Group business plans for the specific project as of the balance sheet date.

Some of the Group's lands are designated for future development in the foreseeable future. Other undeveloped lands are planned to be sold at their current status. A considerable degree of Judgment is required in order to determine whether a specific real estate project can be developed in the foreseeable future or not. The most significant factors in such decision are: market condition in the surrounding area of the project, availability of bank financing for the development, competition in the area, zoning and building permits to the Project, the liquidity of the Group and its ability to invest equity into the project, the ability of the Group to enforce the joint development agreement on its partners in our Joint venture project (mainly plots designated for residential project in India), the scale of the project and the ability of the Group to execute it and others. As explained below, the status of the project, as determined by management in each reporting period, also determines the net realizable value which will be used in the preparation of the financial statements. Therefore a change in each of the factors mentioned below may lead to a change in the status of a project (from project designated for future development to project in hold) and may cause an additional write down which was not recognized in these financial statement;

As for accounting policies in respect of the measurement of net realizable value for undeveloped trading property – see note K above.

31

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

(a)	Write down of trading properties (Cont.)

2.	Undeveloped trading properties (Cont.)

2.1	Critical assumptions under the residual method

The Group's trading properties which are designated by management for development in the foreseeable future are usually measured using the residual method. Estimations of fair value under the residual method involve in general, critical estimations and takes into account special assumptions in the valuations, many of which are difficult to predict, in respect of the future operational cash flows expected to be generated from the real-estate asset, yield rate which will be applied for each real estate asset, estimate of developer's profit and time line to commencement of the construction of the project. Actual results could be significantly different than the estimates and could have a material effect on the financial results.

Determination of the operational cash flow expected to be generated from the real estate asset is based on reasonable and supportable assumptions as well as on historical results adjusted to reflect the Group's best estimate of future market and economic conditions that management believes will exist during the remaining useful life of the assets. Such determination is subject to significant uncertainties. In preparing these projections, the Group takes assumptions the major of which relate to market share of the real estate asset, benchmark operating figures such as occupancy rates, rental and management fees rates (in respect of commercial centers), selling price of apartments (in respect of residential units), the expected schedule to complete the real estate assets under construction, costs to complete the establishment of the real estate asset, expected operational expenses and others. In addition the process of construction is long, and subject to approvals and authorization from local authorities. It may occur that building permits will expire and will cause the Group additional preparations and costs, and can cause construction to be delayed or abandoned.

The yield rate reflects economic environment risks, current market assessments regarding the time value of money, industry risks as a whole and risks specific to each asset, and it also reflects the return that investors would require if they were to choose an investment that would generate cash flows of amounts, timing and risk profile equivalent to those that the Group expects to derive from the assets. Such rate is generally estimated from the rate implied in current market transactions for similar assets, or where such transactions do not exist, based on external appraisers.

32

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

(a)	Write down of trading properties (Cont.)

2.	Undeveloped trading properties (Cont.)

2.2	Critical assumptions under the comparable method

The Group's trading property which is not designated by management for development in the foreseeable future are usually measured using the comparable method or the residual method (for details regarding the residual method see 2.1 above). Valuation by comparison is essentially objective, in that it is based on an analysis of the price achieved for sites with broadly similar development characteristics. Valuation by comparison is generally used if evidence of actual sales can be found and analysed on a common unit basis, such as site area, developable area or habitable room.

Where comparable development cannot be identified in the immediate area of the subject site or when sales information is not clearly available through common channels of information (internet, newspapers, trade journals, periodic, market research) it is necessary to look further out for suitable comparable and to make necessary adjustments to the price in order to account for dissimilarities between the comparable development and the subject site. Such adjustments include, but not limited to:

●	Adjustment in respect of the time of the transaction. Market conditions at the time of the sales transaction of a comparable property may differ from those on the valuation date of the property being valued. Factors that impact market conditions include rapidly appreciating or depreciating property values, changes in tax laws, building restrictions or moratoriums, fluctuations in supply and demand, or any combination or forces working in concert to alter market conditions from one date to another.
●	Adjustment in respect of asking price and condition of payment. The special motivations of the parties to the transaction in many situations can affect the prices paid and even render some transactions as non-market. Examples of special conditions of sale include a higher price paid by a buyer because the parcel has synergistic, or marriage, value; a lower price paid because a seller was in a hurry to conclude the sale; a financial, business, or family relationship between the parties involved in the transaction, unusual tax considerations; lack of exposure of the property in the (open) market; or the prospect of lengthy litigation proceedings.
●	Adjustment in respect of size, shape complexity of development phase and securing buildable rights and surface area. Where the physical characteristics of a comparable property vary from those of the subject property, each of the differences is considered, and the adjustment is made for the impact of each of these differences on value.

33

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

(a)	Write down of trading properties (Cont.)

2.	Undeveloped trading properties (Cont.)

2.2	Critical assumptions under the comparable method (Cont.)

●	Adjustment in respect of location. The locations of the comparable sale properties and the subject property are compared to ascertain whether location and the immediate environs are influencing the prices paid. The better location a property is located in the more it is worth per square meter; and conversely the worse location a property is in the less it is worth per square meter. An adjustment is made to reflect such differences based on the valuator's professional experience. Extreme location differences may indicate that a transaction is not truly comparable and are disqualified.

(b)	Litigation and other contingent liabilities:

The Group is involved in litigation, tax assessments and other contingent liabilities in substantial amounts including class actions (see note 14B and note 14C). The Group recognizes a provision for such litigation when it is probable that the Group will be required to settle the obligation, and the amount of the obligation can be reliably estimated. The Group evaluates the probability and outcome of these litigations based on, among other factors, legal opinion and consultation and past experience. The outcome of such contingent liabilities may differ materially from management's estimation. The Group periodically evaluates these estimations and makes appropriate adjustments to the provisions recorded in the consolidated financial statements. In addition, as facts concerning contingencies become known, the Group reassesses its position and makes appropriate adjustments to the consolidated financial statements. In rare circumstances, mainly with respect to class actions, when the case is unique, complicated and involves prolong and uncommon proceedings, the Group cannot reliably estimate the outcome of said case

(c)	Accounting for income taxes:

The calculation of the Group's tax liabilities involves uncertainties in the application and/or interpretation of complex tax laws, tax regulations and tax treaties, in respect of various jurisdictions in which the Group operates and which vary from time to time. In addition, tax authorities may interpret certain tax issues in a manner other than that which the Group has adopted. Should such contrary interpretive principles be adopted upon adjudication of such cases, the tax burden of the Group may be significantly increased. In calculating its deferred taxes, the Group is required to evaluate (i) the probability of the realization of its deferred income tax assets against future taxable income and (ii) the anticipated tax rates in which its deferred taxes would be utilized.

34

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(1)	Use of estimates (Cont.)

(d)	Potential penalties, guarantees issued and expired building permits:

Penalties and guaranties are part of the on-going construction activities of the Group, and result from obligations the Group has towards third parties, such as banks and municipalities. The Group’s management is required to provide estimations regarding risks evolving from penalties that the Group may have to settle. In addition, the Group's operations in the construction area are subject to valid authorizations and building permits from local authorities. Under certain circumstances the Group is required to determine whether the building permits it obtains have not yet expired. It may occur that building permits have expired which might impose on the Group additional costs and expenses, or delays and even abandon project under construction.

(e)	Fair value of hotel:

The fair value of the Radisson Complex is determined based upon the discounted cash flows ("DCF") approach, The assumptions underlying the model, as well as the ability to support them by means of objective and reasonable market benchmarks, so they can be viewed as assumptions that market participants may have used, are significant in determining the fair value of the hotels. The predominant assumptions that may cause substantial changes in the fair value are: the capitalization rate, exit yield rate, the expected net operating income of the hotel (which is mainly affected by the expected average room rate and the occupancy rate as well as the level of operational expenses of the hotels) the level of refurbishments reserve and the capital expenditures that need to be invested in the hotel. The fair value of the Radisson Complex is performed by and independent appraisals with a local knowledgeable in the hotels business.

(2)	Critical judgment in applying accounting policies

(a)	Classification of trading property as current/non-current asset:

The Company classifies its assets and liabilities as current or non-current based on the operating cycle of each of its operations (generally 12 months). Careful consideration is required with respect to assets and liabilities associated with the Group's operations of commercial centers and trading property, where by their nature the operating cycle is more than 12 months. These assets and liabilities are classified as current only if their operating cycle is clearly identifiable. In accordance with guidance set out in IAS 1 if the Company cannot clearly identify the actual operating cycle of a specific operation, then the assets and liabilities of that operation are classified as non-current. The Company's determination of its inability to clearly identify the actual operating cycle is a matter of judgment. A different conclusion can materially affect the classification of current assets and current liabilities. See also note 2E.

35

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

W.	Critical judgment in applying accounting policies and use of estimates (Cont.):

(2)	Critical judgment in applying accounting policies (Cont.):

(b)	Classification of operating commercial centers as trading property rather than investment property:

Management classified operating commercial centers as trading property rather than investment property even though the Group currently earning rental income from these properties. PC's business model is to sale the shopping centers in the ordinary course of its business.

During 2015 PC sold one operating centers and has conducted several negotiations in respects of its other operating commercial centers. PC will continue during 2016 to negotiate with third parties in order to sell additional commercial centers. See also note 22(3).

(c)	De facto Control:

As for December 31, 2015 and 2014, the Company holds approximately 44.9% of PC share capital; DK holds approx. 26.3% of PC share capital and the rest is widely spread by the public. The Company's management is of the opinion that based on the absolute size of its holdings, the relative size of the other shareholdings and due to the fact that PC's directors are appointed by normal majority of PC's General Meeting, it has a sufficiently dominant voting interest to meet the power criterion, therefore the Company has de facto control over PC.

X.	New accounting standards and interpretation issued that are not yet effective:

The following are new accounting standards, amendments to standards and clarifications which are applicable, -+or are expected to be applicable, to the Group, and which have not yet become effective:

●	Amendment to IAS 7 – effective after January 2017

●	Amendmend to IAS 12 – effective after January 2017

●	IFRS 9, Financial Instruments - effective after January 2018

●	IFRS 16, Leases – effective after January 2019

●	IFRS 15, Revenue from Contracts with Customers- effective after January 2018

In May 2014, IFRS 15 was issued which establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers. IFRS 15 will supersede the current revenue recognition guidance including IAS 18 Revenue, IAS 11 Construction Contracts and the related Interpretations when it becomes effective.

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the Standard introduces a 5-step approach to revenue recognition:

36

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 -	SIGNIFICANT ACCOUNTING POLICIES (Cont.)

X.	New accounting standards and interpretation issued that are not yet effective: (Cont.)

●	IFRS 15, Revenue from Contracts with Customers (Cont.)

The core principle of IFRS 15 is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. Specifically, the Standard introduces a 5-step approach to revenue recognition:

Step 1: Identify the contract(s) with a customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation

Under IFRS 15, an entity recognizes revenue when (or as) a performance obligation is satisfied, i.e. when ‘control’ of the goods or services underlying the particular performance obligation is transferred to the customer. Far more prescriptive guidance has been added in IFRS 15 to deal with specific scenarios. Furthermore, extensive disclosures are required by IFRS 15.

The directors of the Company anticipate that the application of IFRS 15 in the future may have a material impact on the amounts reported and disclosures made in the Group's consolidated financial statements. However, it is not practicable to provide a reasonable estimate of the effect of IFRS 15 until the Group performs a detailed review.

NOTE 3 -	PLANS OF ARRANGEMENT

A.	The Company's plan of arrangement

During 2013, the Company's Board of Directors resolved to suspend all payments to its unsecured creditors and to negotiate with its unsecured creditors on a restructuring plan for the unsecured financial debts. On October 17, 2013 the Company's unsecured financial creditors approved a Plan of Arrangement (the “Arrangement”) (as adjusted from time to time) and on January 1, 2014, the Israeli District Court approved the Arrangement. The closing of the Arrangement took place on February 20, 2014. Below are the general terms of the Arrangement:

(a)	Extinguishment of the Company unsecured financial debts:

In consideration of the extinguishment of the Company's unsecured financial debts (i.e.: Series A-G notes, series 1 note and the Company's debts to Bank Leumi), the Company issued at the closing of the Arrangement the following instruments:

*	New ordinary shares, representing immediately following such exchange 95% of its outstanding share capital on a fully diluted basis.
*	Two series of new notes in the aggregate principal amount of NIS 666 million. For more details regarding the terms of these notes see note 12D.

The new Shares and the new notes were allocated among the various unsecured financial creditors in proportion to the outstanding balance (principal, interest and CPI linkage) under each obligation as of the closing of the Arrangement. The new Shares are listed for trading on both the Tel Aviv Stock Exchange and the NASDAQ Stock Market, and the new notes are listed for trading on the Tel Aviv Stock Exchange.

37

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	PLANS OF ARRANGEMENT (Cont.)

A.	The Company's plan of arrangement (Cont.)

(b)	Amendments to the Company's Articles of Association:

Pursuant to the terms of the Arrangement, the Company amended its Articles of Association such that it includes the following Articles:

Special tender offer

In the event a person is required to conduct a "Special Tender Offer" pursuant to the provisions of the Companies Law as a result of an acquisition of Ordinary Shares that will cause that person to become a holder of 25% or more of the voting rights at a general meeting of shareholders (a "baal dvukat shlita"), that person shall offer to acquire Ordinary Shares representing at least 10% of the voting rights in the Company in such Special Tender Offer, provided, however, that the minimum required to be acquired pursuant to the Companies Law (currently 5%) shall remain unchanged. To remove doubt, if offerees holding more than 5% of the voting rights in the Company accepted the Special Tender Offer, the Offeror shall be obligated to purchase from such offerees the lower of (i) the number of Ordinary Shares representing the amount of the voting rights in the Company for which the Offeror tendered, or (ii) the number of Ordinary Shares with respect to which offerees have accepted the Special Tender Offer.

Special approval for new fields of business

A decision by the Company to engage in a new field of business which is material to the Company, in which neither the Company nor any of its subsidiaries is engaged and which new field of business is not complementary to the business of the Company or its subsidiaries, shall require the unanimous approval of all of the members of the Company's board of directors present and lawfully entitled to vote at the relevant meeting.

(c)	Additional provisions:

The Company, its office holders, the Noteholders and the other unsecured financial creditors, the trustees for the Noteholders and shareholders and their respective affiliates and representatives are being released from any and all claims the grounds of which preceded the effectiveness of the Arrangement, including all claims related to the Notes and the management of the Company and all companies under its control, other than claims related to acts or omissions that were criminal, willful or fraudulent (the "Waiver"). Accordingly, the applicable pending legal proceedings against the Company, its office holders or its controlling shareholder are being dismissed. Mr. Zisser who serves as the Company's CEO and Executive President and member of the Board, is not included in the Waiver provided to the Company's other officers and directors (with respect to any and all of its capacities and positions in the Company), without derogating from any right, including his existing rights of indemnification and insurance coverage, except that all legal proceedings pending against him and/or his affiliates will be dismissed. Notwithstanding the aforementioned, in the event a claim will be made against one of the released parties by any person (a "Plaintiff") for any cause of action, including a cause of action included under the Waiver, the defendant ("Defendant") will not be precluded by virtue of the Waiver from filing a counter-claim against the Plaintiff and/or a third-party claim against any other person (including the released parties) (the "Third Party"), without prejudicing the Third Party's right under the Waiver against the Plaintiff. Notwithstanding the aforementioned, the Company will not be allowed to file third-party claims against any of the released parties.

38

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	PLANS OF ARRANGEMENT (Cont.)

A.	The Company's plan of arrangement (Cont.)

(d)	Tax ruling:

On July 11, 2013, the Company received a tax ruling from the Israeli Tax Authority ("ITA") as to the tax, if any, that would be applicable to the Company and the unsecured financial creditors as a result of the Arrangement. The ruling generally provides that, upon the closing of the Arrangement, the Company's unsecured financial creditors will be deemed to have sold their debt (first accrued interest and then outstanding principal) in consideration for the new notes and Shares issued in the Arrangement, which shall be valued at the respective closing prices thereof on the TASE on the first trading day following the closing. The Arrangement will be treated as a tax event for the Company, as well, namely, as financial income or forgiveness of debt in the amount of the difference between the amount of the Unsecured Financial Debt and the value of the new notes and Shares as aforesaid. The resulting gain may be offset against net operating losses, capital losses and impaired investments in subsidiaries. As a result of the closing of the Arrangement the Company recorded a gain for tax purposes in its financial statements. The Company does not expect any material tax liability as a result of such profit as it was offset against carried forward losses and impaired investments in subsidiaries.

(e)	Purported restructuring accounting:

The accounting consequences as a result of the consummation of the restructuring on the Company's debt and equity are as follows:

(1)	In accordance with IAS 39, the exchange of existing debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.
(2)	For each existing notes series, the terms had been examined and found to be substantially different and accordingly are to be extinguished with new debt and equity instruments issued.
(3)	As described in (a) above as part of the Arrangement, the Company issued new ordinary shares and two series of new notes to its unsecured financial creditors. These new ordinary shares and new notes were recognized using their fair value at the date of issuance.
(4)	The difference between the sum of the fair value of the new ordinary shares and the fair value of the new notes to the carrying amount of the all the Company's unsecured financial debts (as determined in the Plan of Arrangement ) was recognized in profit and loss for year ending December 31, 2014. Below is calculation of the profit which was recognized:

NIS in thousand

Fair value of new ordinary shares	304,816
Fair value of new notes	549,866
Total fair Value of new securities	854,682
Carrying amount of unsecured financial creditors extinguished net of expenses	2,465,111
Profit from debt restructuring	1,610,429

Accordingly, the increase in the company's shareholding equity amounted to NIS 1.9 billion. Regarding collateral see note 14D (2)

39

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	PLANS OF ARRANGEMENT (Cont.)

B.	PC's plan of arrangement ("PC's Arrangement"):

On November 14, 2013, PC announced that its board of directors has concluded that PC will withhold payment on the upcoming maturities of its bonds and approach its creditors with a restructuring plan. PC's restructuring plan deals with PC's unsecured debt (i.e., outstanding debt under the Israeli Series A and B Notes and the Polish Notes) (“Unsecured Debt”) The restructuring plan was approved on June 26, 2014 by the vast majority of the creditors, and subsequently approved by the Court on July 9, 2014. PC has submitted a right issuance prospectus on October 16, 2014. The right issuance process was completed with effect of November 30, 2014, after all conditions precedent were fulfilled, and the first payment to Notes holders was performed on January 7, 2015. Below is a summary of the significant items in PC debt restructuring:

●	PC, its directors and officers and its controlling shareholder are fully released from claims.

●	An injection of EUR 20 million into PC at a price per-share of EUR 0.0675, (“Equity Contribution) was executed by PC in the form of Rights Offering to its shareholders. As part of PC's injection, The Company's subsidiary, Elbit Ultrasound (Luxembourg) BV/ S. a' r. l ("EUL") entered into a Back Stop Agreement (the “Back Stop Agreement”) with various affiliates of Davidson Kempner Capital Management LP (“DK” ”),( a related party of the Company), pursuant to which DK undertook to purchase under the Rights Offering, in lieu of EUL, a portion to be determined by EUL subject to the terms and conditions therein. Consequently EUL has purchased 122,847,376 new ordinary shares of PC for the total amount of approximately Euro 8.3 million (NIS 39 million) and DK purchased 163,803,197 new ordinary shares of PC for an additional amount of Euro 11.05 million (NIS 52 million).

●	PC issued to the holders of Unsecured Debt 13.21% of PC's shares (post Equity Contribution) for payment of par value of shares. Such issuances of shares were distributed among the holders of Unsecured Debt pro rata to the relative share of each relevant creditor in the Deferred Debt ("Deferred Debt Ratio").

●	Following the Rights Offering and associated placing of shares and the issuance of new ordinary shares to PC's bondholders under the restructuring plan, EUL holds 44.9% and DK holds approximately 26.3% of the outstanding shares of PC.

40

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	PLANS OF ARRANGEMENT (Cont.)

B.	PC's plan of arrangement ("PC's Arrangement") (Cont.)

Purported restructuring accounting

The accounting consequences as a result of the consummation of the restructuring on PC's debt and equity are as follows:

(1)	In accordance with IAS 39, the exchange of existing debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability.
(2)	For each existing notes series, the terms had been examined and found to be substantially different and accordingly are to be extinguished with new debt and equity instruments issued.
(3)	The difference between the sum of the fair value of the new ordinary shares issued to PC's unsecured creditors and the fair value of the notes as for December 10, 2014 to the carrying amount of PC's notes as for December 9, 2014 was recognized in profit and loss for the year ending December 31, 2014. Below a calculation of the profit which was recognized:

Carrying amount recognized (de - recognized)
Items de-recognized
Total Israeli notes at fair value through profit or loss	(551,224)
Total Israeli notes at amortized costs	(260,680)
Total Polish notes	(68,152)
Old accrued interest due notes at amortized cost as of December 9, 2014	(28,805)
Total amounts de-recognized	(908,861)

Items added
Fair value of new bonds (*) (**)	803,924
New accrued interest due notes at amortized cost as of December 9, 2014	59,596
Value of new shares issued to bondholders	29,075
Total amounts recognized	892,595

Gain recorded at December 10, 2014	16,266

(*)	In respect of Israeli bonds, market quote of December 10, 2014 was inclusive of accrued interest due to the year 2014, therefore, and in order to reach a quote of the principal only, accrued interest in the amount of NIS 16.5 million and NIS 37 million was deducted from the fair value derived by the quote of notes A, and B, respectively.
(**)	Fair value of Polish notes (untraded) was determined using the known effective interest rates determined for Israeli notes, and the value of the Polish notes was derived from it.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 -	PLANS OF ARRANGEMENT (Cont.)

B.	PC's plan of arrangement ("PC's Arrangement") (Cont.)

Purported restructuring accounting (cont.)

Following the conclusion of the restructuring plan, all PC's non-current maturities of interest bearing loans were reclassified to long term, unless covenant breach is still valid, and no waiver obtained.

As for additional details of PC's new notes, see note 12 E.

As for main collaterals and commitments, see note 14 D (3).

As for financial covenants of PC's new notes, see note 14 E (3)

NOTE 4 -	OTHER RECEIVABLES

Composition:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Income taxes	853	5,537
Governmental institutions	4,261	7,785
Loans to partner in project	1,111	2,641
Advance to suppliers	633	2,029
Receivable due to sale of investment	3,280	1,162
Prepaid expenses	1,310	3,205
Other	2,461	4,858
	13,909	27,217

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY

A.	Composition:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Balance as of January 1	1,875,937	2,572,906
Acquisition and construction costs (1)	28,562	54,205
Disposal during the year (2)	(200,078)	(224,412)
Write-down to net realizable value (see B below and Note 17 I)	(86,988)	(527,552)
Foreign currency translation adjustments	(149,673)	790
Balance as of December 31	1,467,760	1,875,937

(1)	2015 - Including NIS 25 million due to construction activities in Serbia and Romania (see B below for more details).
(2)	As for disposition of trading properties in 2015 see B below.

B.	Additional information:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Accumulated write-down to net realizable value	2,159,413	2,072,425

Composition of trading property per stages of development:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Operating trading properties (*)	555,042	809,228
Projects designated for development	684,512	897,715
Projects not designated for development	228,206	168,994
Total	1,467,760	1,875,937

(*)	As for the classification of operational commercial centers as trading property- see note 2W(2)b.

Composition of trading property distinguished between freehold and leasehold rights:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Freehold	946,228	1,232,706
Leasehold	521,532	643,231
	1,467,760	1,875,937

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

B.	Additional information (Cont.):

Write down trading properties per project:

	For the year ended December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)
Project name (City, Country)

Operational:
Kragujevac (Kragujevac, Serbia)	-	16,040
Koregaon Park (Pune, India) (See also B below)	6,547	47,525
Zgorzelec (Zgorzelec, Poland)	6,233	18,275
Liberec (Liberec, Czech Republic)	26,466	9,827
	39,246	91,667
Non-Operational:
Iasi (Iasi, Romania)	-	20,221
Chennai (Kadavantara, India)	-	28,988
Belgrade Plaza (Belgrade, Serbia)	-	11,812
Helios Plaza (Athens, Greece)	1,913	51,168
Sportstar Plaza Visnjicka (Belgrade, Serbia)	(23,814)	827
Lodz Plaza (Lodz, Poland)	9,460	5,134
Krusevac (Krusevac, Serbia)	3,401	-
Casa radio (Bucharest, Romania) (See 5 below)	36,139	217,265
Constanta (Constanta, Romania)	1,701	17,898
Ciuc (Ciuc, Romania)	-	17,147
Timisoara (Timisoara, Romania)	1,110	9,577
Lodz residential (Lodz, Poland)	9,070	3,137
Kielce (Kielce, Poland)	723	(1,526)
BAS (S Romania)	-	27,269
Arena Plaza extention (Budapest, Hungary)	5,323	-
Others	2,716	26,968
	47,742	435,885
	86,988	527,552

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

B.	Additional information (Cont.):

The 2015 write downs were caused mainly by the following factors:

●	There were significant decreases in Net Realizable Values of certain projects below the carrying amount due to deteriorating market condition in certain countries in which the Group operates.

Moreover, affecting the valuations (in respect of plots under planning stage) are delays in the execution and commencement of construction of projects by the Company, increase in the risks inherent in the Company's developments projects which cause an increase in the discounts rate and the exit yields of the undeveloped projects. In certain cases, changes were performed according to schemes of projects (e.g Casa radio, please see B below) which triggered additional significant impairments.

●	Koregaon Park write down (see B below)) was performed due to delays in executing a sale transaction of the shopping center.

●	In case of Liberec Plaza in Czech Republic, write down was recorded as a result of a decrease in the NOI of the shopping center (mainly due to an increase of the non-recoverable expenses) and an increase of 0.5% in the exit yield compared to last year.

●	In the case of Belgrade Plaza (Visnjicka) project an appreciation was performed as the development of the project has already started, and the project is expected to start generating income within 15 months following the year-end.

●	In the case of Casa radio project in Romania write down was performed due to a significant change in the estimated date of construction commencement of the project, (construction commencement is now scheduled to mid-2018) triggered mainly by permitting issues as described in the note below.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

C.	Additional information in respect of PC's trading property:

●	Casa radio:

(1)	General:

One of PC's most significant projects under development is the Casa radio project in Bucharest, Romania. The Casa radio Project cost in the Group's financial statements as of December 31, 2015 amount to NIS 460 million (2014 - NIS 548 million).

In 2006 PC entered into an agreement according to which it acquired 75% interest in a company ("Project SPV") which under a Public-Private Partnership agreement (“PPP”) with the Government of Romania is to develop the Casa radio site in central Bucharest (“Project”). After signing the PPP agreement, PC holds indirectly 75% of the shares in the Project SPV, the remaining 25% are held by the Romanian authorities (15%) and another third party (10%).

As part of the PPP, the Project SPV was granted with development and exploitation rights in relation to the site for a period of 49 years, starting December 2006. As part of its obligations under the PPP, the Project SPV has committed to construct a Public Authority Building (“PAB”) measuring approximately 11.000 square meters for the Romanian Government at its own cost.

Large scale demolition, design and foundation works were performed on the construction site which amounted to circa EUR 85 million (NIS 361 million) until 2010, when current construction and development were put on hold due to lack of progress in the renegotiation of the PPP Contract with the Authorities (refer to point c below) and the Global financial crisis.. These circumstances (and mainly the avoidance of the Romanian Authorities to deal with the issues specified below) caused the Project SPV to not meet the development timeline of the Project, as specified in the PPP. This might lead to future claims, sanctions and/or delay penalties from the side of the Romanian Authorities. However, PC is in the opinion that it has sufficient justifications for the delays in this timeline, as generally described below.

(2)	Obtaining of the Detailed Urban Plan (“PUD“) permit:

The project SPV obtained the PUD related to this project in September 2012. Furthermore, on December 13, 2012, the Court took note of the waiver of the claim submitted by certain plaintiffs and rejected the litigation aiming to cancel the approval of the Zonal Urban Plan (“PUZ”) related to the Project. The court decision is irrevocable.

As the PUD is based on the PUZ, the risk that the PUD would be cancelled as a result of the cancellation of the PUZ was removed following the date when the PUZ was cleared in court on December 13, 2012.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

C.	Additional information in respect of PC's trading property (Cont.):

●	Casa radio (Cont.):

(3)	Discussions with Authorities on construction time table deferral:

As a result of point 2 above, following the Court decision, the Project SPV was required to submit a request for building permits within 60 days from the approval date of the PUZ/PUD and commence development of its project within 60 days after obtaining the building permit.

However, due to substantial differences between the approved PUD and stipulations in the PPP Contract as well as changes in the EU directives concerning buildings used by Public Authorities, and in order to ensure a construction process that will be adjusted to current market conditions, the Project SPV started preliminary discussions with the Romanian Authorities (which are both shareholders of the Project SPV and a party to the PPP) regarding the future development of the project.

The Project SPV also officially notified the Romanian Authorities its wish to renegotiate the existing PPP contract on items such as time table, structure and milestones (e.g., the construction of the Public Authority Building (“PAB”), whose’ estimated costs are provisioned for in these financial statement – refer to point 5 below).

PC estimates that although there is no formal obligation from the Romanian Authorities to renegotiate the PPP agreement, such obligation is expressly provided for the situation when extraordinary economic circumstances arise.

(4)	Provision in respect of PAB:

As mentioned in (1) above, when PC entered into an agreement to acquire 75% interest in the Project SPV it assumed a commitment to construct the PAB at its own costs for the benefit of the Romanian Government. Consequently, PC had recorded a provision in the amount of EUR 17.1 million (NIS 73 million) in respect of the construction of the PAB.

PC utilized the amount of EUR 1.5 million (NIS 6 million) out of this provision, and in 2015 a reduction in the provision in the amount of EUR 0.6 million (NIS 2.5 million) (recorded as other income) was performed in order to reflect updated budget changes in respect of the PAB. PC's Management believes that the current level of provision is an appropriate estimation in the current circumstances. Upon reaching concrete agreements with Authorities, PC will be able to further update the provision.

(5)	Co-operation with the Romanian Authorities re potential irregularities

PC’s Board and Management have become aware of certain issues with respect to certain agreements that were executed in the past in connection with the Project. In order to address this matter, PC’s Board has appointed their chairman of the Audit Committee to investigate the matters internally and have also appointed independent law firms to perform an independent review of the matters raised.

PC’s has approached and is co-operating fully with the relevant Romanian Authorities regarding the matters that have come to its attention and it has submitted its findings to the Romanian Authorities.

Regarding additional potential implications see note 14 C (13).

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

C.	Additional information in respect of PC's trading property (Cont.):

●	Casa radio (Cont.):

(5)	Co-operation with the Romanian Authorities re potential irregularities

As this process is still on-going, PC in unable to comment on any details related to this matter.

Following PC's report to the Company, the Company's audit committee has decided to appoint a special committee to examine the matters raised in PC's announcement, including any internal control and reporting issues.

At the current stage PC, based on a legal advice received, cannot determined the consequences of such matter. As for the fair value of the Project as of December 31, 2015 see F and G below.

(6)	The circumstances described in subsection 1-5 above might lead to future claims, penalties, sanctions and/or, in extreme circumstances, termination of the PPP and annulment of PC's rights in the Project by the Authorities.

●	Selling of the Koregaon park shopping center in Pune, India

On May 13, 2015, PC signed an agreement to sell Koregaon Park Plaza, the retail, entertainment and office scheme located in Pune, India for approximately EUR 35 million (NIS 148 million). The net cash proceeds received (after repayment of the related bank loan, other liabilities and transaction costs) from the sale totaled EUR 7.4 million (NIS 31 million). In line with PC's stated restructuring plan, all the net cash proceeds from the transaction were retained with PC.

PC recorded a total loss of EUR 8.8 million (NIS 38 million) from this transaction due to exercise of foreign currency translation reserve accumulated relating to the subsidiary and impairment of related various receivables.

●	Selling of undeveloped plots in Romania

In June, 2015, PC sold its 46,500 sqm development site in Iasi, Romania for a gross consideration of EUR 7.3 million (NIS 31 million). There was no bank debt secured against the property. No profit or loss was recorded as a result of the transaction.

In addition PC sold in two separate transaction two additional plots in Romania for a gross consideration of approximately Euro 570 thousands (NIS 2.4 million)

In line with PC restructuring plan, 75% of the net cash proceeds from the abovementioned transactions (where applicable) were distributed to the PC's bondholders as an early repayment in late September 2015.

●	Building permits obtained:

In July 2015 PC received the building permit to develop Timisoara Plaza commercial center in Timisoara, Romania which will contain approximately 37,000 sqm GLA. Currently negotiations are undergoing with a commercial bank for the financing of the project.

In addition, in July 2015, PC received the building permit to develop the Sport Star Plaza commercial center in Belgrade, Serbia, which will contain approximately 32,000 sqm GLA.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

C.	Additional information in respect of PC's trading property (Cont.):

Additional information in respect of trading property:

The following table summarizes general information regarding the Group's significant trading property projects.

			As of December 31, 2015		As of December 31,
		Purchase/	Rate of ownership		2015	2014
Project	Location	transaction date	by PC (%)	Nature of rights	Carrying amount (MNIS)
Operational
Suwalki Plaza	Poland	Jun-06	100	Ownership	170.6	187.3
Zgorzelec Plaza	Poland	Dec-06	100	Ownership	51.4	63.8
Torun Plaza	Poland	Feb-07	100	Ownership	292.2	324.4
Koregaon Park	India	Oct-06	100	Ownership	sold	159.7
Liberec Plaza	Czech Republic	Jun-06	100	Ownership	40.8	74.2
Undeveloped lands designated for development
Casa Radio	Romania	Feb-07	75	Leasing for 49 years	461.2	548.5
Timisoara Plaza	Romania	Mar-07	100	Ownership	40.0	42.1
Belgrade Plaza	Serbia	Aug-07	100	Ownership	57.3	64.7
Sport-Star Plaza	Serbia	Dec-07	100	Ownership	125.7	89.3
Undeveloped lands not designated for development
Lodz residential	Poland	Sep-01	100	Ownership/ Perpetual usufruct	8.9	22.7
Lodz – plaza	Poland	Sep-09	100	Perpetual usufruct	23.3	35
Kielce Plaza	Poland	Jan-08	100	Perpetual usufruct	14.0	16.5
Lesnzo Plaza	Poland	Jun-08	100	Perpetual usufruct	3.4	3.8
Miercurea Csiki Plaza	Romania	Jul-07	100	Ownership	8.5	9.5
Iasi Plaza	Romania	Jul-07	100	Ownership	sold	34.5
Slatina Plaza	Romania	Aug-07	100	Ownership	2.5	5.2
Constanta Plaza	Romania	July-09	100	Ownership	9.3	11.8
Shumen Plaza	Bulgaria	Nov-07	100	Ownership	3.4	4.7
Arena Plaza Extension	Hungary	Nov-05	100	Land use rights	10.6	16.7
Helios Plaza	Greece	May-02	100	Ownership	17.0	20.8
Chennai (see D below)	India	Dec-07	80	Ownership	113.1	118.5
Other small plots, grouped					14.6	22.2
					1,467.8	1,875.9

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

D.	Additional information in respect of trading property in India:

The following information relates to trading property held by Elbit-Plaza India Real Estate Holding Limited ("EPI"), the total amount of which as of December 31, 2015 amounts to NIS 113 million. EPI is jointly controlled by the Company and PC (see note 8D). As for additional information in respect of the Bangalore Project- see note 7A.

Chennai, India:

In December 2007, EPI executed agreements for the establishment of a special purpose vehicle (“Chennai Project SPV”) together with a local developer in Chennai (“Local Partner”). The Chennai Project SPV acquired 74.3 acres of land situated in the Sipcot Hi-Tech Park in Siruseri District in Chennai, India in consideration of a total of INR 2,367 million (NIS 138 million) (EPI share). In addition, as of December 31, 2015, EPI paid advances in the amount of INR 564 million (NIS 33 million) in order to secure acquisition of an additional 8.4 acres.

EPI holds 80% of the equity and voting rights in the Chennai Project SPV, while the Local Partner holds the remaining 20%.

The Chennai Project was designated at the end of 2014 as project for development. During 2015, due to changes in the Group's activities and objectives, Management has decided not to develop the Chennai project but rather to dispose it in its current situation. In this respect, on September 16, 2015, EPI has obtained a backstop commitment for the purchase of Chennai, India Scheme. EPI which has been in discussions regarding the sale of Chennai Project SPV, has obtained a commitment that, subject to the fulfilment of certain conditions precedent, the sale transaction will be completed by 15th of January 2016 (the “Long Stop Date”) for the consideration of approximately INR 161.7 Crores (NIS 91 million), net of all transaction related costs. If completion does not take place by the Long Stop Date, then EPI’s stake in the Chennai Project SPV will be increased to 100%. In line with the Sale Transaction agreement, since the local Indian partner (the “Partner”) failed to complete the transaction by the Long Stop Date, EPI’s shall exercise its right to get the Partner’s 20% holdings in the Chennai Project SPV.

E.	As of December 31, 2015 the Group pledged trading property in the amount of NIS 527 million in order to secure borrowings provided to the Group by financial institutions in the total amount of NIS 437 million. See also note 14 D.

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

F.	Significant estimates:

The significant assumptions used in measuring the net realizable values of trading properties (on the basis of weighted averages) as of December 31, 2015 and 2014 are presented below:

	2 0 1 5	2 0 1 4

Estimated rental prices per sqm per month (in EURO)
Casa Radio Romania	16.5-27	16.5-25
Rest of Romania	6-14	6-14
Czech Republic	3-30	3.5-30
Serbia	15-22.5	15-22.5
Latvia	5-35	5-30
Poland	3-47	5-42
Greece	11	13
Hungary	4-14	4-14
India	-	9

Average risk adjusted yield used (in percentage)
Casa Radio Romania	7.5-8	7.5-8
Rest of Romania	9.25-12.5	9-12
Czech Republic	10.5	8.75
Serbia	8.5	8.5-9
Latvia	7.35	8
Poland	7.15-9.4	7.75-9
Greece	8.5	9.25
Hungary	7.5-8.5	8.5
India	-	--
51

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NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 5 -	TRADING PROPERTY (Cont.)

G.	The following tables provide a sensitivity analysis on the value of PC's certain trading properties (in millions of NIS) assuming the following changes in key inputs used in the valuations:

Operating Property	Exit Yield
	-50bps	-25bps	0	+25bps	+50bps
Polish operating shopping centers	696.7	672.5	649.9	629.0	609.1

Plots in CEE	Exit Yield					Rent					Construction Cost					Delay in construction commencement date (months)
	0	+15bps	+25bps	+40bps	+50bps	-10%	-5%	0	+5%	+10%	-10%	-5%	0	+5%	+10%	30	36	42	48	54
Belgrade Plaza Visnjicka	125.8	121.0	117.8	113.2	108.3	100.0	112.9	125.8	138.8	151.7	138.9	132.3	125.8	119.3	112.9	125.8	120.8	116.0	111.4	106.9
Belgrade Plaza	57.9	51.3	47.1	41.0	37.1	25.0	41.4	57.9	74.4	90.8	85.0	71.4	57.9	44.3	30.7	57.9	51.6	51.6	48.8	46.0
Timisoara Plaza	40.0	37.0	35.0	32.2	30.4	20.0	30.0	40.0	50.0	59.9	55.5	47.7	40.0	32.2	24.5	40.0	38.4	36.9	35.5	34.1
Casa Radio	461.2	430.7	411.0	382.4	363.9	302.9	382.2	461.2	540.3	619.5	573.4	517.3	461.2	405.1	349.0	461.2	444.8	429.0	413.8	399.1

52

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	INVESTMENTS IN ASSOCIATES

A.	InSightec Ltd. ("InSightec"):

(1)	InSightec Ltd. was incorporated in the State of Israel and is engaged in the development, manufacturing and marketing of medical treatment systems, based on a unique technological platform, which combines the use of a focused ultrasound beam and a magnetic resonance imaging guided focused ultrasound treatment equipment ("MRgFUS technology") intended for the treatment of non-invasive tumors in the human body. As for December 31, 2015 the Group holds, through Elbit Medical, 32.2% of InSightec's voting and equity rights (27.2% on a fully diluted basis). Yet, due to the fact that the Group invested in preferred shares and regular shares which are subordinated to the share granted in the last round of investment, the Group share in InSightec loss is 41.5%.

Substantially all of InSightec's current sales are derived from a few applications of InSightec's products. Other applications of InSightec's technology are in the early stages and there can be no assurance that these applications will be successful. InSightec is continuing research and development for additional applications for such products.

(2)	Financing round in Insightec:

(a)	In June 2014, InSightec has entered into a Series D Preferred Share Purchase agreement with York Global Finance II S.à r.l. (an affiliate of York Capital Management which is a related party of the Company) (“York”) and other investors for an investment of up to USD 62.5 M in series D preferred shares of InSightec which than constitutes approx. 25% of InSightec's issued and outstanding share capital on a fully diluted basis. By the end of May 2015 the entire amount was invested.("Series D Preferred Share Purchase Agreement ").

(b)	On December 31, 2015 Insightec and some existing and new shareholders of InSightec signed and executed an amendment to Series D Preferred Share Purchase Agreement, in the framework of which Insightec has completed investment of additional $22 million in consideration for approximately 7.3% of InSightec's outstanding share capital, on a fully diluted basis ("The Additional Investment"). The terms and conditions of the Additional Investment are the same as in the original share purchase agreement described above

(c)	The Transaction reflects a pre money valuation of InSightec of US$ 200 million (on a fully diluted and as-converted basis) which reflect a share price of 1.94 $ per preferred D share.

(d)	it was agreed that, in the event that InSightec's aggregate revenues for 2014 and 2015 as reflected in its annual audited financial statements for such years will be less than $60 million, the Series D price per share will be adjusted proportionately and the investors in the round shall be issued additional Series D Preferred Shares, provided, however, that the price per share shall not be reduced by more than 8%. On March, 2016, since Insightec has not reached the target revenues for the years 2014 and 2015 the original purchase price of series D shares was reduced to $1.78 per share. Accordingly following the balance sheet date, InSightec has allotted to the Series D investors additional D shares as was agreed in the investment agreement.

(e)	As part of the Investment Agreement, the parties have agreed to changes in the Security Holders Agreement among InSightec shareholders, including increasing the maximum number of directors to 11, of which Elbit Medical will be entitled to appoint two persons as long as its hold in the aggregate 12.5% or more of InSightec share capital.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	INVESTMENTS IN ASSOCIATES (Cont.)

A.	InSightec Ltd. ("InSightec") (Cont.):

(2)	Financing round in Insightec: (Cont.)

Following the above, Elbit Medical holds approximately 32.2% of InSightec's issued and outstanding share capital (27.2% on a fully diluted basis) and York holds 29% of InSightec issued and outstanding share capital (24.6% on a fully diluted basis). Following the completion of the Additional Issuance (See d above), Elbit Medical holds approximately 31.3% of InSightec issued and outstanding share capital (26.6% on a fully diluted basis) and York holds 29.8 % of InSightec's issued and outstanding share capital (25.3% on a fully diluted).

(3)	Transaction between Insightec's shareholders:

(a)	On March 30, 2015 the Company was informed by InSightec, that General Electric Company, Healthcare Division ("GE"), of the first part, and York, other shareholders of InSightec and certain other purchasers, of the second part (the "Purchasers"), have signed and executed an agreement for the sale of 6 million Series C Preferred Shares of InSightec held by GE, which than constitutes approx. 4.2% of InSightec's issued and outstanding share capital on a fully diluted basis, at a price of $1.50 per share.

(b)	On December 28, 2015, InSightec informed Elbit Medical that GE of the first part, and York and certain of Insightec shareholders of the second part have signed and executed an agreement for the sale of 20 million Preferred B and Preferred C Shares held by GE, which constitutes approximately 13% of InSightec's issued and outstanding share capital (on a fully diluted basis after the closing of the Amendment Share Purchase Agreement), at a price of $1.25 per share. Furthermore, GE granted to the purchaser an option to purchase 7.5 million additional Preferred B and B1 Shares from GE, representing approximately 4.8% of InSightec's issued and outstanding share capital (on a fully diluted basis after the closing of the Amendment Share Purchase Agreement) for the same price (collectively: the "Sold Shares"). The option is exercisable within one to two years following the closing date of the transaction, subject to the conditions stipulated in the agreement.

B.	Gamida Cell Ltd. ("Gamida"):

Gamida is engaged in the development of stem cell therapeutics based on its proprietary technologies for stem cells expansion. As of December 31, 2015, the Group holds, through Elbit Medical 25% in Gamida's voting and equity rights (approximately 22.5% on a fully diluted basis) and the rights to appoint 20% of the board members.

On September 1, 2014, Gamida and vast majority of Gamida’s shareholders (including Elbit Medical), completed the execution of Option and Investment Agreements (the "Agreements") with Novartis Pharma AG ("Novartis"). Under the Agreements, Novartis invested $35 M in Gamida Cell in exchange for approximately 15% of Gamida Cell’s share capital (fully diluted) and an option to purchase from the other Gamida Cell shareholders (including Elbit Medical) all their holdings in the Company (the "Option") for 165$ and additional potential future payments which can reach a total of $435 million.

54

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 -	INVESTMENTS IN ASSOCIATES (Cont.)

B.	Gamida Cell Ltd. ("Gamida"):

On June 3, 2015 Elbit Medical informed that in discussions conducted between the Novartis representative and the CEO of Gamida Cell, Novartis representative notified Gamida Cell that, despite the fact that Gamida Cell had successfully met all of the set milestones, Novartis does not intend to exercise the Option. Nonetheless, it was further stated that Novartis was interested in continued collaboration with Gamida Cell in the development of its products, and would soon explore suitable alternatives with Gamida Cell.

On November 5, 2015 Elbit Medical informed that Novartis invested in Gamida Cell an immediate amount of $ 5 M (NIS 19.5 million) in exchange for approximately 2.5% of Gamida Cell’s share capital (fully diluted) and now Novartis holds approximately 18% of Gamida Cell’s share capital fully diluted).

In addition, in the event that by the end of 2017 Gamida shall raise the minimum remaining funding required to cover the Phase III study of NiCord, by way of an equity investment, Novartis will invest in Gamida, subject to certain conditions set in the Agreement, an additional amount of up to US$ 10 million (NIS 39 million) (the "Future Investment").

C.	Aggregate information of associates:

	Year ended December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

The Group’s share of loss from continuing operations	(55,980)	(38,018)

The Group’s share of total comprehensive income	(55,980)	(38,018)

Aggregate carrying amount of the Group’s interests in these associates	80,059	129,093

NOTE 7 -	INVESTMENTS IN JOINT VENTURES

A.	Investment in Bangalore, India:

In March, 2008 EPI entered into an amended and reinstated share subscription and framework agreement (the "Amended Framework Agreement"), with a third party (the "Partner"), and a wholly owned Indian subsidiary of EPI which was designated for this purpose ("SPV"), to acquire, through the SPV, up to 440 acres of land in Bangalore, India (the "Project") in certain phases as set forth in the Amended Framework Agreement. As of December 31, 2015, the Partner has surrendered land transfer deeds in favor of the SPV to an escrow agent nominated by the parties for approximately 54 acres for a total aggregate consideration of approximately INR 2,843 million (NIS 167 million). Upon the actual transfer of title of such 54 acres, the Partner will be entitled to receive 50% of the shareholdings in the SPV. In addition, the SPV has paid to the Partner advances of approximately INR 2,536 million (NIS 149 million) on account of future acquisitions by the SPV of a further 51.6 acres

55

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 -	INVESTMENTS IN JOINT VENTURES (Cont.)

A.	Investment in Bangalore, India (Cont.):

On December 2, 2015 EPI has signed an agreement to sell 100% of its interest in the SPV to the Partner. The total consideration for the sale upon completion of the transaction is INR 3,210 million (approximately NIS188 million) which will be paid at transaction closing.

The transaction is subject to certain conditions precedent, and closing will take place once these conditions are met and no later than 30 September 2016. The Partner has provided certain security in order to guarantee the aforementioned deadline.

As for December 31, 2015 2014 and 2013 the Group measured the net realizable value of the project. As a result On December 31, 2013, the SPV has write down trading properties and advances on account of trading properties in the amount of Group recorded NIS 263 million. According to 2014 valuation the Group reversed a write down in an amount of NIS 10 million. The write down and the reverse write down were included in the Company's profit and loss account for 2013 and 2014 as share in losses of associates.

Name of joint venture	Principal activity	Place of incorporation and principal place of activity	Proportion of ownership interest and voting rights held

Aayas Trade Services Private Limited	Purchase and Development of Residential property	India	50%	50%

The above joint venture is accounted for using the equity method in these consolidated financial statements.

Summarized financial information

Summarized financial information in respect of the Group’s material joint venture is set out below. The summarized financial information below represents amounts shown in the joint venture’s financial statements prepared in accordance with IFRSs.

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Aayas Trade Services Private Limited
Current assets	650	654
Non-current assets	255,317	267,302
Current liabilities	(1,587)	(1,344)
Non-current liabilities	(2,940)	(3,080)

The above amounts of assets and liabilities include the following:
Cash and cash equivalents	22	20

56

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 -	INVESTMENTS IN JOINT VENTURES (Cont.)

A.	Investment in Bangalore, India: (Cont.)

Aayas Trade Services Private Limited summarized financial information

	Year ended December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Profit (loss) from continuing operations	(288)	20,434
Profit (loss) for the year	(288)	20,434
Total comprehensive loss for the year	(288)	20,434
Depreciation amortization and impairment	-	20,692

Reconciliation of the above summarized financial information to the carrying amount of the interest in the joint venture recognized in the consolidated financial statements:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Net assets of the joint venture	251,440	263,532
Proportion of the Group’s ownership interest in the joint venture	50%	50%
Carrying amount of the Group’s interest in the joint venture	125,720	131,766

B.	Investment in joint venture held in Kochi, India:

The Company has rights under certain share subsection agreement to hold 50% shareholding in Indian SPV ("Project SPV"). The Project SPV has entered into an agreement for the purchase of a land located in Kochi, India according to which it has acquired 13 acres ("Property A") for a total consideration of INR 1,495 million (NIS 84 million) payable subject to fulfillment of certain obligations and conditions by the seller. Up to the balance sheet date the Project SPV has paid INR 720 million (NIS 40 million) to the seller in consideration for the transfer of title in Property A to the Project SPV. The Company's share in such acquisition amount to approximately NIS 20 million.

On January 14, 2016, the Company has signed an agreement to waive any of its rights and interest in the Project SPV. The total consideration for the Company is INR 10 Crores (approximately NIS 6 million), which will be paid to the Company upon the closing of the transaction. As a result the SPV recorded NIS 6 million impairment expenses. Such impairment was included in the Company's profit and loss for 2015, as share in losses of associates.

The transaction is subject to certain conditions precedent, and closing will take place once these conditions are met and no later than October 15, 2016. The local Investor has provided certain security in order to guarantee the aforementioned deadline.

57

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 -	INVESTMENTS IN JOINT VENTURES (Cont.)

C.	Aggregate information of joint ventures that are not individually material:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

The Group’s share of profit from continuing operations	13,200	10,503
The Group’s share of total comprehensive income	13,200	10,503
Aggregate carrying amount of the Group’s interests in these joint ventures	86,404	88,678

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN MATERIAL SUBSIDIARIES AND CHANGES THEREOF

A.	Elbit Medical Technologies:

Elbit Medical Technologies Ltd., is an Israeli company traded on the TASE ("Elbit Medical") which holds the medical business of the Group through the holdings of two portfolio companies: InSightec (27.2% holding on a fully diluted basis) and Gamida (22.5% holding on a fully diluted basis). For additional information in respect of InSightec and Gamida - see note 6A and B.

On November 4, the Company has sold and transferred 41,000,000 Elbit Medical Shares (the "Sold Shares") to a third party (the "Purchaser"). The Purchaser will pay the consideration to the Company for the Sold Shares following their sale by the Purchaser to third parties at a price as stipulated in the agreement. The consideration for the Sold Shares will be in the amount that the Purchaser shall sell the Sold Shares to third parties, after a deduction of a fee to the Purchaser as determined in the agreement.

The transaction is irrevocable, and therefore, the Sold Shares shall be solely and exclusively owned by the Purchaser. EI shall not retain any rights related to the Sold Shares, including among others: voting rights, dividends, rights issuing, bonus shares, etc.

Simultaneously, the Company exercised 1,016,316,297 exercise-free options exercisable into 1,016,316,297 Elbit Medical Shares (the "Options").

The Sold Shares constitute 2.21% of the issued and outstanding share capital of the company following the exercise of the Options. After the transaction and the exercise of the Options and as for December 31, 2015, the Company holds 89.9% (86.2% on a fully diluted basis) of the issued and outstanding share capital of Elbit Medical. As a result, the Company recorded a gain in the total amount of NIS 0.85 million which was recorded directly to the company shareholder equity as a reserve from transaction with non-controlling interest in the equity holders of the Company.

58

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN MATERIAL SUBSIDIARIES AND CHANGES THEREOF (Cont.)

B.	Plaza Center N.V. ("PC"):

(1)	PC conducts its activities in the field of establishing, selling and operating (until their sale) Commercial centers, as well as other mixed use projects (retail, office, residential) in Central and Eastern Europe, and India. As of December 31, 2015 the Group holds 44.9% in PC's voting and equity rights (42.7% on a fully diluted basis). As for PC’s plan of arrangement see note 3 B.

PC Financial position

PC consolidated financial statements have been prepared on a going concern basis, which assumes that PC will be able to meet the mandatory repayment terms of the banking facilities and debentures, as disclosed in notes 12.

Following the closing of the Pc's restructuring plan (as mentioned in note 3 B, “the Plan” in this note), PC's consolidated financial statements include liabilities to bondholder’s in the aggregate principal amount of EUR 203 million (NIS 862 million).

The following table sets forth the cash flow forecast of the PC until mid-2017 in order to achieve the abovementioned repayments, as they fall due.

According to the Plan, if until December 1, 2016 PC manages to repay its principal of debentures in the amount of NIS 434 million (EUR 102 million), then the remaining principal payments shall be deferred for an additional year (“the Deferral”). Since the Plan entered into effect, until December 31, 2015, PC has repaid circa NIS 89 million (EUR 19 million) out of the debentures. The remaining NIS 345 million (EUR 81 million) of the bonds principal (through selling of its assets), together with the interest of approximately EUR 13 million are still to be paid up to December 1, 2016, if PC strives to achieve the abovementioned condition in the Plan.

Since parts of series B debentures are held in treasury (refer to note 12 E the total required net principal repayment in 2016 in order to achieve the Deferral is NIS 338 million (EUR 80 million).

As PC’s primary objective is to obtain the Deferral, it has therefore reclassified this minimum net amount to current.

The scenario below reflects PC’s approved business plan until June 30, 2017

59

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN MATERIAL SUBSIDIARIES AND CHANGES THEREOF (Cont.)

B.	Plaza Center N.V. ("PC") (Cont.):

(1)	(Cont.)

PC Financial position (Cont.)

	Expected cash flow
	Year ended December 31, 2016		Six months ended June 30, 2017
	(in M EUR)	(in M NIS)	(in M EUR)	(in M NIS)

Opening balance of consolidated cash (1)	20	85	37	157
Sources of cash during the period
Net proceeds from disposal of operating shopping centers (2)	98	416	-	-
Proceeds from disposal of plots held (3)	54	229	15	64
Net operating income from shopping centers (4)	14	60	1	4
Total sources expected	186	790	53	225
Items added
Principal repayment of debentures, net (5)	(108)	(459)	(11)	(47)
Interest repayment of debentures, net	(13)	(55)	(3)	(13)
Investment in projects under construction (6)	(15)	(64)	(1)	(4)
Repayment of bank facilities in subsidiaries (principal +interest)	(7)	(30)	(1)	(4)
General and administrative expenses	(6)	(25)	(3)	(13)
Total uses expected	(149)	(633)	(19)	(81)

Closing balance of consolidated cash (7)	37	157	34	144

(1)	Opening balance – as appeared in this consolidated statement of financial position, including restricted cash (which will be released upon the disposal of the operating shopping centers).
(2)	2016 – Expected net payment from the selling of four shopping centers (Riga, Liberec, Suwalki and Torun).
(3)	2016 – PC expects extensive disposal of it plots held in CEE and in India. Main 2016 disposal are expected in India and Serbia. 2017 – Main disposal is due to India.
(4)	As the operating shopping centers are to be disposed of in 2016, in 2017 Net Operating Income is generated from the Belgrade Plaza (Visnijcka) shopping center to be opened in the first half of 2017.
(5)	2016 – This reflects the gross amount of EUR 110 million to be paid based on forecast disposal proceeds, net of the expected repayment on treasury bonds held in the amount of EUR 2 million (NIS 8 million) .
(6)	2016 – Main investment in Belgrade Plaza (Visnijcka project) and in Timisoara project (Romania).
(7)	2016 – Immaterial restricted cash amounts. 2017 – Including restricted cash in Visnjicka of EUR 3 million (NIS 13 million).

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN MATERIAL SUBSIDIARIES AND CHANGES THEREOF (Cont.)

B.	Plaza Center N.V. ("PC") (Cont.):

(1)	(Cont.)

PC Financial position (Cont.)

It should be noted, that the projected cash flow is based on PC's forward-looking plans, assumptions, estimations, predictions and evaluations which rely on the information known to PC at the time of the approval of these financial statements (collectively, the "Assumptions").

The materialization, occurrence consummation and execution of the events and transactions and of the Assumptions on which the projected cash flow is based, including with respect to the proceeds and timing thereof, although probable, are not certain and are subject to factors beyond PC's control as well as to the consents and approvals of third parties and certain risks factors. Therefore, delays in the realization of PC's assets and investments or realization at lower price than expected by PC's, as well as any other deviation from PC's Assumptions, could have an adverse effect on PC's cash flow and PC's ability to service its indebtedness in a timely manner.

(2)	PC’s non-controlling interest details (the amounts disclosed below do not reflect the elimination of intragroup transactions):

Place of incorporation	Proportion of ownership interests and voting rights held by non-controlling interests		Loss allocated to non-controlling interests		Accumulated non-controlling interests
	December 31		December 31		December 31
	2 0 1 5	2 0 1 4	2 0 1 5	2 0 1 4	2 0 1 5	2 0 1 4
			NIS'000	NIS'000	NIS'000	NIS'000

Netherland	44.9%	55.1%	(112,524)	(215,918)	248,831	382,013

(3)	PC’s summarized financial information (The summarized financial information below represents amounts before intragroup eliminations):

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Current assets	113,297	253,540
Non-current assets	1,561,644	1,979,285
Current liabilities	(515,176)	(251,676)
Non-current liabilities	(796,277)	(1,386,002)
Equity attributable to owners of the Company	114,657	213,134
Non-controlling interests	248,831	382,013

61

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN MATERIAL SUBSIDIARIES AND CHANGES THEREOF (Cont.)

B.	Plaza Center N.V. ("PC") (Cont.):

(3)	PC’s summarized financial information (The summarized financial information below represents amounts before intragroup eliminations) (Cont.):

	For the year ended December 31
	2 0 1 5	2 0 1 4	2013
	(In thousand NIS)

Revenue	283,926	315,232	129,629
Expenses	(500,262)	(880,722)	(1,176,037)
Profit (loss) for the year from continuing operations	(216,336)	(565,490)	(1,046,408)
Profit (loss) for the year from discontinuing operations	-	-	312
Profit (loss) for the year	(216,336)	(565,490)	(1,046,096)

Profit (loss) attributable to owners of the Company	(97,122)	(349,572)	(656,098)
Profit (loss) attributable to the non-controlling interests	(119,214)	(215,918)	(389,998)
Profit (loss) for the year	(216,336)	(565,490)	(1,046,096)

Other comprehensive income attributable to owners of the Company	5,452	4,733	(44,080)
Other comprehensive income attributable to the non-controlling interests	6,690	2,123	(58,819)
Other comprehensive income for the year	12,142	6,856	(102,899)

Total comprehensive income attributable to owners of the Company	(91,670)	(344,839)	(700,178)
Total comprehensive income attributable to the non-controlling interests	(112,524)	(213,795)	(448,817)
Total comprehensive income for the year	(204,094)	(558,634)	(1,148,995)

Net cash inflow (outflow) from operating activities	92,050	162,587	29,238
Net cash inflow (outflow) from investing activities	29,323	7,702	243,405
Net cash inflow (outflow) from financing activities	(200,732)	(134,868)	(318,646)
Net cash inflow (outflow)	(76,535)	30,856	(44,214)

62

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (Cont.)

B.	Plaza Center N.V. ("PC") (Cont.):

(4)	As mentioned in note 3 B following the closing of PC’s equity contribution in December 2014, the Company holds 44.9% in PC’s shares compared to 62% before. As a result, the Company recorded a gain which was recorded directly to the Company's shareholder equity as a reserve from transaction with non-controlling interest in the equity holders of the Company according to the following calculation:

NIS in thousand

The company’s share in PC's equity before the equity contribution:	226,810
The Company shares in PC's equity after the equity contribution:	(216,483)
Consideration paid by the Company:	39,803
Total reserve:	50,130

(5)	Pursuant to PC's restructuring PC shall not make any dividend distributions, unless (i) at least 75% of the Unpaid Principal Balance of the Notes (NIS 845 million) has been repaid and the Coverage Ratio on the last Examination Date prior to such Distribution is not less than 150% following such distribution, or (ii) a Majority of the Plan Creditors consents to the proposed distribution.

Notwithstanding the aforesaid, in the event an additional capital injection of at least NIS 85 occurs, then after one year following the date of the additional capital injection million, no restrictions other than those under the applicable law shall apply to dividend distributions in an aggregate amount of up to 50% of such additional capital injection.

(6)	Pursuant to PC's restructuring plan, PC will assign 75% of the net proceeds received from the sale or refinancing of any of its assets to early repayment of the Unsecured Debt.

C.	BEA Hotels N.V. ("BH"):

(1)	Bea Hotels N.V ("BH") is indirect wholly owned subsidiary of the Company. BH, holds the rights in of approximately 98% of SC Bucuresti Turism S.A. ("BUTU") which owns the Radisson hotel complex which include the Raddison Blu hotel and the Park Inn hotel in Bucharest, Romania.

On February 18, 2015 BUTU, which its shares were traded on RASDAQ market announced that: At the extraordinary general meeting of BUTU, it was resolved, amongst other things, that BUTU will not take the necessary legal actions for the shares issued by it to be admitted for trading on a regulated market or to be listed on an alternate trading system. Bea Hotels Eastren Europe B.V. (the Company's indirect wholly owned subsidiary) voted in favor of the above resolution.

The shareholders of BUTU who had not voted in favor of the aforementioned resolution were entitled to withdraw from BUTU, in consideration for a price to be paid by BUTU as determined by an independent certified expert in accordance with the provisions of the Romanian law and regulations., The expert, has determined the estimated shareholders' equity fair value of BUTU, to be Euro 64,630 thousands resulting in a price per share of BUTU of Euro 4.50.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (Cont.)

C.	BEA Hotels N.V. ("BH") (Cont.):

(1)	(Cont.)

On June 9, 2015 the Company announced that shareholders holding 21.48% of BUTU, exercised their right to withdraw from BUTU. The total amount paid by BUTU for such withdrawal requests was approximately Euro 13.9 million (NIS 61 million). An amount of Euro 2 million (NIS 8 million) was financed by BUTU from its own resources and the remainder in the amount of approximately Euro 11.9 million (NIS 52 million) was financed by the Company through shareholder loan granted to BUTU.

AS a result all the shares acquired by BUTU during the delisting process were cancelled and the share capital of BUTU has decreased accordingly. Following the share capital decrease, the Company holds (indirectly) approximately 98% of BUTU's share capital.

As consequences of this transaction the Company shareholder's Equity was decreased in the amount of NIS 61 million out of which 55 million were attributable to the non-controlling interest and NIS 6 million were attributable to the shareholder of the Company.

NIS in thousand

The company’s share in BUTU's equity before the withdraw	151,497
The Company shares in BUTU's equity after withdraw:	144,771
Consideration paid by the Company:	-
Total reserve:	6,728

Place of incorporation	Proportion of ownership interests and voting rights held by non- controlling interests			Loss allocated to non-controlling interests		Accumulated non-controlling interests
	December 31			December 31		December 31
	2 0 1 4	2 0 1 3	2 0 1 4	2 0 1 3	2 0 1 4	2 0 1 3
			NIS'000	NIS'000	NIS'000	NIS'000

Romania	23.17%	23.17%	(1,278)	728	63,724	83,894

64

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (Cont.)

C.	BEA Hotels N.V. ("BH") (Cont.):

Bucaresti’s summarized financial information (The summarized financial information below represents amounts before intragroup eliminations).

December 31,
2 0 1 4
(In thousand NIS)

Current assets	67,815
Non-current assets	671,682
Current liabilities	(38,404)
Non-current liabilities	(357,422)
Equity attributable to owners of the Company	(279,947)
Non-controlling interests	(63,724)

	Year ended December 31
	2 0 1 4	2 0 1 3
	(In thousand NIS)

Revenue	124,471	128,431
Expenses	(129,989)	(138,255)
Profit (loss) for the year	(5,518)	(9,824)
Profit (loss) attributable to owners of the Company	(4,240)	(10,552)
Profit (loss) attributable to the non-controlling interests	(1,278)	728
Profit (loss) for the year	(5,518)	(9,824)

Other comprehensive income attributable to owners of the Company	(61,042)	12,985
Other comprehensive income attributable to the non-controlling interests	(18,351)	3,916
Other comprehensive income for the year	(79,393)	16,901

Total comprehensive income attributable to owners of the Company	(65,282)	2,443
Total comprehensive income attributable to the non-controlling interests	(19,629)	4,644
Total comprehensive income for the year	(84,911)	7,087

Net cash inflow (outflow) from operating activities	15,639	7,672
Net cash inflow (outflow) from investing activities	(1,227)	(8,270)
Net cash inflow (outflow) from financing activities	11,055	9,686
Net cash inflow (outflow)	24,924	8,595

65

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 -	ADDITIONAL INFORMATION AS TO INVESTMENTS IN SUBSIDIARIES AND CHANGES THEREOF (Cont.)

D.	Elbit- Plaza India Real Estate Holding Ltd. ("EPI"):

The Company and PC each holds 47.5% of the shares of of Elbit Plaza India Real Estate Holdings Limited (“EPI”) which holds plots in Bangalore and Chennai, India (see note 5D and 7A). The remaining 5% equity rights are held by the Company's former Executive Vice Chairman (VC) of the Board The VC Shares shall not be entitled to receive any distributions or payment from the EPI until the Group's investments (principal and interest calculated in accordance with a mechanism provided for in the agreement) in EPI have been fully repaid. The Company and PC each have the right to appoint 50% of the board members of EPI.

NOTE 9 -	PROPERTY, PLANT AND EQUIPMENT

A.	Composition:

	December 31, 2015
	Real estate
	Hotels at revaluation model (*)		At cost model
	Operating	plot designated for hotel (see E below)	Other	Other fixed assets	Total
	(in thousand NIS)
Cost:
Balance as of January 1	880,198	18,700	27,374	37,924	964,196
Adjustment of Depreciation and amortization balance as of December 31 2015	(32,120)	-	-	-	(32,120)
Additions during the year	23,182	-	30	103	23,315
Revaluation of hotels during the year	102,271	-	-	-	102,271
Disposals during the year	(199,716)	-	(14,606)	(1,925)	(216,247)
Foreign currency translation adjustments	(95,284)	-	(2,710)	(1,743)	(99,737)
Balance as of December 31	678,531	18,700	10,088	34,359	741,678

Accumulated depreciation:
Balance as of January 1	-	-	5,718	24,255	29,973
Adjustment of Depreciation and amortization balance as of December 31 2015	(32,135)	(49)	-		(32,184)
Additions during the year	32,135	49	863	38	33,085
Disposals during the year	-	-	(8,652)	-	(8,652)
Foreign currency translation adjustments	-	-	(576)	(1,153)	(1,729)
Balance as of December 31	-	-	(2,647)	23,140	20,493

Provision for impairment:
Balance as of January 1	-	-	9,822	4,490	14,312
Impairment loss recognized	-	3,700	-	-	3,700
Foreign currency translation adjustments	-	-	(993)	-	(993)
Balance as of December 31	-	3,700	8,829	4,490	17,019
Net book value	678,531	15,000	3,906	6,729	704,166

(*)	Had the Group continued to present the hotels based on the cost model, their net book value as of December 31, 2015 would have been NIS 327 million.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -	PROPERTY, PLANT AND EQUIPMENT (Cont.)

A.	Composition (Cont.):

	December 31, 2014
	Real estate
	Hotels at revaluation model (*)		At cost model
	Operating	plot designated for hotel (see E below)	Other	Other fixed assets	Total
	(in thousand NIS)

Cost:
Balance as of January 1	1,024,785	20,676	27,723	126,533	1,199,717
Adjustment of Depreciation and amortization balance as of December 31 2014	(40,560)	(1,976)	-	-	(42,536)
Additions during the year	3,289	-	-	8,065	11,354
Revaluation of hotels during the year	(94,010)	-	-	-	(94,010)
Disposals during the year	(1,812)	-	-	(26,484)	(28,296)
Classified to discontinued operations	-	-	-	(70,478)	(70,478)
Foreign currency translation adjustments	(11,494)	-	(349)	288	(11,555)
Balance as of December 31	880,198	18,700	27,374	37,924	964,196

Accumulated depreciation:
Balance as of January 1	-	692	5,381	59,456	65,529
Adjustment to cost as of December 31 2014 due to revaluation model	(38,670)	(795)	-	-	(39,465)
Additions during the year	39,948	103	403	10,965	51,419
Disposals during the year	(1,095)	-	-	(5,392)	(6,487)
Classified to discontinued operations			-	(40,494)	(40,494)
Foreign currency translation adjustments	(183)	-	(66)	(280)	(529)
Balance as of December 31	-	-	5,718	24,255	29,973

Provision for impairment:
Balance as of January 1	-	-	6,594	18,759	25,353
Adjustment to cost as of December 31 2014 due to revaluation model	(1,890)	(1,181)	-	-	(3,071)
Impairment loss recognized	1,899	1,181	3,322	-	6,402
Disposals during the year	-	-	-	(13,062)	(13,062)
Classified to discontinued operations	-	-	-	(1,500)	(1,500)
Foreign currency translation adjustments	(9)	-	(94)	293	190
Balance as of December 31	-	-	9,822	4,490	14,312
Net book value	880,198	18,700	11,834	9,179	919,911

(*)	Had the Group continued to present the hotels based on the cost model, their net book value as of December 31, 2014 would have been NIS 550 million.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -	PROPERTY, PLANT AND EQUIPMENT (Cont.)

B.	Composition of real estate assets included in property plant and equipment distinguished between freehold and leasehold rights:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Freehold rights	678,531	880,198
Leasehold rights	15,000	18,700
Net book value	693,531	898,898

C.	Annual depreciation rates - see note 2L(ii).

D.	As of December 31, 2015 the Group pledged property plant and equipment in the amount of NIS 679 million in order to secure borrowings provided to the Group by financial institutions, mainly with respect to the hotel. See also note 10A.

E.	Within the framework of a lease agreement with the Israeli Land Authority ("ILA") in respect of plot located in, Tiberias Israel, the Company has undertaken to finalize the construction in July 2013. Within the framework of the lease agreement the Company has provided the ILA with two bank guarantees which as of December 31, 2015 amounted to NIS 13 million in order to secure the Company's undertakings under the lease agreement. In accordance with the lease agreement, in case of non-compliance with its terms the lease agreement can be canceled.

F.	Description of valuation techniques used and key inputs to valuation of hotels:

Operating Hotels
Valuation technique	Significant unobservable Inputs	Range (weighted average)

	Average daily rate	€75 - €104
DCF method	Capitalization rate and exit yield	8%
	Discount rate	10%

●	IFRS 13 standard requires to categories fair value valuations according to Levels 1 to 3 based on the degree to which the significant inputs of fair value are observable Under IFRS 13, Level 3 is related to fair value measurements derived from valuation techniques that include significant inputs for the asset or liability that are not based on observable market data (unobservable inputs). Due to mention above, hotels which are measured at the DCF approach are categorized as Level 3.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 -	PROPERTY, PLANT AND EQUIPMENT (Cont.)

G.	Selling of hotels in Belgium:

On June 10, 2015 the Company's wholly owned indirect subsidiary (the "Seller"), has completed a transaction contemplated in the Share Purchase Agreement with Astrid JV S.à.r.l., an affiliate of Kohlberg Kravis Roberts & Co. L.P., (the “Purchaser”), with regard to the sale of its entire (100%) holdings in its wholly owned subsidiary (the "Target") which owns and operates the Radisson Blu Hotel and the Park Inn Hotel in Antwerp, Belgium (collectively: the “Hotels”).

The asset value reflected in the transaction was approximately Euro 48 million for both Hotels subject to working capital and other adjustments as specified in the agreement. The total net consideration paid to the Seller following the repayments of the Target's banks loan, and the aforementioned adjustments, was approximately Euro 27 million (NIS 115 million) out of which Euro 1 million (NIS 4 million) was deposited in escrow to secure the Seller's indemnification obligations under the Share Purchase Agreement.

In accordance with the refinancing loan agreement between Bank Hapoalim B.M and the Company, the Company has prepaid an amount of approximately $5 million (NIS 19 million) on account of the loan.

H.	Selling of other properties

(1)	In September 2015 PC sold Palazzo Ducale, its wholly owned office building of 823 sqm GLA in Bucharest, Romania, for circa EUR 1.1 million (NIS 5 million), consistent with the asset’s last reported carrying amount. In line with PC stated restructuring plan, 75% of the net cash proceeds from the abovementioned transaction were distributed to the Company's bondholders as an early repayment in late September 2015.
(2)	On December 15, 2015 BUTU and PC have signed a transaction for the sale of the Cina property in Bucharest. The total consideration was EURO 4 million (NIS 17 million)), divided to EURO 2.7 million (NIS 11 million) for Plaza and EURO 1.3 million (NIS 6 million) for BUTU.

As a result of these transactions a gain of 17 million was recorded in the 2015 profit and loss accounts

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 -	SHORT-TERM CREDITS AND BORROWING

A.	Composition short-term credits:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

EURO	-	53,378
Current maturities (*)	726,763	153,815
	726,763	207,193

(*)	The Balance as of December 31, 2015 is comprised mainly: (i) Nis 253 million related to BUTU loan with a due date on June 30, 2016. As for refinancing signed by Butu on March 10 2016 – see note 22(4).(ii) BAS loan from bank in the total amount of NIS 35 million that has been expired and PC is currently negotiate with the banks. The loan is with recourse on interest payments (iii) NIS 90 million Zgorzelec bank loan – mostly non-recourse loan (except a component of a NIS 5 million which is recourse). The loan has expired during 2014 PC is in negotiating with the financing bank on signing new facility. PC has also pledged its plot in Leszno, Poland (valued at NIS 3 million) in favour of the financing bank. In March 2016 PC received a debt repayment call for the outstanding loan balance and the accrued interest due to it in a total amount of EURO 22.9 million (NIS 97 million) , and currently reclassifies the loan as short termed. If the bank would exercise its rights and take over the asset (valued at NIS 51 million), PC's management expects the procedure to result in an accounting gain of circa EUR 9 million (NIS 38 million). PC's management believes that PC still controls the Polish SPV and therefore continues to consolidate it. (vi) PC's notes in the total amount of NIS 338 million (see note 12E)

B.	Liens and financial covenants - see note 14D and 14E respectively.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 -	PAYABLES AND OTHER CREDIT BALANCES

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Income taxes	2,516	2,096
Other governmental institutions	1,574	1,112
Wages and fringe benefits	4,019	16,505
Accrued interest payable	12,071	11,047
Derivative measured at fair value through profit and loss (i)	1,851	2,030
Derivative that are designated and effective as hedging - see (iii)	1,977	-
Obligation in respect of plot purchase	5,861	6,550
Income in advance (iii)	8,547	41,361
Accrued expenses, commissions and others	25,364	18,461
	63,780	99,162

(i)	In respect of Torun project loan. The project company pays fixed interest rate of 1% and receives three months Euribor on a quarterly basis, until December 31, 2017.
(ii)	Interest Rate Swap transaction entered into by Bucharesti in which it will pay fixed interest rate of 1.4% and receives three months Euribor on a quarterly basis starting on January 1, 2013 and ending on June 30, 2016.
(iii)	December 31, 2014 -Represents (i) advances in respect of selling of Koreagon Park shopping centre in the total amount of EURO 4 million (NIS 18 million) - see note 5C and (ii), an amount of EURO 2 million (NIS 9 million) was received as an advance payment for a potential selling of the PC's plot in Ias, Romania see note 5C.

NOTE 12 -	BORROWINGS

A.	Composition:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

At amortized cost:
Loans from banks and financial institutions (see C below)	846,246	1,237,781
Notes issued by the Company (see D below)	553,265	572,079
Notes issued by PC (see E below)	771,172	769,458
	2,170,683	2,579,318
Less - current maturities (see note 10)	(726,763)	(153,815)
	1,443,920	2,425,503

B.	Linkage basis and interest rates:

	December 31, 2015
	Interest rates
	%	(in NIS'000)

NIS	Israeli CPI + 6 - 6.9	1,269,411
EURO	Euribor + 1.65 - 5.5	688,788
EURO	Libor + 4. 5	157,459
PLN	6m Wibor + 6	55,025
		2,170,683

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 -	BORROWINGS (Cont.)

C.	The following table provides breakdown of the Group's loans from banks and financial institutions:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Loans provided to the Company See (1)	157,459	183,287
Loans provided to PC (mainly with respect to trading property) (2)	435,351	666,862
Loans provided to Group Companies in the hotels segment (see note 10a and 22(4))	253,436	387,632
	846,246	1,237,781

For collaterals and financial covenants see also note 14D and E.

(1)	Bank Hapoalim Refinancing Agreement

On February 20, 2014, the Company entered into a new financing agreement with the Bank Hapoalim (the "Bank") replacing the previous agreement which was renovated during the year. The general terms of the agreement are set below:

1.	Maturity Date: The loan principal will be repaid in a single installment at February 20, 2017.
2.	Interest: The loan bears interest of LIBOR + 3.2% (to be paid on a quarterly basis) per annum plus an additional annum 1.3% which shall accrue and be paid in a single installment on the maturity date of the loan principal.
3.	The Company's Shares: The Company issued to the Bank 829,702 ordinary shares (after the reverse split of the Company's shares) of the Company, which constitutes 3% of the Company's share capital.
4.	As for collaterals and covenants see note 14D(1) and E(2).
5.	Prepayment at the Company's Discretion: The Company shall be entitled to prepay the loan without prepayment fines or fees provided that such prepayment will be made on the interest payment date only.
6.	Mandatory Prepayment: If and in the event that the Company shall prepay its debt to the Noteholders, in whole or any part thereof, from the Company's internal sources (i.e., other than from a raising of capital and/or alternative debt), then the Company shall prepay the Bank an amount equal to the amount paid to the Noteholders on such date multiplied by the ratio between the Company's debt to the Bank and the Company's total debt to the Bank and to the Noteholders as of such date.
7.	In accordance with the provision of IAS 39, the exchange of existing debt instruments with substantially different terms is accounted for as an extinguishment of the original financial liability and the recognition of a new financial liability. Accordingly the loan was accounted in there fair value as of the closing date. There was no material impact on the Company profit and loss.

With respect to new understanding with the bank see note 22(6)

(2)	Liberec Plaza – settlement with financing bank

On September 29, 2015 one of PC’s subsidiaries purchased a Euro 20.4 million par value loan granted its the wholly owned SPV which holds and operate the Liberec Plaza commercial center in the Czech Republic for a total consideration of Euro 8.5 million. AS a result PC recorded a EURO 11.9 million (NIS 52 million) profit in these financial statements, included as finance income in these reports. See note 17F.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 -	BORROWINGS (Cont.)

D.	(1)	Issuance of new notes by the Company

As part of the company plan of arrangement as described in note 3A on February 20, 2014 two new series of notes were issued by the Company:

The first series of new notes ("Series H") was in the aggregate principal amount of NIS 448 million, repayable in a single payment at May 31, 2018. The second series of new notes ("Series I") was in the aggregate principal amount of NIS 218 million, repayable in a single payment at December 1, 2019. Both series of the new notes are bearing interest at the rate of 6% per annum and are linked to the Israeli consumer price index. Interest on the first series of new notes will be payable in cash on a semi-annual basis, while interest on the second series of new notes will be accrued to the principal and will be payable on the final maturity date.

In addition, the new notes include mandatory prepayment provisions in the event the Company pays a cash dividend or makes any other distribution, such that the Company is obligated to prepay an amount equal to the amount distributed by the Company, in the following order: (i) first, towards all unpaid amounts under the Series H, and (ii) secondly, towards all unpaid amounts under Series I.

The Company notes as for 31.12.2015:

	Effective interest rate	interest rate	Principal final maturity	Adjusted par value	Carrying amounts as at December 31 2015
	%	%		(in thousand NIS)

Series H notes	8.47	CPI+6	2018	390,528	362,053
Series I notes	12.8	CPI+6	2019	217,279	163,221
Accumulated interest on Series I notes				27,991	27,991
				635,798	553,265

For collaterals see note 14D(2).

(2)	Buyback plan of Company's debentures

On October 12, 2015, the Company's board of directors approved a program to repurchase up to NIS 50 million of Elbit’s Series H Notes and Series I Notes, which are traded on the Tel Aviv Stock Exchange. The board has determined that the Company will have a significant preference to the purchase Series H Notes. The repurchases will be made from time to time in the open market on the Tel Aviv Stock Exchange, in privately negotiated transactions or in a combination of the two for a period of 12 months.

Simultaneously with this announcement and in accordance with the loan agreement with Bank Hapoalim, the Company has repaid principal amount of approximately NIS 10 million to Bank Hapoalim. See C (1) above.

On October 28, 2015, the Company announced that the Company's board of directors clarified that until further notice, the Company will purchase only Series H Notes.

As for December 31, 2015, the Company purchased NIS 56 million par value, for a total consideration of NIS 50 million, resulting in a gain of NIS 3.4 million which was recorded in the statement of income. All the notes repurchased have been fully redeemed. See also note 17F.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 -	BORROWINGS (Cont.)

E.	PC's notes

The following table present PC's notes as of December 31, 2015:

	Effective interest rate	Contractual interest rate	Principal final maturity	Adjusted par value	Carrying amounts as at December 31 2015
	%	%		(in thousand NIS)

Series A Notes	11.6%	CPI+6	2020	280,715	250,867
Series B Notes	13.8%	CPI+6.9	2019	525,864	465,280
Polish Notes	10.8%	6%+ 6M WIBOR	2018	55,731	55,025
				862,310	771,172

(*)	Pursuant to PC's plan of arrangement, PC will assign 75% of the net proceeds received from the sale or refinancing of any of its assets to early repayment of the Unsecured Debt therefore, principal repayment is subject to the 75% is mandatory. see notes 5 C,

Each principal payment under the debentures due in the years 2013, 2014 and 2015 pursuant to the original terms of the debentures shall be deferred by exactly four and a half years and each principal payment due pursuant to the original terms of the debentures in subsequent years (i.e., 2016 and 2017) will be deferred by exactly one year.

In the event that PC does not succeed in prepaying an aggregate amount of at least NIS 434 million (EURO 92 million) of the principal of the debentures, excluding linkage differentials within a period of two years before 1 December 2016, then all principal payments under the debentures deferred in accordance with above, shall be advanced by one year (i.e., shall become due one year earlier).

PC is planning to generate sufficient cash flow which will enable it to repay by December 1, 2016 cumulative amount of NIS 434 million of the Unsecured Debt, and by that the remaining principal payments shall be deferred for an additional year. As for December 31 2015 PC repaid the bondholder NIS 88.5 out of the NIS 434 million and therefore reclassified accordingly NIS 338 million of its unsecured debt as short term (NIS 345 million, less treasury bonds expected repayment of NIS 7 million). See note 8 B (1) for further information.

The below is a summary table of contractually required net principal repayments of all PC debentures, assuming the deferral of payment is obtained, and in comparison when such deferral is not obtained (This table does not consider the impact of timing of disposals):

Year falling	Principal repayment
Due	With Deferral		Without Deferral
	EURO'000	NIS'000	EURO'000	NIS'000

2016	-	-	13,220	56,145
2017	9,707	41,226	101,475	430,964
2018	96,175	408,455	75,132	319,056
2019	83,067	352,785	13,220	56,145
2020	14,098	59,844	-	-
Total	203,047	862,310	203,047	862,310

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 -	BORROWINGS (Cont.)

E.	PC's notes (cont.)

(**)	The net cash flow received by PC following an exit or raising new Financial indebtedness (except if taken for the purpose of purchase, investment or development of real estate asset) or refinancing of Real estate Asset's after the full repayment of the asset’s related debt that was realized or in respect of a loan paid in case of debt recycling (and in case where the exit occurred in the subsidiary – amounts required to repay liabilities to the creditors of that subsidiary) and direct expenses in respect of the asset (any sale and tax costs, as incurred) , will be used for repayment of the accumulated interest till that date in all of the series (in case of an exit which is not one of the four shopping centers only 50% of the interest) and 75% of the remaining cash (following the interest payment) will be used for an early repayment of the close principal payments for each of the series (A, B, Polish) each in accordance with its relative share in the deferred debt. Such prepayment will be real repayment and not in bond purchase.

As of December 31, 2015, PC holds through its wholly owned subsidiary par value of NIS 14.7. Million bonds in series B notes (adjusted par value of NIS 17 million).

F.	Liens and financial covenants - see note 14D(3) and 14E(3).

NOTE 13 -	INCOME TAXES

A.	Composition:

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3
	(in thousand NIS)

Current	2,166	205	1,426
Deferred	3,465	(2,492)	(29,726)
In respect of prior years	-	-	(2,637)
	5,631	(2,287)	(30,937)

B.	Principle tax laws applicable to the major Group companies in their country of residence:

(1)	Israel:

a.	Corporate tax rate applicable to companies in Israel in 2015 is 26.5% (in 2014 26.5 and 2013 - 25%). Starting 2016, corporate tax rate will be reduced to 25%.

b.	As from January 1, 2003, certain statutory provisions came into force and effect, concerning, among other things, the tax reform in Israel in respect of the following:

(1)	(i)	Taxation of profits of foreign companies considered as Controlled Foreign Companies ("CFC"), if all the following conditions are met: (i) its shares or its rights on it are not listed in a stock exchange, however if they are partly listed, then less than 30% of the shares or of the rights of the company were offered to the public (ii) majority of revenues thereof are passive, as same is defined by law, or majority of profits thereof derive from passive revenues; (iii) the tax rate applying to the passive profits thereof in their country of residence does not exceed 20%; and (iv) more than 50% of the means of control therein are held, directly or indirectly, by Israeli residents. In accordance with the statutory provisions, a controlling shareholder in those companies having unpaid profits, as defined by law, is deemed to have been distributed as a dividend representing its respective share in such profits ("Deemed Dividend").

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	INCOME TAXES

C.	Principle tax laws applicable to the major Group companies in their country of residence:

(1)	Israel:

b.	(Cont.)

(1)	(Cont.)

(ii)	Taxation of a dividend received in Israel, out of profits generated or accrued abroad, as well as a dividend originating abroad.

A Deemed Dividend and/or the distribution of dividends, as stated, will be subject to a tax rate of 25%, less withholding taxes which would have been paid abroad in respect of such dividend, had it in fact been distributed. Each Israeli asses see has the right to elect, at its sole discretion, to be assessed according to the Israeli corporate tax rate less taxes payable abroad in respect of these profits (including under certain circumstances taxes payable by a company held by the distributing company), as the case may be.

(2)	Capital gain from the realization of assets which were acquired subsequent to January 1, 2003 will be taxed at a rate of 25%. Capital gain for assets which were acquired before January 1, 2003, will be taxed at a rate of 25% for the portion of the gain relating to the period subsequent to this date up to the realization date and corporate tax rate for the portion of the gain relating to the period from the acquisition date up to January 1, 2003.

(3)	Method of loss offsetting - regarding business losses, capital losses, passive losses, marketable securities losses and CFC losses.

(2)	The Netherlands

a.	Companies resident in the Netherlands are subject to corporate income tax at the general rate of 25%. The first Euro 200,000 of profits is taxed at a rate of 20%. Tax losses may be carried backwards for one year and carried forward for nine years.

b.	Under the participation exemption rules, income (including dividends and capital gains) derived by Netherlands companies in respect of qualifying investments in the nominal paid up share capital of resident or nonresident investee companies, is exempt from Netherlands corporate income tax provided the conditions as set under these rules have been satisfied. Such conditions require, among others, a minimum percentage ownership interest in the investee company and require the investee company to satisfy at least one of the following tests:

(i)	Motive Test, the investee company is not held as passive investment;

(ii)	Tax Test, the investee company is taxed locally at an effective rate of at least 10% (calculated based on Dutch tax accounting standards);

(iii)	Asset Test, the investee company owns (directly and indirectly) less than 50% low taxed passive assets.

c.	Dividend distributions from a Netherlands company to qualifying Israeli corporate shareholders holding at least 25% of the shares of such Netherlands company is subject to withholding tax at a rate of 5% provided certain compliance related formalities have been satisfied.

76

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	INCOME TAXES (Cont.)

C.	Effective tax rate:

The following is reconciliation between the income tax expenses computed on the pretax income at the ordinary tax rates applicable for the Company ("the theoretical tax") and the tax amount included in the consolidated statement of operations:

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3
	(in thousand NIS)

Profit (loss) before income taxes	(316,165)	783,545	(1,601,006)

Israeli company's statutory tax rate (%)	26.5	26.5	25

The theoretical tax	(83,784)	207,639	(400,252)
Differences in tax burden in respect of:
Exempt income, net of unrecognized expenses	10,286	79,018	43,023
Prior-year losses for which deferred taxes had not previously been recorded, including utilization	(17,805)	(468,683)	(5,820)
Losses and other timing differences for which deferred taxes had not been recorded	130,822	94,931	121,426
The effect of different measurement principles applied for the financial statements and those applied for income tax purposes (including exchange differences)	(33,655)	32,447	(10,520)
Differences in tax rates on income of foreign subsidiaries	(13,146)	43,663	140,071
The Group's share in results of associated companies	11,620	5,272	84,758
Taxes for prior years	-	-	(2,652)
Other differences, net	1,293	3,426	(971)
	5,631	(2,287)	(30,937)

D.	Carry forward losses and deductions:

As of December 31, 2015 the Group companies had accumulated tax losses and deductions amounting to NIS 1,327 million, which may be utilized in the coming years against taxable income at rates ranging from 12.5% to 35% depending on the country of residence. The realization of the carry-forward losses is subject to taxable income available in those periods when these losses are deductible.

Tax laws in respect of certain Group subsidiaries operating outside of Israel have set a time limitation on the utilization of losses. Accordingly, the right to utilize carry-forward losses in the amount of NIS 1,327 million, against taxable income, will gradually expire over the following years:

December 31
2 0 1 5
(in thousand NIS)

2016	27,991
2017	31,940
2018	125,576
2019 and thereafter	1,141,310
1,326,817

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	INCOME TAXES (Cont.)

E.	Deferred income taxes:

(1)	Composition:

	Year ended December 31, 2015
	Balance as of January 1, 2015	Charge to profit and loss account	Charged to revaluation reserve	Foreign currency translation adjustments	out of consolidation/ Discontinued operations	Balance as of December 31, 2015
	(In thousand NIS)

Differences between book value of property, plant and equipment and value for income tax purposes	(81,461)	(729)	(18,333)	8,452	-	(92,071)
Timing differences - income and expenses	(34,228)	15,517	(530)	3,272	-	(15,969)
Carry forward tax losses and deductions	48,827	(18,252)	-	(3,594)	-	26,981
Net deferred taxes	(66,862)	(3,464)	(18,863)	8,130	-	(81,059)

	Year ended December 31, 2014
	Balance as of January 1, 2014	Charge to profit and loss account	Charged to revaluation reserve	Foreign currency translation adjustments	out of consolidation/ Discontinued operations	Balance as of December 31, 2014
	(In thousand NIS)

Differences between book value of property, plant and equipment and value for income tax purposes	(109,504)	12,463	15,088	492	-	(81,461)
Timing differences - income and expenses	(43,939)	9,335	-	376	-	(34,228)
Carry forward tax losses and deductions	69,312	(19,306)	-	(179)	(1,000)	48,827
Net deferred taxes	(84,131)	2,492	15,088	689	(1,000)	(66,862)

78

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 -	INCOME TAXES (Cont.)

E.	Deferred income taxes (Cont.):

(2)	The deferred taxes are presented as follow:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Long-term liabilities	(82,787)	(71,211)
Long-term receivables	1,728	4,349
	(81,059)	(66,862)

(3)	The Group did not record deferred tax assets in respect of the following items:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Accelerated depreciation differences in respect of property plant and equipment and investment property	-	3,257
Timing differences - income and expenses	336,366	234,691
Carry forward tax losses and deductions	310,717	138,823
	647,083	376,771

F.	Final tax assessments:

The Company and certain Israeli subsidiaries have received final tax assessments, through 2010. Certain foreign group companies have received final tax assessments while others have not been assessed since incorporation.

G.	The total accumulated current and deferred taxes expenses, which were charged directly to the shareholders' equity, as of December 31, 2015, 2014, and 2013 is NIS 68 million, NIS 32 million and NIS 47 million, respectively.

H.	Settlement agreement with the Israeli Tax Authority

The Company and its subsidiaries received from the Israeli Tax Authority ("ITA") corporate tax assessments for the years 2004-2009 of NIS 175 million (excluding interest and CPI linkage).

On August 1, 2013, the Company and its subsidiaries have entered into a settlement agreement with the ITA with regards to the said assessments (the "Settlement"). In accordance with the Settlement the Company and its subsidiaries paid taxes in the aggregate amount of NIS 8 million; In addition the Company’s capital and business losses carry forward for tax purposes as of December 31, 2009 will amount to approximately NIS 306 million; and the Company will capitalize expenses of NIS 450 million to investments in its subsidiaries.

79

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS

A.	Commitments:

(1)	Hotels' management fees:

BUTU entered into management agreements with Rezidor for the managements of the Group's hotel the Radisson Blu hotel complex in Romania which include the Raddison Blu hotel and the Park Inn hotel.

Under the management agreements BUTU undertook to pay Rezidor certain agreed upon fees which are calculated as a percentage from the respective hotel’s revenue as well as a certain agreed upon percentage from the gross operating profit. In addition, BUTU also undertook to participate in certain portions of the expenses incurred by Rezidor in the course of performance of their obligations (mainly marketing and advertising expenses), up to a certain percentage of the room revenues.

A termination of the Radisson Blu Bucharest Hotel management agreement can be done only in limited circumstances as set forth in the agreement.

(2)	In relation to commitments deriving from lease agreement with Israel Land Authority, see note 9E.

B.	Claims:

Certain legal claims have been filed against the Group's companies, including a claim that have been applied to certify as class actions suits.

In the opinion of the managements of the Group, which is based, inter alia, on legal opinions as to the probability of the claims, including the applications for their approval as class action, appropriate provisions have been included in the financial statements (including provisions in respect of discontinued operation), with respect to the exposure involved in such claims.

In the opinion of the managements of the Group's companies, the amount of the additional exposure as of December 31, 2015, in respect of claims their chances to be realized are not remote, amounts to approximately NIS 18 million, excluding the class action and VAT assessments. Said amount does not include interest. In respect to motions to certify a claim as class actions, for which the Group has additional exposure in excess of the aforesaid (due to the fact that the exact amount of the claim was not stated in the claim), see items B1. In respect of VAT assessments see (3) below.

Following are the Group's material claims as of December 31, 2015:

(1)	The Company - application for 1999 class action

In November 1999, a number of institutional and other investors (the "Plaintiffs"), holding shares in Elscint Ltd.( a subsidiary of the Company which was merged into the Company ("Elscint") instituted a claim against the Company, Elscint, the Company's former controlling shareholders, past officers in the said companies and others. Together with the claim a motion was filed to certify the claim as a class action on behalf of everyone who was a shareholder in Elscint on September 6, 1999 and until the submission of the claim, excluding the Company and certain other shareholders.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

B.	Claims (Cont.):

(1)	The Company - application for 1999 class action (Cont.)

The plaintiffs argued that a continued and systematic oppression of the minority shareholders of Elscint took place, causing the minority monetary damage. According to the plaintiffs, said oppression started with the oppressive agreements made by Elscint for the realization of its main assets, continued with the sale of the control in the Company by Elron Ltd (and therefore indirectly also in Elscint) to companies held by former controlling shareholders("Harmful Sale"),continued further with the breach of a tender offer made by Company to purchase the minority shares in Elscint("Breach of Tender Offer") and ended with an agreement between Elscint and companies held by the former controlling shareholder for the acquisition by Elscint of the hotels portfolio and the Arena commercial center in Israel in exchange to excessive payment from Elscint. ("Hotels and Marina Transactions"). It should be mentioned that the Harmful Sale allegation is directed first and foremost against Elron which was the controlling shareholder of the Company at that time.

Due to these acts the Plaintiffs allege that the value of Elscint’s shares dropped during the period between February 24, 1999 and the date at which the claim was instituted from $13.25 per share to $7.25. The main relief sought in the original claim was an order for the Company to consummate the purchase offer for $14 per share, and alternatively, to purchase Elscint's shares held by the Plaintiffs at a price to be set by the court. Further alternatively, the plaintiffs asked the court to grant injunction prohibiting the execution of Hotels and Marina Transactions and for the restitution of all money paid in connection with the above-mentioned transactions.

In January 2009, the district court dismissed the Plaintiffs' motion to certify the claim as a class action, which was appealed by them to the Israeli Supreme Court in March 2009. In May 2012, the Israeli Supreme Court upheld the plaintiff's motion to certify the claim as a class action with regard to the Hotels and Marina Transactions. In addition, the Supreme Court has upheld the Harmful Sale allegation that related to Elron and rejected certain other claims that were included in the original proceedings.

The Supreme Court noted that even though the claim was based on `countless` allegations and on `dozens` of legal grounds, the claim was certified as a class action based on only two causes of action: oppression of minority on the one hand and breach of fiduciary duties and recklessness on the other hand.

The Supreme Court remanded the case to the District Court with instructions.

In March 2014 the plaintiffs filed an amended statement of claim in which they argued for oppression of the minority of Elscint, mainly by: (a) refraining from distributing dividends; (b) directing Elscint's profits to its control-holders in unfair transactions; (c) executing the Harmful Sale transaction; (d) executing the Hotels and Marina Transactions.; (e) refraining from executing a tender offer for the minority shares in Elscint.

81

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

B.	Claims (Cont.):

(1)	The Company - application for 1999 class action (Cont.)

On May 8, 2013, the Company filed the District Court a motion to order that parts of the amended statement of claim be struck out as they do not correspond with the Supreme Court's decision dated May 28, 2012. More specifically, the Company argued that the plaintiffs' allegation with regard to the alleged tender offer and with regard to the alleged failure to distribute dividends can no longer be trialed in this case. The Company consequently asked the District Court to decide that the Company will remain a defendant in this case only under its capacity as assignee of all rights and obligations of Elscint (as Elscint had merged into the Company and ceased to exist as a legal entity).

The District Court dismissed this motion on June 30, 2013, stating, mainly, that the legal ground of "oppression of minority" could possibly contain claims regarding the alleged tender offer and the alleged failure to distribute dividends.

Following a motion filed by Directors of Elscint, the district court ordered the Company to state whether it would acknowledge that it made an obligation to its directors (and an obligation that Elscint made to its directors) to indemnify the directors. The Company informed the court that it acknowledged such previously made indemnification obligations which are subject to some reservations.

The court accepted a motion filed by Elscint's directors, and decided to designate the next court session (scheduled to October 19, 2015) for hearing of evidence and summaries only regarding the defendants claim that the Company's debt restructuring agreement had exempted the Company and most of the defendants (other than Elron and its directors) from any alleged liability. This exemption from liability claim was dismissed on October 20, 2015.

The court ordered the defendants to file their evidence in chief until February 14, 2016, and a pre-trial was set to February 21, 2016, in order to decide how to hear the evidence. Following a notice filed by the Company regarding the meaningful progress in reaching a settlement agreement, on February 11, 2016, the court ordered that the pre-trial that was set to February 21, 2016 will be dedicated to matters involving the proposed settlement, and to setting a new timeline to file the defendants' evidence in chief. The next hearing postponed to April 12, 2016.

Taking into account the significant change in the course of this proceeding after the Supreme Court's ruling (namely, the final dismissal of some parts of the motion to certify the claim as a class action, and the certification of other parts of the claim as a class action), the fact that the certified causes of actions and their scope with regard to each of the defendants are not yet fully clear, and the impracticability of assessing the monetary exposure in this case and the limited legal precedent with regard to certified class actions which were trialed on their merits, the Company, based on the legal advice received, cannot at this stage, estimate the prospects of this litigation.

As of the approval of these financial statements the parties continue to negotiate towards a possible partial settlement agreement in this matter.

As for a dispute with an insurer which insured this law suit, see C 7 below.

82

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

B.	Claims (Cont.):

(2)	VAT and Customs assessments:

The Company received from the respective VAT and Customs authorities assessments for the years 2006-2012 in the total amount of approximately NIS 25 million (excluding interest linkage and penalties). Management, based on its tax advisor, recorded an appropriate provision in the financial statement for this exposure.

(3)	Other legal proceedings in the ordinary course of business:

As of December 31, 2015 the Company and its subsidiaries are involved in various legal proceeding relating to their ordinary course of business. Although the final outcome of these claims cannot be estimated at this time, the managements of these companies believe based on legal advice, that the claims, individually and in the aggregate, are not expected to materially impact the Company's financial statements.

C.	Other contingent liabilities:

(1)	Indemnification to directors and officers of the Company:

The General Meeting of the Company's shareholders has approved the grant of prospective indemnification undertaking to the Company's directors (including the controlling shareholder) and officers (including for their service as officers at the Company's subsidiaries, where applicable). The total aggregate indemnification shall not exceed the lower of 25% of the shareholders' equity as recorded in the Company's most recent financial statements prior to such payment, or $40 million, and all in excess of an amount paid (if paid) by insurance companies under applicable insurance policy/ies. The Company’s Board of directors and Audit committee has also approved an exemption of officers from liability for any damage caused by breach of a duty of care towards the Company.

(2)	Indemnification to directors and officers of Elscint:

Elscint's shareholders have approved, at their General Meeting (on October 2000), the grant of prospective indemnification undertaking to directors and officers of Elscint (including for their service as officers of Elscint's subsidiaries where applicable). The total indemnification shall not exceed the lower of 25% of the shareholders' equity as set forth in Elscint's most recent consolidated financial statements prior to such payment or $50million, in excess of any amounts paid (if paid) by insurance companies pursuant to the insurance policy maintained by the Company from time to time.

Elscint’s shareholders have also approved an exemption of directors and officers from liability in respect of any damage caused to Elscint by breach of duty of care. On March 7, 2011 Elscint was merged into Elbit and ceased to exist. Upon and as a result from the merger, all Elscint's undertakings and liabilities were transferred to and assumed by Elbit.

83

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

C.	Other contingent liabilities (Cont.):

(3)	Indemnification to directors and officers of Plaza Centers:

On November 28, 2014 PC has entered into an indemnity agreement with all of PC’s newly appointed directors (including the Company's chairman of the board and other director of the Company at their role as directors of PC) and on June 20, 2011 with part of PC's senior management the maximum indemnification amount to be granted by PC to its directors shall not exceed 25% of the shareholders' equity of PC based on PC’s shareholders' equity set forth in PC last consolidated financial statements prior to such payment.

(4)	Indemnification to directors and officers of InSightec:

InSightec (an associated company) is obliged to indemnify and to hold harmless its directors and officers (including one of the Company’s directors who serves as a director in InSightec), to the fullest extent permitted by the laws of any relevant jurisdiction, against any liability. The total indemnification for all InSightec's directors and officers, in accordance with the letter of indemnification (in addition to the amounts received from the insurers), shall not exceed the higher of $10 million or $2 million per office holder with the addition of the reimbursement of legal expenses totaling $1 million.

Furthermore, InSightec has granted its officers and directors an exemption from all responsibility and any damage that will be caused to InSightec by them, in case of breaching their duty of care towards InSightec, other than with respect to a breach of duty of care in connection with a Distribution, as defined in the Israeli Companies Law subject to the Israeli Companies Law. The grant of indemnification undertaking by InSightec to Elbit Medical's designated directors at InSightec's board of directors requires the approvals of Elbit Medical's Compensation Committee and shareholders. The grant of Indemnification undertaking by InSightec to Elbit Medical's designated directors at InSightec's board of directors requires the approvals of Elbit Medical's shareholders Committee.

(5)	Indemnification to directors and officers of Gamida:

Gamida (associated company) has granted its directors, an indemnification undertaking letter for any monetary obligation with respect to a claim, including a compromise agreement or arbitration award, carried out in respect to actions taken by the director during the time of his/her service as Gamida's or Gamida's Subsidiary or Affiliate’s (as such terms defined therein) Director and in such capacity, as well as with respect to reasonable legal expenses including payments of legal fees paid by the Directors as a result of an investigation or proceeding initiated against the Director. The indemnification is limited to $ 5 million. The grant of Indemnification undertaking by Gamida to Elbit Medical's designated directors at Gamida's board of directors requires the approvals of Elbit Medical's shareholders Committee.

84

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

C.	Other contingent liabilities (Cont.):

(6)	Indemnification to directors and officers of Elbit Medical Technologies:

In November 2010, the shareholders' of Elbit Medical Technologies have approved the grant of an exemption and indemnification to directors and officers of Elbit Medical Technologies (including such that serve also as officers of the Company). In the framework of the exemption and indemnification undertaking letter (as amended pursuant to the approval Elbit Medical Technologies shareholders on July 2012), Elbit Medical Technologies exempted the recipients of the indemnification undertaking letters also from liability for actions performed while serving as officers of Elbit Medical Technologies or its subsidiaries or a company in which Elbit Medical Technologies is an interested party.

The total indemnification that Elbit Medical Technologies shall pay to each of the indemnified parties (in addition to amount received from the insurance companies according to the insurance policy) shall not exceed USD 40 million. The maximum indemnification amount shall not be affected by payment according to any insurance policy or its existence unless the indemnification amount claimed was already covered by the insurance companies or by any third party. The grant of Indemnification undertaking by Elbit Medical Technologies to the Company's designated directors at Elbit Medical Technologies' board of directors requires the approvals of Elbit Medical Technologies' Compensation Committee and shareholders.

(7)	The Company received, in 2003, a letter from a certain insurer ("the Insurer") of EIL, Elscint and the Company (the "Insured Companies"), which insured against, inter alia, the lawsuit as described in item B(1) above, alleging against the Insured Companies, inter alia, that the Insured Companies have breached their disclosure duties under the Insurance Contract Law 1981, by failing to disclose to the Insurer material information prior to the issuance of additional cover to the policy purchased by EIL (the "Policy"), effective as of July 1999 (the "Additional Cover"), and prior to the replacement of the Policy and the Additional Cover by the issuance of a new policy effective as of August 1999 (the "Replacement Cover"). The letter states that the Policy, Additional Cover and Replacement Cover (the "Insurance Cover") issued by the Insurer will be cancelled unless the Insured Companies indicate that circumstances as at the issuance of the Insurance Cover differ from those stated in the letter. The Company's legal counsel replied on behalf of the Insured Companies in March 2003, rejecting all allegations. The parties conducted discussions between them pertaining to the matter referred to herein to negotiate a settlement. No notice of cancellation has been issued.

85

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

C.	Other contingent liabilities (Cont.):

(8)	Indemnifications relating to sale of real estate assets:

In the framework of the transactions for the sale of the Group's real estate as well other transactions, the Group has undertaken to indemnify the respective purchasers for any losses and costs incurred in connection with the sale transactions. The indemnifications usually include: (i) Indemnifications in respect of integrity of title on the assets and/or the shares sold (i.e: that the assets and/or the shares sold are owned by the Group and are free from any encumbrances and/or mortgage and the like). Such indemnifications generally survived indefinitely and are capped to the purchase price in each respective transaction and (ii) Indemnifications in respect of other representation and warranties included in the sales agreements (such as: development of the project, responsibility to defects in the development project, tax matter, employees and others). Such indemnifications are limited in time and are generally caped to certain percentages of the purchase price.

To the Company's management best knowledge as of the approval date of these financial statements, other than the described below no claim of any kind was received at the Group with respect to these indemnifications

The Hungarian tax authorities have challenged the applied tax treatment in two of the entities previously sold in Hungary by PC to Klepierre in the course of the Framework Agreement dated 30 July, 2004 (“Framework Agreement”). In respect of two of the former subsidiaries of PC, the tax authorities decision of reducing the tax base by and imposed a penalty in the sum of HUF 428.5 Million (circa NIS 6 million), were challenged by the previously held entities at the competent courts.

Klepierre has submitted an indemnification request claiming that the tax assessed in the described procedures falls into the scope of the Framework Agreement tax indemnification provisions and PC in its response rejected such claims. Subsequently Klepierre has submitted a claim to the International Chamber of Commerce in Brussels for arbitration procedure is still undergoing, the last hearing was held on February 29, 2016, while the decision of the arbitrary court is expected in the third quarter of 2016

PC's management estimates that no significant costs will be borne thereby, in respect of these indemnifications.

86

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

C.	Other contingent liabilities (Cont.):

(9)	Pending lease payments to a purchaser of a commercial center:

A former subsidiary of PC incorporated in Prague, Czech Rep. ("Bestes"), which was sold in June 2006 is a party to an agreement with a third party ("Lessee"), for the lease of commercial areas in a center constructed on property owned thereby, for a period of 30 years, with an option to extend the lease period by additional 30 years, in consideration for Euro 6.9 million (NIS 29 million), which as of the balance sheet date has been fully paid. According to the lease agreement, the Lessee has the right to terminate the lease subject to fulfillment of certain conditions as stipulated in the agreement. Within the framework of the agreement for the sale of Bestes to Klepierre in June 2006, it was agreed that PC will remain liable to Klepierre in case the Lessee terminates its contract. PC’s management is of the opinion that this commitment will not result in any material amount due to be paid by it.

(10)	Waiver and reimbursement to Gamida and/or its officers:

in November 2010, Elbit Medical Technologies irrevocably undertook towards Gamida and/or its officers, that they shall not be under liability, of any kind, directly or indirectly, towards it, its interested parties, its officers and towards any other person and/or third party, regarding the prospectus published by Elbit Medical Technologies with respect to the transaction according to which the Company acquired control over Elbit Medical Technologies (hereinafter, respectively the “Prospectus” and the “Transaction”) provided that Gamida's will provide the information in good faith and that such information must be at all times complete and accurate.

Likewise Elbit Medical Technologies has irrevocably undertaken, towards Gamida, its officers, Gamida's jointly controlled subsidiary and Teva Pharmaceutical Industries Ltd that, subject to the conditions specified in the undertaking document, it shall indemnify them, for any liability and/or damage and/or expense and/or loss that is caused to any of the aforementioned with respect to the Transaction and the Prospectus, as well as any reports or other action of the Company with respect to the aforementioned information and/or to Gamida, its activities, its business etc.

(11)	PC is retaining a 100% holding in all its projects in Serbia after it was decided to discontinue the negotiations with a Serbian developer. PC has a contingent obligation to pay the developer in any case there is major progress in the projects. The total remaining potential obligation is EURO 0.8 million (NIS 3 million).

(12)	PC has contractual commitments in respect of its project in Serbia (Visnjicka) in a total amount of EURO 2 million (NIS 9 million) in respect of construction activities, to be paid during 2016 and 2017.

87

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

C.	Other contingent liabilities (Cont.):

(13)	Foreign Corrupt Practices Act (FCPA) Issues

As disclosed in Note 5 C Casa radio (5), PC and the Company have become aware of certain issues with respect to certain agreements that were executed in the past in connection with the Casa Radio Project in Bucharest, Romania that may contain potential violation of the requirements of the U.S. Foreign Corrupt Practices Act (FCPA), including the books and records provisions of the FCPA. As a result the abovementioned, the Company's audit committee has decided to appoint a special committee to examine these matters, including any internal control and reporting issues. The Company intends to fully cooperate with the relevant governmental agencies in this matter.

If violations of the FCPA or other laws of the U.S. or of other jurisdiction laws occurred, the Company, as well as its directors, officers and other related parties, may be subject to fines, civil and criminal penalties, equitable remedies, including profit disgorgement, and injunctive relief. In addition, the public announcement of the subject matter of the investigation could adversely affect the Company's business and financial position. Furthermore, dispositions for these types of matters may result in modifications to the Company's business practices and compliance programs.

As of the date of the approval of the financial statements and at this preliminary stage, the Company, based on legal advice received, cannot estimate the potential consequences that the Company could incur as a result of these issues, and accordingly did not include a provision in these financial statements with respect to these issues.

D.	Liens, collateral and guarantees:

(1)	Loan from Bank Hapoalim (The "Bank")

As security for a loan the balance of which as of December 31, 2015 amounted to NIS 157 million granted to the Company by the Bank the Company has pledged:

(i)	86 million shares of PC, representing approximately 13% of PC's issued and outstanding shares,

(ii)	A first-ranking fixed charge on the entire share capital of BEA Hotels Eastern Europe B.V. (a Dutch company through which the Company indirectly holds approximately 98% of the rights in the Radisson Blu hotel in Bucharest, Romania) ("BHEE") and the rights associated therewith, as well as on the rights to proceeds under shareholders loans provided to BHEE subject to the following exceptions:

Exceptions to the collaterals:

So long as the Company and its subsidiaries meet all of their debts and liabilities vis-à-vis the Bank the proceeds specified below that shall be received from the pledged assets shall be used by the Company for its on-going operations, at its discretion, and shall not be used to prepay the debt contemplated in the loan to the Bank:

i.	Net cash flow from the refinancing of the Radisson Blu hotel in Bucharest, Romania, up to EURO 80 million.

ii.	Net cash flow which derives from current operations of the Radisson Blu hotel.

In the event that the Company shall sell, as a willing seller (other than in the framework of mandatory disposition), all of its rights or the control in the Radisson Blu hotel, the Company will undertake to prepay the Bank EURO 29 million; in the case of the sale of part of the rights in the Radisson Blu hotel, after which the Company retains control over the asset – a proportionate share of such amount. The balance of the net cash flow from the sale (if any) will be used by the Company for their on-going operations.

iii.	In the case of a sale of Plaza Centers' shares which are held by the Company – the Company will undertake that the full net cash flow attributed to the shares held by the Company and pledged to the Bank will be used to prepay the loan to the Bank.

88

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

D.	Liens, collateral and guarantees (Cont.):

(2)	The Company notes:

The Company notes are secured by (i) a first ranking floating charge on all the Company's property and assets and first ranking charges over the Company’s existing and future interest and rights in and to the Company's wholly owned subsidiaries, Elbit Ultrasound (Luxembourg) B.V./Sa.r.l (“EUL LUX”) and Elscint Holdings and Investments N.V. (“Elscint Holdings”), including rights to any amount owed to the Company by each of EUL LUX and Elscint Holdings, in favor of Series H notes and similar second ranking charges in favor of Series I notes, (ii) a corporate guarantee by each of EUL LUX and Elscint Holdings in favor of the notes, and (iii) a negative pledge over the respective assets of EUL LUX and Elscint Holdings. The collaterals securing the new notes are subject to exceptions as set forth in the Arrangement. The Company holds through EUL LUX its shareholdings in PC and through Elscint Holdings its shareholdings in the Radisson Blu hotels in Romania.

In addition, at any time during the term of either series of the new notes, the Company may create a senior lien in order to refinance the Company's outstanding indebtedness to Bank Hapoalim.

(3)	PC notes:

The following provisions will apply to PC's notes following the closing of PC plan of Arrangement:

a.	Restrictions on issuance of additional notes - PC undertake not to issue any additional notes other than as expressly provided for in the Restructuring Plan.

b.	Restrictions on amendments to the terms of the notes - PC shall not be entitled to amend the terms of the notes, with the exception of purely technical changes, unless such amendment is approved under the terms of the relevant series and the applicable law and PC also obtains the approval of the holders of all other series of notes issued by it by ordinary majority.

c.	Negative Pledge on Real Estate Asset ("REA") of the Company - PC undertakes that until the notes has been repaid in full, it shall not create any encumbrance on any of the REA, held, directly or indirectly, by PC except in the event that the encumbrance is created over PC's interests in a subsidiary as additional security for financial indebtedness (“FI”) incurred by such subsidiary which is secured by encumbrances on assets owned by that subsidiary.

89

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

D.	Liens, collateral and guarantees (Cont.):

(3)	PC notes (Cont.):

d.	Negative Pledge on the REA of Subsidiaries – PC's subsidiaries shall undertake that until the notes have been repaid in full, none of them will create any encumbrance on any of REA except in the event that:

(i)	the subsidiary creates an encumbrance over a REA owned by such subsidiary exclusively as security for new FI incurred for the purpose of purchasing, investing in or developing such REA; Notwithstanding the aforesaid, subsidiaries shall be entitled to create an encumbrance on land as security for FI incurred for the purpose of investing in and developing, but not for purchasing, an REA held by a different Group company (hereinafter: a “Cross Pledge”), provided the total value of the lands owned by the Group charged with Cross Pledges after the commencement date of the plan does not exceed EURO 35 million, calculated on the basis of book value (the “Sum of Cross Pledges“). When calculating the Sum of Cross Pledges, lands that were charged with Cross Pledges created prior to the commencement date of the plan or created solely for the purpose of refinancing an existing FI shall be excluded. PC did not have cross-default as of December 31, 2015.

(ii)	The encumbrance is created over an asset as security for new FI that replaces existing FI and such asset was already encumbered prior to the refinancing. Any excess net cash flow generated from such refinancing, shall be subject to the mandatory early prepayment of 75%.

(iii)	The encumbrance is created over interests in a Subsidiary as additional security for FI incurred by such subsidiary which is secured by encumbrances on assets owned by that subsidiary as permitted by sub-section (i) above. The encumbrance is created as security for new FI that is incurred for purposes other than the purchase of and/or investment in and development of an REA, provided that at least 75% of the net cash flow generated from such new FI is used for mandatory early prepayment.

90

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

D.	Liens, collateral and guarantees (Cont.):

(3)	PC notes (Cont.):

e.	Limitations on incurring new FI by PC and the subsidiaries - PC undertakes not to incur any new FI (including by way of refinancing an existing FI with new FI) until the outstanding notes debt (as of November 30, 2014) have been repaid in full, except in any of the following events:

(i)	the new FI is incurred for the purpose of investing in the development of a REA, provided that: (a) the Loan To Cost (“LTC”) Ratio of the investment is not less than 50% (or 40% in special cases); (b) the new FI is incurred by the subsidiary that owns the REA or, if the FI is incurred by a different subsidiary, any encumbrance created as security for such new FI is permitted under the negative pledge stipulation above; and (c) following such investment the consolidated cash is not less than the Minimum Cash Reserve Covenant ("MCRC").

(ii)	The new FI is incurred by a subsidiary for the purpose of purchasing a new REA by such Subsidiary, provided that following such purchase the cash reserve is not less than the MCRC.

(iii)	At least 75% of the net cash flow resulting from the incurrence of new FI is used for a 75% early prepayment of the notes. Subject to the terms of the plan, the Group may also refinance existing FI if this does not generate net cash flow.

f.	Limitation on distribution dividend – see note 8 B (5).

g.	75% mandatory early repayment – see note 3 B and note 12 E to other sections in this note.

h.	Permitted Disposals - provisions with respect to the four shopping centres – PC will be allowed to sell the four shopping centres (Torun, Suwalki, Kragujevac and Riga) or to perform refinancing for any of these (hereinafter: "Disposal Event"), subject to the cumulative net cash flow in the Disposal Event in respect of these four shopping centres being no less than EURO 70 million (NIS 331 million). In case no Disposal Event occurs for the four shopping centres together, PC will be allowed to perform a special purpose Disposal Event only if after execution of the special purpose Disposal Event, the surplus value of shopping centres not sold (according to the valuation deducting the specific debt to banks) is no less than EURO 70 million (NIS 297 million), deducting the net cash flows received from previous Disposal Events and deducting the net cash flows from the special purpose Disposal Event.

91

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

D.	Liens, collateral and guarantees (Cont.):

(4)	Credit facilities financing real estate projects

Certain Project Companies which engaged in the purchase, construction or operation of hotels and/or trading property ("Project Companies") have secured their respective credit facilities, in a total amount of NIS 772 million, by providing the first ranking (fixed or floating) charges on property owned thereby, including, mainly: rights in the real estate property as well as the financed projects revenues and profits derived from the projects; goodwill and other intangible assets; rights pertaining to certain contracts (including lease, operation and management agreements); and rights arising from insurance policies. Shares of Project Companies were also pledged in favor of the financing banks. Shareholders loans as well as any other rights and/or interests of shareholders in the Project Companies are subordinated to the respective credit facilities, and repayment of such shareholders loans is subject to fulfilling certain preconditions and/or the financing bank prior consent.

The Project Companies undertook not to make any disposition in and to the secured assets, not to sell, transfer or lease any substantial part of their assets without the prior consent of the financing bank. In certain events the Project Companies undertook not to allow, without the prior consent of the financing bank, mainly: (i) any changes in and to the holding structure of the Project Companies nor to allow for any change in their incorporation documents; (ii) execution of any significant activities, including issuance of shares, related party transactions and significant transactions not in the ordinary course of business; (iii) certain changes to the scope of the project; (iv) the assumption of certain liabilities by the Project Company in favor of third parties; (v) receipt of loans by the Project Company and/or the provision thereby of a guarantee to third parties.

The Company is a guarantor to certain Project Companies’ obligations under loan agreements up to an aggregate amount of NIS 254 million. In addition, PC is a guarantor to obligations under loan agreements in respect of its project companies up to an aggregate amount of NIS 5 million.

(5)	Secured bank deposits - As to bank deposits made to secure long term borrowings, short term credits and other liabilities of the Group - see note 21C.(6).

(6)	Within the framework of PC's derivative transactions (see note 15 i), executed between PC and commercial banks (the "Banks"), PC agreed to provide the Banks with collaterals or cash deposits. Accordingly, and with respect of Torun IRS the project company also established a bail mortgage up to EURO 5.4 million (NIS 23 million) encumbering the real estate project.

92

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

E.	Financial covenants:

(1)	Within the framework of loan agreements executed by the Group's Project Companies (i.e., companies which engaged in the purchase, construction and operations of hotels and/or commercial centers), the Project Companies have undertaken to comply with certain financial and operational covenants. As of December 31, 2015, substantially all of the Group's borrowings from banks are subject to various financial and operational covenants, such as: complying with a "minimum debt service cover ratio," "loan to value"; complying with certain restrictions on interest rates; maintaining certain cash balances for current operations; maintaining an equity to project cost ratio and EBITDA to current bank's debt ratio; occupancy percentage; rental fee rates;, cross default with respect to the parent company financial position and others. Should the Project Companies fail to comply with said financial covenants, or upon the occurrence of certain events of default, the bank is entitled to demand immediate repayment of the loans.

(2)	Loans in the total amount of NIS 430 million are under non-recourse loan agreements. In the event of default of such a loan, the impact could be that the lender would have recourse only to that the specific property but not to any other assets (since the agreements do not contain cross-collateral provisions).

As for December 31, 2015 the loans financial covenants that may materially impact the Company's operations and financial position are presented in the table below:

Segment	Financial covenants	Actual ratio	Comments	Balance as of December 31, 2015 (NIS in million)
The Company	LTV (loan to value) < 0.85	0.42	value of the collaterals (Plaza Centers' shares that are pledged to the Bank and the net value of the Company's residual rights in the hotel in Romania)	157

Hotels	LTV (loan to value) < 0.65	0.37		253
	EBITDA to Debt ratio >10%	19.6
	DSCR (Debt Service Coverage Ratio) > 1.2	1.84

Torun project	LTV (loan to value) < 0.7	0.47		193
	DSCR (Debt Service Coverage Ratio) > 1.25	1.93

Suwalki project	LTV (loan to value) < 0.7	0.64		117
	DSCR (Debt Service Coverage Ratio) > 1.2	1.76

Zgorzelec project	LTV (loan to value)	NA	The loan has expired with no new ratios established, therefore no DSCR and LTV comparisons can be made	90
	DSCR (Debt Service Coverage Ratio)	NA

93

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 -	COMMITMENTS, CONTINGENCIES, LIENS AND COLLATERALS (Cont.)

E.	Financial covenants: (Cont.)

(3)	PC's notes financial covenants

a.	Coverage Ratio Covenant (“CRC”) – the CRC is a fraction calculated based on known Group valuations reports and consolidated financial information available at each reporting period. Minimum CRC deemed to be complied with by the Group is 118% in each reporting period. as of December 31, 2015 calculated CRC is 129%.In the event that the CRC is lower than the Minimum CRC, then as from the first cut -off date on which a breach of the CRC has been established and for as long as the breach is continuing, PC shall not perform any of the following: (a) a sale, directly or indirectly, of a Real Estate Asset (“REA”) owned by PC or its subsidiaries, with the exception that it shall be permitted to transfer REA’s in performance of an obligation to do so that was entered into prior to the said cut-off date, (b) investments in new REA’s; or (c) an investments that regards an existing project of the Company or of a subsidiary, unless it does not exceed a level of 20% of the construction cost of such project (as approved by the lending bank of these projects) and the certain loan to cost ratio of the projects are met.

If a breach of the Minimum CRC has occurred and continued throughout a period comprising two consecutive quarterly reports following the first quarterly/year-end report on which such breach has been established, then such breach shall constitute an event of default under the trust deeds and Polish notes terms, and the group of (i) Series A Notes holders, (ii) Series B Notes holders, (iii) Polish Notes holders, and (iv) guarantee and other creditors shall, each as a separate group acting by majority vote, be entitled to declare by written notice to PC that all or a part of their respective (remaining) claims become immediately due and payable.

b.	Minimum Cash Reserve Covenant (MCRC) - cash reserve of the Company has to be greater than the amount estimated by PC's management required to pay all administrative and general expenses and interest payments to the Note holders falling due in the following six months, minus sums of proceeds from transactions that have already been signed (by PC or a subsidiary) and closed and to the expectation of the PC's management have a high probability of being received during the following six months. As for December 31, 2015 the MCRC is maintained.

c.	PC is allowed to execute actual investments only if its cash reserves contain an amount equal to general and administrative expenses and interest payments for the Unsecured Debt for a six-month period (for this purpose also receivables with a high probability of being collected in the subsequent six-month period will be taken into account for the required minimal cash reserve).

94

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 -	SHARE CAPITAL

Composition:

Ordinary shares
of NIS no par value each
December 31
	2 0 1 5	2 0 1 4	2 0 1 3
	No nominal par value	NIS 1.00 par value	NIS 1.00 par value

Authorized share capital	35,000,000	35,000,000	50,000,000

Issued and outstanding	*27,572,426	*27,572,426	**24,902,809

*	On February 20, 2014 the Company issued 508,027,457 ordinary shares as part of the Company plan of arrangement as mention in note 3 A. The total number of shares following the closing of the Company Plan of arrangement was 551,449,521. On August 14, 2014 the annual general meeting of the Company shareholders approved the reverse split of its ordinary shares such that each 20 ordinary shares will be replaced to one ordinary share of the Company. The reverse spilt occurred on August 21, 2014 and the total number of ordinary shares following the reverse split is 27,572,426. As for call for additional reverse spilt approved by the Company's shareholders subsequent to the balance sheet date – see note 22(1).

**	December 31, 2013: excluding 3,388,910 treasury shares held by the Company. These shares were canceled following the closing of the Company's Plan of Arrangement.

The Ordinary Shares confer upon the holders thereof all rights accruing to a shareholder of the Company, inter alia, the right to receive notices of, and to attend meetings of shareholders; for each share held, the right to one vote at all meetings of shareholders; and to share equally, on a per share basis, in such dividend and other distributions to shareholders of the Company as may be declared by the Board of Directors in accordance with the Company's Articles and the Israeli Companies Law, and upon liquidation or dissolution of the Company, in the distribution of assets of the Company legally available for distribution to shareholders in accordance with the terms of applicable law and the Company's Articles. All Ordinary Shares rank pari passu in all respects with each other.

95

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 -	OPTIONS PLANS

A.	Options plan adopted by the Company:

Over the years the Company adopted few option plans. The below summarized the significant terms of the Company's outstanding option plans as of December 31, 2015:

	Number of options exercisable	Max exercisable number of shares	average exercise price	Vested as of December 31, 2015	average contractual life	Option granted to key personnel
2014 option plan over the Company's shares (1)	-	-	-	-	-	-

2011 plan adopted by the Company over Elbit medical shares (2)	140,035,935	70,017,967	NIS	138,702,60 2	2 years	19,851,000

2010 plan adopted by the Company over InSightec shares	430,000	430,000	$2	430,000	1.23 years	17,500

(1)	2014 option plan

On August 14, 2014, the Company's general meeting adopted option plan to the Company's executive chairmen of the board ("The Chairman"). According to the plan the Chairman was granted options exercisable into 285,190 ordinary shares (after the Company reverse split of its ordinary shares as mention in note 15), no par value, of the Company, constituting approximately 1.0% of the Company's issued and outstanding share capital on a fully diluted basis. The exercise price of the options is equal to NIS 17.2 per share. On November 22, 2015 the Chairmen waive all his rights in the 2014 option plan therefore the Company recorded the rest of cost attributable to these options in the statement of income

Year ended December 31
2014

Risk free interest rate (%)	1.828
Exercise coefficient	None
Contractual term	5
Expected volatility (%)	58.81
Expected dividend yield	None
Forfeited (%)	0
Total cost of benefit (NIS thousand)	1,560

96

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 16 -	OPTIONS PLANS (Cont.)

A.	Options plan adopted by the Company (Cont.):

(2)	Elbit Medical plan

	Year ended December 31
	2 0 1 5			2 0 1 4
	Number of options (*)	Weighted average exercise price	Number of options	Weighted average exercise price
		(NIS)		(NIS)

Balance at the beginning of the year	140,035,935	0.14	158,304,500	0.14
Granted	-	-	14,400,000	0.115
Forfeited	-	-	-	-
Exercised	-	-	(32,668,565)	0.133
Balance at the end of the year (*)	140,035,935	0.14	140,035,935	0.14

Options exercisable at the year end	138,702,602	0.14	117,228,919	0.14

The average estimated fair value of the options granted during 2014 was calculated based on the Binominal model based on a valuation of a third party expert, using the following assumptions:

Year ended December 31
2014

Risk free interest rate (%)	0.68
Exercise coefficient	None
Contractual term	3.13
Expected volatility (%)	63.98
Expected dividend yield	None
Forfeited (%)	0
Total cost of benefit (NIS thousand)	883

B.	Options plan adopted by subsidiaries:

Over the years the PC has adopted few option plans over its shares. The below table summarized the significant terms in respect of PC's option plans as for December 31, 2015

	Number of options	Max exercisable number of shares	average exercise price	Vested as of December 31, 2015	average contractual life	Option granted to key personnel
PC's plan	23,797,373	35,406,414	EURO 0.43	23,469,040	1 years	16,666

97

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 -	ADDITIONAL DETAILS CONCERNING INCOME STATEMENT

`

		Year ended December 31
		2 0 1 5	2 0 1 4	2 0 1 3
		(in thousand NIS)

A.	Income from commercial centers

	Sale of trading property	200,078	201,571	8,614
	Rental income and management fees	80,692	105,490	113,692
	Other	3,157	8,171	16,056
		283,927	315,232	138,362

B.	Revenues from hotel operations and management

	Rooms	91,058	122,360	123,799
	Food, beverage and other services	45,419	60,435	64,074
	Rental of commercial space	11,409	14,212	14,918
		147,886	197,007	202,791

C.	Cost of commercial centers

	Direct expenses:
	Cost of trading property sold	227,910	205,925	10,256
	Wages and fringe benefits	3,341	6,041	7,147
	Energy costs	6,073	9,524	14,661
	Taxes and insurance	6,999	7,728	8,793
	Maintenance of property and other expenses	8,286	12,426	14,585
		252,609	241,644	55,442
	Other operating expenses:
	Wages and fringe benefits	16,716	17,137	20,081
	Stock-based compensation expenses	-	-	59
	Professional services	7,638	10,453	21,245
	Advertising	7,247	9,571	15,804
	Other	5,363	11,614	9,640
		36,964	48,775	66,829
	Depreciation and amortization	787	1,445	2,466
		290,360	291,864	124,737

D.	Cost of hotel operations and management

	Direct expenses:
	Wages and fringe benefits	30,269	47,668	47,607
	Food and beverages	11,600	15,112	15,454
	Other	37,693	52,264	52,523
		79,562	115,044	115,584
	Other operating expenses:
	Management fees and reimbursement expenses	8,453	10,104	11,230
	Business taxes, insurance and lease payments	5,352	7,681	7,467
	Other	775	1,243	2,876
		14,580	19,028	21,573
	Depreciation and amortization	32,707	39,846	41,980
		126,849	173,918	179,137

98

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 -	ADDITIONAL DETAILS CONCERNING INCOME STATEMENT (Cont.)

		Year ended December 31
		2 0 1 5	2 0 1 4	2 0 1 3
		(in thousand NIS)

E.	General and administrative expenses

	Wages and fringe benefits	6,687	15,765	18,324
	Stock-based compensation expenses	1,086	2,909	7,662
	Depreciation and amortization	29	3,339	2,460
	Expenses relating to the Company's plan of arrangement	412	1,691	15,760
	Other	8,464	16,081	16,437
		16,678	39,785	60,643

F.	Financial expense

	Interest and CPI linkage on borrowings	221,729	197,725	363,821
	Gain from buy back of notes and bank loan (see note 12 C (2) and D (2))	(55,475)	-	-
		166,254	197,725	363,821
	Loss (gain) from foreign currency translation differences	76,084	35,990	(9,923)
	Other financial expenses (income)	(6,050)	3,906	11,335
	Total financial expenses	236,288	237,601	365,233
	Financial expenses capitalized to qualified assets (i)	-	-	(31,132)
		236,288	237,601	334,101
	(i) The rate applicable to non-specific credit	-	-	6.3%

G.	Financial income

	Interest on deposits and receivables	649	2,316	7,441
	Gain (loss) from foreign currency translation differences	1,505	4,001	(3,511)
		2,154	6,317	3,930

H.	Change in fair value of financial instruments at FVTPL

	Change in fair value of financial instruments measured at FVTPL (mainly notes)	-	60,593	59,664
	Change in fair value of derivatives (mainly swap and forward transactions)	2,878	12,271	13,904
	Gain (loss) on marketable securities	2,568	(1,432)	(5,161)
		5,446	71,432	68,407

99

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 17 -	ADDITIONAL DETAILS CONCERNING INCOME STATEMENT (Cont.)

		Year ended December 31
		2 0 1 5	2 0 1 4	2 0 1 3
		(in thousand NIS)

I.	Write down, charges and other expenses, net

	Write down, other property and other receivables (i)	86,717	530,647	824,211
	realization of foreign currency translation reserve to the profit and loss (iii)	(56,063)	-	-
	Initiation expenses (ii)	6,239	12,637	8,486
	Other, net	1,405	(12,242)	7,337
		38,298	531,042	840,034

(i) See note 5B regarding trading property write downs
(ii) Includes mainly cost and expenses in respect of the Group's operations in India.
(iii) 2015: mainly Due to the realization of the Euro activity in the Hotel segment

J.	Earnings per share (*)(**)(***)

Basic and diluted earnings per share:

The earnings and weighted average number of ordinary shares used in the calculation of the basic earning per share are as follows:

Profit (Loss) from continuing operations	(193,024)	1,010,619	(1,160,429)
Profit (Loss) from discontinued operation	6,874	(1,620)	4,785
Weighted average number of shares used in computing basic earnings per share (thousands)	23,752	23,749	1,245

(*)	The earnings used in the calculation of all diluted earnings per share are same as those for the equivalent basic earnings per share measures.
(**)	See note 3 A for a description of the purported restructuring and its effect on the number of ordinary shares.
(***)	See note 15 for the description of the reverse split of the Company ordinary shares.

100

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 -	RELATED PARTIES

A.	Transactions with related parties:

Transactions between the Company and its subsidiaries which are related parties of the Company, have been eliminated on consolidation and therefore are not disclosed in this note.

Following the closing of the Company's Plan of Arrangement (see note 3A) Europe Israel (M.M.S.) Ltd. ("Europe Israel") ceased to be the Company's controlling shareholder.

As of December 31, 2015 the Company does not have ultimate controlling party. The Company identifies the following entities as the Company's related parties: York Capital Management Global Advisors, LLC ("York") which holds approximate 19.7% of Company's share capital and Davidson Kempner Capital Management LLC ("DK") which holds approximate 14.3% of Company's share capital.

As for the investment agreement in InSightec by York and other investors see note 6A.

As for undertaking agreement of the Company with DK to invest in PC's see note 3B

B.	Benefits to key management personnel:

(1)	a.	Insurance policy for the Company's directors and officers

The directors and officers of the Company and its subsidiaries (excluding PC and its subsidiaries which are covered under a separate policy - see b below), are covered by directors' and officers' liability insurance policy of up to $40 million per occurrence and in the aggregate during the duration of the policy. In addition, the directors and officers of the Company (excluding any subsidiary) are covered by additional directors' and officers' liability insurance policy of up to $20 million per occurrence and in the aggregate during the duration of the policy. The shareholders of the Company have approved the renewal of such policy and the purchase of another directors and officers' liability insurance policy and the purchase of any other similar policy upon the expiration of such policies, provided that the coverage will not exceed certain premium and that the premium for the renewed policy(ies) will not exceed an amount representing an increase of 20% as compared to the previous year. The insurance policy of the Company expired on February 20, 2016 and a new policy was purchased for additional 18 months term with the same terms. In addition to the ongoing police, on the closing of the Company's plan of Arrangement on February 20,2014 the Company's then exiting on-going policy has been converted into a Run Off policy which will expired following the elapse of seven years thereafter (i.e., February 20, 2021).

b.	Insurance policy for PC's directors and officers

PC maintains Directors’ and Officers’ liability insurance policy, presently at the maximum amount of $60 million which expire on April 2016. Pursuant to the terms of this policy, all PC's directors and officers are insured. The new policy does not exclude past public offering and covers the risk that may be incurred by the Directors through public offerings of equity up to $50 million.

101

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 -	RELATED PARTIES (Cont.)

B.	Benefits to key management personnel: (Cont.)

(1)	(Cont.)

c.	Insurance policy for InSightec's directors and officers

InSightec's directors and officers are covered by two insurance policies; (i) Run Off policy, which is valid for a period of 7 years commencing December 2012, covering damages that has occurred until December 2012, and (ii) a second policy covering damages that had occurred or might occur from December 2012 and on. Each policy is up to $20.0 million, including a component of special coverage for risk management (up to an amount of $100 thousands) with worldwide coverage. InSightec's directors and officers insurance includes a retroactive cover and contains a 7 year extended reporting period provision. The grant of insurance policy undertaking by InSightec to Elbit Medical's designated directors at InSightec's board of directors requires the approvals of Elbit Medical's shareholders Committee.

d.	Insurance policy for the Gamida's directors and officers

Gamida's directors and officers are covered by D&O liability Insurance Policy. The policy covers claim first made against the insured during the policy period and notified to the insurer during the policy period for any wrongful act in the insured’s capacity as a director or officer of the company – all in accordance with the policy terms and conditions. The policy limit of liability is $ 5 million. Total aggregate for all loss, arising out of all claims made against all insured is under all insurance covers combined. The grant of insurance policy undertaking by Gamida to Elbit Medical's designated directors at Gamida's board of directors requires the approvals of Elbit Medical's shareholders Committee.

(2)	As for directors' indemnification - see note 14C (1-6).

(3)	Options issued to related parties - see note 16.

102

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 18 -	RELATED PARTIES (Cont.)

C.	The following table presents the components of the Group related party transactions and benefit (including bonus) granted to the Group's key management personnel:

		Year ended December 31
		2 0 1 5	2 0 1 4	2 0 1 3
		(in thousand NIS)

a.	Benefits to key management personnel

	Salaries, management fees, directors' fees and bonuses	4,798	4,777	5,498
	Termination benefits of former key personnel	-	1,644	-
	Post-employment benefits	257	164	186
	Amortization of stock based compensation expenses	866	817	438
		5,921	7,402	6,122

	Number of recipients (excluding directors)	2	3	2

b.	Project expenses (coordination and supervision) paid to the former controlling shareholder	-	-	1,569

D.	Balances with related parties:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Liabilities:
The Company's and PC's traded notes	340,645	387,170
Benefits payable to key management personnel	2,145	225
	342,790	387,395

NOTE 19 -	SEGMENTS REPORTING

A.	General:

The Group's Chief Operating Decision-Maker ("CODM") reviews the Group’s internal reporting to assess the performance and to allocate resources. The CODM assesses the performance of the Group's segments based on Net Operating Income. Such Net Operating Income is excluding general and administrative expenses attributable to the Company's headquarter, financing income (expenses) and income taxes. In addition, the CODM is assessing separately the specific financial expenses of each segment based on the borrowings which are specifically attributable to the segment. All other financing expenses (income) (i.e.: financing expenses in respect of non-specific borrowing, interest income on investments and deposits and changes in fair value of financial instruments) were considered as unallocated financing expenses (income).

103

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -	SEGMENTS REPORTING (Cont.)

A.	General (Cont.):

Majority of equity method investments are reviewed by the CODM in the same manner as subsidiary companies, i.e. each investment's income, expenses, assets and liabilities are reviewed on a separate basis. Accordingly, the amounts within each segment include these components of equity method investments, and are reconciled to the consolidated statements as adjustments.

The amounts considered for review purposes of these investments are as follows:

●	Investments in joint ventures – the amount are adjusted to reflect only the Group's share in the results and financial position, and thus only the Group's share (mostly 50%) is included and reviewed.

●	Investments in Insightec (associate) – the amounts included are not adjusted to reflect the Group's share and accordingly reviewed in its entirety (100%).

For purpose of these financial statements the following business segments were identified:

●	Commercial centers - Initiation, construction and sale of commercial centers and other mixed-use real property projects, predominantly in the retail sector. In certain circumstances and depending on market conditions, the Group operates and manages commercial centers prior to its sale.

●	Hotel - Hotel operation and management.

●	Medical Industries and devices - (a) research and development, production and marketing of magnetic resonance imaging guided focused ultrasound treatment equipment and (b) development of stem cell population expansion technologies and stem cell therapy products for transplantation and regenerative medicine;

●	Plots in India - plots designated for sale, initially designated to residential projects.

The Group's reportable segments for each of the years ended December 31 2015, 2014 and 2013 are: Commercial Centers, Hotel, Medical Industries and devices and Plots in India. All other operations identified by the CODM are included as "other activities". The assets of a reportable segment include mainly property plant and equipment (with respect to the Hotel) and trading property attributable to the Commercial Centers and the plots in India. Unallocated assets include mainly cash and cash equivalent as well as short and long term deposits and investments.

The liabilities of the reportable segments include mainly specific borrowings provided directly to the Project Companies (mainly companies which are engaged in the operation, construction and initiations of commercial centers and hotel) and which are usually secured by a mortgage on the property owned by these Project Companies. Other borrowings which were raised by the Group with no identification to certain operations (mainly notes issued by the Company and PC) were considered as unallocated liabilities.

The accounting policies of all reportable segments are the same as those of the Group, as described in note 2.

In January 2015, the Company realized the fashion apparel segment. Therefore this segment is no longer considered as a reportable segment, and accordingly was excluded from segmental disclosure for each of the years ended December 31, 2014 and 2013. (see note 20).

104

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -	SEGMENTS REPORTING (Cont.)

B.	Data regarding business segments:

Year ended December 31, 2015

	Commercial Centers (i)	Hotel	Medical industries and devices	Plots in India	Other activities and allocations	Equity method adjustments	Total
	(in thousand NIS)

Revenues	309,302	147,886	69,432	-	-	(88,095)	438,525

Segment profit (loss)	(74,170)	21,037	(95,805)	(12,325)	-	92,656	(68,607)

Financial income (expenses)	29,605	(31,829)	1,353	-	--	-	(871)
Share in losses of associates, net	-	-	(13,464)	-	-	(29,460)	(42,925)
Adjustments:
Unallocated general and administrative expenses
Unallocated other expenses							51,625
Unallocated financial expenses							(238,295)
Financial income							2,154
Change in fair value of financial instruments measured at FVTPL							(2,568)
Loss before income taxes							(316,165)
Income taxes							(5,631)
Profit from continuing operations							(321,796)
Profit from discontinued operation							6,874
Loss for the year							(314,922)
Additions to segment assets	28,562	23,183	-	-	133	-	51,878
Unallocated							-
Total additions							51,878
Depreciation and amortization of segment assets	863	29,124	-	-	38	-	30,025
Unallocated							-
Total Depreciation and amortization							30,025
Impairment of segment assets	85,918	-	-	-	-	-	85,918
Unallocated							-
Total Impairment							100,245
Assets and Liabilities December 31, 2015:
Segment assets	1,579,921	716,280	262,183	247,383	7,081	(599,531)	2,213,318
Equity basis investments	-	-	24,233	-	-	267,950	292,183
Unallocated							198,051
Total Assets related to continued operation							2,703,552
Assets related to discontinued operation							-
Total Assets							2,703,552
Liabilities
Segment liabilities	658,994	268,627	92,664	2,624	-	(217,930)	804,959
Unallocated liabilities							1,594,529
Total Liabilities related to continued operation							2,399,488
Liabilities related to discontinued operation							-
Total Liabilities							2,399,488

(i)	Includes mainly revenues from commercial centers under operation until their sale and consideration from sales of trading property.
105

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -	SEGMENTS REPORTING (Cont.)

B.	Data regarding business segments (Cont.):

Year ended December 31, 2014

	Commercial Centers (i) (ii)	Hotels	Medical industries and devices	Residential	Other activities and allocations	Equity method adjustments	Total
	(in thousand NIS)

Revenues	341,937	197,007	92,026	-	-	(107,430)	523,540

Segment profit (loss)	(403,570)	36,418	(90,395)	(51,926)	(32,056)	68,245	(473,284)

Financial expenses	(42,857)	(29,871)	1,788	-	677	-	(70,263)
Share in losses of associates, net	-	-	(6,317)	-	-	(10,981)	(17,298)
Adjustments:
Unallocated general and administrative expenses							(39,785)
Unallocated financial expenses							(167,338)
Financial income							6,317
Financial gain from debt restructuring							1,616,628
Change in fair value of financial instruments measured at FVTPL							(71,432)
Profit before income taxes							783,545
Income taxes							2,287
Profit from continuing operations							785,832
Profit from discontinued operation							(1,475)
Loss for the year							784,357
Additions to segment assets	11,906	3,290	-	-	36	-	15,232
Unallocated							-
Total additions							15,232
Depreciation and amortization of segment assets	1,338	40,051	-	-	3,252	-	44,641
Unallocated							-
Total Depreciation and amortization							44,641
Impairment of segment assets	469,047	3,095	-	58,506	-	-	530,648
Unallocated							-
Total Impairment							530,648
Assets and Liabilities December 31, 2014:
Segment assets	2,051,214	940,732	425,010	279,973	17,278	(796,730)	2,917,477
Equity basis investments	-	-	30,837	-	-	318,700	349,537
Unallocated							330,833
Total Assets related to continued operation							3,597,847
Assets related to discontinued operation							63,466
Total Assets							3,661,313
Liabilities
Segment liabilities	952,355	423,031	113,057	53,019	527	(253,752)	1,288,237
Unallocated liabilities							1,629,497
Total Liabilities related to continued operation							2,917,734
Liabilities related to discontinued operation							30,342
Total Liabilities							2,948,076

(i)	Includes mainly revenues from commercial centers under operation until their sale and consideration from sales of trading property.
(ii)	Includes trading property and payments on accounts of trading property.

106

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 -	SEGMENTS REPORTING (Cont.)

B.	Data regarding business segments (Cont.):

Year ended December 31, 2013

	Commercial Centers (i) (ii)	Hotels	Medical industries and devices	Residential	Other activities and allocations	Equity method adjustments	Total
	(in thousand NIS)
Revenues	162,639	202,791	74,670	-	-	(98,948)	341,153

Segment profit (loss)	(582,342)	(32,306)	(39,607)	(432,465)	(42,801)	326,765	(802,756)

Financial expenses	(51,343)	(27,172)	(1,182)	-	(491)	-	(80,188)
Share in losses of associates, net	-		955			(339,985)	(339,030)
Adjustments:
Unallocated general and administrative expenses							(60,643)
Unallocated financial expenses							(253,912)
Financial income							3,930
Change in fair value of financial instruments measured at FVTPL							(68,407)
Profit before income taxes							(1,601,006)
Income taxes							30,937
Profit from continuing operations							(1,570,069)
Profit from discontinued operation							5,059
Loss for the year							(1,565,010)
Additions to segment assets	18,181	12,418	-	-	6,478	-	37,077
Unallocated							-
Total additions							37,077
Depreciation and amortization of segment assets	2,466	41,980	-	-	7,709	-	52,155
Unallocated							-
Total Depreciation and amortization							52,155
Impairment of segment assets	612,741	55,959	-	134,861	20,156	-	823,717
Unallocated							9,251
Total Impairment							832,968
Assets and Liabilities December 31, 2013:
Segment assets	2,721,729	1,125,023	181,604	284,482	80,748	(525,789)	3,867,797
Equity basis investments			18,457			314,983	333,440
Unallocated							363,207
Total Assets							4,564,444
Liabilities
Segment liabilities	1,088,421	397,552	73,082	2,659	39,436	(219,023)	1,382,127
Unallocated liabilities							3,590,946
							4,973,073

(i)	Includes mainly revenues from commercial centers under operation until their sale and consideration from sales of trading property.
(ii)	Includes trading property and payments on accounts of trading property.
107

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 19 - SEGMENTS REPORTING (Cont.)

C.	Data regarding geographical areas:

(1)	Revenues by geographical areas

Revenues information above is based, mainly, on the locations of the assets.

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3
	(in thousand NIS)

East and central Europe(i)	253,774	435,355	269,896
West Europe (mainly in Belgium)	27,743	72,537	90,470
India	150,296	4,348	3,227
Other and allocations	6,712	11,301	(22,440)
	438,525	523,540	341,153

(i)	The following table provides an additional information in respect of the revenues in east and central Europe per countries:

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3
	(in thousand NIS)

Poland	71,219	75,917	79,532
Czech Republic	9,240	10,434	24,429
Romania	165,360	146,838	128,421
Serbia	3,832	197,270	25,650
Other	4,123	4,896	11,864
	253,774	435,355	269,896

(2)	Non-current assets by geographical areas

The Group's non-current assets provided in the following table include also trading property and payment on account of trading property.

	Segment assets
	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

East and central Europe	2,126,079	2,357,224
West Europe	-	214,805
Israel	114,810	161,724
India	245,119	438,859
	2,486,008	3,172,612

108

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -	DISCONTINUED OPERATIONS

The Group's discontinued operations include mainly the fashion apparel (franchisee of MANGO in Israel). Prior period's results and cash flows from these operations were presented in these financial statements as discontinued operations.

On January 5, 2015 Elbit Fashion have completed the sale of the operation and business of "Mango" retail stores in Israel from Elbit Fashion to Fox- Wiesel Ltd (the “Closing”) for consideration of approximately NIS 37.7 million. Following the Closing and consummation of the transaction, Elbit Fashion has ceased to operate the "Mango" retail stores activity, and accordingly the said activity was classified as discontinued operation.

Results of discontinued operations:

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

Revenues and gains
Revenues from fashion merchandise	1,857	164,957	149,192	476
Investment property rental income	-	-	2,594	-
	1,857	164,957	151,786	476
Expenses and losses
Cost of fashion merchandise	4,123	162,589	142,417	1,057
Investment property expenses	-	-	5,346	-
Expenses relating to realization of investment property and fair value adjustment	-	-	1,064	-
Financial expenses	-	1,347	3,330	-
other expenses (income), net	(9,140)	1,496	2,558	(2,342)
	(5,017)	165,432	154,715	(1,286)

Profit (loss) from discontinued operations before income taxes	6,874	(475)	(2,929)	1,762

Income tax (income) expenses	-	1,000	(7,988)	-
Profit (loss) from discontinued operations	6,874	(1,475)	5,059	1,762

Basic earnings per share	0.25	(0.06)	3.84	-

Diluted earnings per share	0.25	(0.06)	3.84	-

109

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 20 -	DISCONTINUED OPERATIONS (Cont.)

Statement of Cash flows

The statement of cash flows includes the following amounts relating to discontinued operations, the majority of which as of December 2015 are attributable to the discontinued fashion apparel operations:

	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3	2 0 1 5
				Convenience translation (Note 2D)
	(in thousand NIS)			U.S.$'000
	(Except for per-share data)

Operating activities	(2,014)	1,506	(4,846)	(516)
Other investment activities	37,737	(7,913)	(7,337)	9,671
Other financing activities	(2,135)	2,000	(8,006)	(547)
Net cash provided by (used in) discontinued operations	33,588	(4,407)	(20,189)	8,608

NOTE 21 -	FINANCIAL INSTRUMENTS

A.	Principal accounting policies:

The principal accounting policies adopted by the Group in respect of financial instruments and equity components including recognition criteria, measurement and charges to the statement of income and other comprehensive income are included in note 2.

B.	Balances of financial instruments by categories:

(1)	Composition:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Financial assets
Cash and cash equivalents	157,851	323,182
Loans and receivables	69,673	94,148
Financial assets held for trading	-	6,775
Available for sale financial instruments	4,296	4,702
Derivative financial assets at fair value through profit and loss	-	3,183
	231,820	431,990

Financial Liabilities
Derivative financial liabilities at fair value through profit and loss	3,374	6,205
Derivative financial liabilities at fair value as hedging	1,977	5,820
Financial liabilities at amortized cost	2,204,785	2,688,591
	2,210,136	2,700,616

(2)	Additional information:

As for financing income and expenses resulting from the aforementioned financial instruments -see note 17H.

110

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks:

The operations of the Group expose it to risks that relate to various financial instruments, such as: market risks (including currency risk, cash flow risk with respect to interest rates and other price risk), credit risk and liquidity risk.

Market risk - is the risk that the fair value or future cash flow of financial instruments will fluctuate because of changes in market prices

Credit risk - is the risk of financial loss to the Group if counterparty to a financial instrument fails to meet its contractual obligations.

Liquidity risk - is the risk that the Group will not be able to meet its financial obligations as they fall due.

The comprehensive risk management program of the Group focuses on actions to minimize the possible negative effects on the financial performance of the Group. In certain cases the Group uses derivatives financial instruments in order to mitigate certain risk exposures.

The Company's board of directors has overall responsibility for the establishment and oversight of the Group’s risk management framework. The board is managing the risks faced by the Group, and confirms that any appropriate actions have been or are being taken to address any weaknesses.

The Group has exposure to the following risks which are related to financial instruments:

(1)	Foreign currency risk

The Group has international activities in many countries and therefore it is exposed to foreign currency risks as a result of fluctuations in the different exchange rates.

Foreign currency risks are derived from transactions executed and/or financial assets and liabilities held in currency which is different than the functional currency of the Group's entity which executed the transaction or hold these financial assets and liabilities. In order to minimize such exposure the Group policy is to hold financial assets and liabilities in a currency which is the functional currency or the Group's entity. The Company's functional currency is the NIS and its investees use different functional currencies (mainly the EURO, Indian Rupee and the RON).

Foreign Currency Mitigate using selling options

During 2015, 2014 and 2013, PC wrote call and put options in order to mitigate its foreign currency risk (EURO-NIS) inherent in its long term notes issued in NIS with an expiration date of October 2015, March 2015, December 31 2013 respectively. The options activity generated a net cash gain (loss) of NIS (1.5) million, NIS 1 million and NIS (11.3) million respectively.

111

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks: (Cont.)

(1)	Foreign currency risk (Cont.)

The following tables present sensitivity analysis to a change of 10% in the Group's main foreign currencies against their relevant functional currency and their effect on the statements of income and the shareholders' equity (before tax and before capitalizing any exchange results to qualified assets):

As of December 31, 2015:

	Functional currency	Linkage currency	Change in the exchange rate (%)	Profit (loss)
				In thousand NIS
Assets
Cash and deposits	NIS	Euro	+10%	1,637
Cash and deposits	EURO	NIS	+10%	857
Cash and deposits	EURO	PLN	+10%	883
Cash and deposits	EURO	RON	+10%	1,163
Cash and deposits	EURO	U.S. Dollar	+10%	1,005
				5,545
Financial liabilities
Loans at amortized cost	NIS	EURO	+10%	(15,746)
Loans at amortized cost	EURO	PLN	+10%	(5,503)
Notes at amortized cost	EURO	NIS	+10%	(71,615)
Loans at amortized cost	RON	EURO	+10%	(25,344)
				(118,208)

As of December 31, 2014:

	Functional currency	Linkage currency	Change in the exchange rate (%)	Profit (loss)
				In thousand NIS
Assets
Cash and deposits	NIS	Euro	+10%	3,940
Cash and deposits	NIS	U.S. Dollar	+10%	1,014
Cash and deposits	EURO	PLN	+10%	1,354
Cash and deposits	EURO	RON	+10%	1,041
Cash and deposits	EURO	U.S. Dollar	+10%	729
				8,078
Financial liabilities
Loans at amortized cost	NIS	U.S. Dollar	+10%	(18,329)
Loans at amortized cost	EURO	PLN	+10%	(6,249)
Notes at amortized cost	EURO	NIS	+10%	(70,697)
Loans at amortized cost	RON	EURO	+10%	(29,499)
				(124,774)

112

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks: (Cont.)

(1)	Foreign currency risk (Cont.)

As of December 31, 2013:

	Functional currency	Linkage currency	Change in the exchange rate (%)	Profit (loss)
				In thousand NIS
Assets
Cash and deposits	NIS	U.S. Dollar	+10%	1,570
Cash and deposits	EURO	PLN	+10%	1,622
Cash and deposits	EURO	NIS	+10%	1,614
Cash and deposits	U.S. Dollar	NIS	+10%	402
Cash and deposits	EURO	U.S. Dollar	+10%	1,574
				6,782
Financial liabilities
Loans at amortized cost	NIS	U.S. Dollar	+10%	(21,694)
Loans at amortized cost	EURO	PLN	+10%	(6,918)
Notes at amortized cost	NIS	U.S. Dollar	+10%	(1,429)
Notes at amortized cost	EURO	NIS	+10%	(26,859)
Loans at amortized cost	EURO	U.S. Dollar	+10%	(1,209)
Loans at amortized cost	RON	EURO	+10%	(26,808)
				(84,917)

(2)	Credit risk

The Group holds cash and cash equivalents, short term investments and other long- term investments in financial instruments in various reputable banks and financial institutions. These banks and financial institutions are located in different geographical regions, and it is the Group’s policy to disperse its investments among different banks and financial institutions. The maximum credit risk exposure of the Group is approximate to the financial assets presented in the balance sheet.

Due to the nature of it activity, the company, which operate at the hotel, are not materially exposed to credit risks stemming from dependence on a given customer. The company examine on an ongoing basis the credit amounts extended to their customers and, accordingly, record a provision for doubtful debts based on those factors they consider having an effect on specific customers.

(3)	Interest rate risk

Fair value risk

A significant portion of the Group’s long term loans and notes bearing a fixed interest rate and are therefore exposed to change in their fair value as a result of changes in the market interest rate. The vast majority of these loans and notes are measured at amortized cost and therefore changes in the fair value will not have any effect on the statement of income.

For further information see note 12.

113

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks: (Cont.)

(3)	Interest rate risk (Cont.)

Cash flow risk

Part of the Group’s long term borrowings are bearing variable interest rate (see note 12). Cash and cash equivalent, short term deposits and short term bank credits are mainly deposited in or obtained at variable interest rate. Change in the market interest rate will affect the Group's finance income and expenses and its cash flow. In certain cases the Group uses interest rate swap transaction in order to swap loans with a variable interest rate to fixed interest rate or alternatively entered into loans with a fixed interest rate (see note 11).

The following table presents the effect of an increase of 1% in the Libor rate (2% - 2014 and 2013) with respect to financial assets and liabilities which are exposed to cash flow risk (before tax and before capitalization to qualifying assets):

	Profit (loss)
	Year ended December 31
	2 0 1 5	2 0 1 4	2 0 1 3
	(in thousand NIS)

Deposits linked to the EURO	-	359	-
Loans, notes and convertible notes linked to the U.S. Dollar	-	(3,666)	(4,681)
Loans linked to the EURO	(5,928)	(13,584)	(21,259)
Notes linked to the PLN	(550)	(1,250)	(1,384)
Loans linked to the INR	-	(2,085)	(2,076)
	(6,478)	(20,595)	(29,400)

(4)	Liquidity risk

The Group's capital resources include the following: (a) proceeds from sales of trading property and real estate assets subject to market condition (b) lines of credit obtained from banks, and others; (c) proceeded from sales of shares in the Group held companies in the medical field (d) available cash and cash equivalents. Such resources are used for the following activities:

(i)	Interest and principal payments on the Group notes and loans;

(ii)	Payment of general and administrative expenses;

(iii)	Equity investments in the Group's commercial centers which are generally constructed by PC. PC generally finance approximately 35%-50% of such projects through equity investments in the Project Companies, while the remaining amounts are generally financed through a credit facility secured by a mortgage on the project constructed by the respective Project Company, registered in favor of the financial institution that provides such financing. The equity investments in the Project Companies are typically provided by PC through shareholders loans that are subordinated to the credit facilities provided to the Project Company;

As for the Company's financial position - see note 1.

As for PC's financial positon – see note 8 B (1)

114

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks (Cont.):

(4)	Liquidity risk (Cont.)

The following tables present the cash flow of financial liabilities and assets (principal and interest) in accordance with the contractual repayment dates:

As of December 31, 2015

	1st year (i)		2nd year	3rd year	4th year	5th year and thereafter	Total
	(in thousand NIS)

Financial liabilities
Borrowing with fixed interest rate
Loans linked to EURO	261,039	(*)	-	-	-	-	261,039
PC's notes linked to the Israeli CPI (i)	356,514		78,070	260,741	204,306	44,209	943,840
Notes linked to the Israeli CPI	23,432		23,432	400,291	310,701	-	757,855
	640,985		101,502	661,032	515,007	44,209	1,962,735
Borrowing with variable interest rate
Loans linked to the EURO	156,941		372,946	102,446	-	-	632,333
Notes linked to the PLN	33,453		2,366	28,318	-	-	64,136
	190,394		375,312	130,763	-	-	696,469
Suppliers, payable and other credit balances	57,291		-	1,523	-	-	58,814
Total financial liabilities	888,670		476,814	793,318	515,007	44,209	2,718,018

Financial assets
Cash and cash equivalent	157,851		-	-	-	-	157,851
Short term deposits	30,075		-	-	-	-	30,075
Trade receivables and other receivables	25,447		-	-	-	-	25,447
Long term deposits, loans and investments	-		17,517	2,785	1,596	-	21,898
Total financial assets	213,374		17,517	2,785	1,596	-	235,272

(i)	As PC’s primary objective is to obtain the Deferral (refer to note 8 B (1)), this liquidity risk note is taking into account PC repayment in 2016 of the minimum net amount, as mentioned in note 12 E.

(*)	Regarding refinance of this loan see note 22(4).

115

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks (Cont.):

(4)	Liquidity risk (Cont.)

As of December 31, 2014

	1st year (i)	2nd year	3rd year	4th year	5th year	6th year and thereafter	Total
	(in thousand NIS)

Financial liabilities
Borrowing with fixed interest rate
Loans linked to EURO	29,225	298,844	3,032	3,032	3,030	13,042	350,205
PC's notes linked to the Israeli CPI (i)	55,674	114,665	451,495	352,293	59,638	-	1,033,765
Notes linked to the Israeli CPI	26,791	26,791	26,791	457,681	281,376	-	819,430
	111,690	440,300	481,318	813,006	344,044	13,042	2,203,400
Borrowing with variable interest rate
Loans linked to the EURO	192,939	40,644	226,392	102,454	7,335	113,046	732,810
Notes linked to the PLN	4,944	5,654	67,492	-	-	-	78,090
Loans linked to the U.S. Dollar	7,560	7,560	195,212	-	-	-	210,332
loans linked to the INR	28,612	23,949	23,949	34,272	-	-	110,782
	234,055	127,807	513,045	136,726	7,335	113,046	1,132,014

Suppliers, payable and other credit balances	108,306	2,868	1,306	5,820	-	-	118,300
Total financial liabilities	454,051	570,975	995,669	955,552	351,379	126,088	3,453,714

Financial assets
Cash and cash equivalent	323,182	-	-	-	-	-	323,182
Short term deposits	47,967	-	-	-	-	-	47,967
Trade receivables and other receivables	45,746	-	-	-	-	-	45,746
Long term deposits, loans and investments	-	14,942	5,182	-	-	2,754	22,878
Total financial assets	416,895	14,942	5,182	-	-	2,754	439,773

(i)	If PC will succeed to prepay an aggregate amount of at least NIS 434 million of the principal of the notes, excluding linkage differentials before 1 December 2016 then all principal payment shall be deferred by one year. For details on the Company's and PC's plan of arrangement see Note 3 B and note 12 E.

116

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

C.	Management of financial risks (Cont.):

(5)	Consumer Price Index ("CPI") risk

A significant part of the Group borrowings consists of notes raised by the Company and PC in the Tel Aviv Stock Exchange which are linked to the increase in the Israeli CPI above the base index at the date of the notes issuance. An increase of 2% in the Israeli CPI in 2015 (3% - 2014,2013) will cause an increase in the Group finance expenses for the years ended December 31, 2015, 2014 and 2013 (before tax) in the amount of NIS 25 million, NIS 45.9 million and NIS 70.9 million, respectively.

The CPI risk was significantly reduced in 2014 due to the Company's plan of arrangement. (See note 3).

(6)	Collaterals

The following table presents the book value of financial assets which are used as collaterals for the Group's liabilities:

	December 31
	2 0 1 5	2 0 1 4
	(In thousand NIS)

Long term borrowings	19,112	23,094
Guarantees provided by the Group	15,943	14,964
Interest rate swap transactions and currency options	-	11,041
	35,055	49,099

D.	Fair value of financial instruments:

The financial instruments of the Group include primarily, cash and cash equivalents, short and long-term deposits, marketable securities, trade receivables, short and long-term other receivables, short-term banks credit, other current liabilities and long- term monetary liabilities.

(1)	Fair value of financial instruments

The fair value of traded financial instruments (such as marketable securities and notes) is generally calculated according to quoted closing prices as of the balance sheet date, multiplied by the issued quantity of the traded financial instrument as of that date. The fair value of financial instruments that are not traded is estimated by means of accepted pricing models, such as present value of future cash flows discounted at a rate that, in the Group’s assessment, reflects the level of risk that is incorporated in the financial instrument. The Group relies, in part, on market interest which is quoted in an active market, as well as on various techniques of approximation. Therefore, for most of the financial instruments, the estimation of fair value presented below is not necessarily an indication of the realization value of the financial instrument as of the balance sheet date. The estimation of fair value is carried out, as mentioned above, according to the discount rates in proximity to the date of the balance sheet date and does not take into account the variability of the interest rates from the date of the computation through the date of issuance of the financial statements.

Under an assumption of other discount rates, different fair value assessments would be received which could be materially different from those estimated by the Group, mainly with respect to financial instruments at fixed interest rate.

117

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

D.	Fair value of financial instruments (Cont.):

(1)	Fair value of financial instruments (Cont.)

Moreover, in determining the assessments of fair value, the commissions that could be payable at the time of repayment of the instrument have not been taken into account and they also do not include any tax effect. The difference between the balances of the financial instruments as of the balance sheet date and their fair value as estimated by the Group may not necessarily be realizable, in particular in respect of a financial instrument which will be held until redemption date.

(2)	The principal methods and assumptions which served to compute the estimated fair value of the financial instruments

a.	Financial instruments included in current and noncurrent assets and current liabilities (cash and cash equivalents, deposits and marketable securities, trade receivables, other current assets and assets related to discontinued operation, loans and deposits which bear variable interest rate, short-term credit, suppliers, other current liabilities and liabilities related to discontinued operation) - Due to their nature, their fair values approximate to those presented in the balance sheet.

b.	Financial instruments included in long-term liabilities - the fair value of the traded liabilities (notes) is determined according to closing prices as of the balance sheet date quoted on the Tel- Aviv and Warsaw Stock Exchanges, multiplied by the quantity of the marketable financial instrument issued as of that date. The fair value of non-traded liabilities at fixed interest rate is determined according to the present value of future cash flows, discounted at a rate which reflects, in the estimation of the Group, the level of risk embedded in the financial instrument. The fair value of liabilities which carried variable interest rate is approximate to those presented in the balance sheet.

(3)	Fair value levels

The following table provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which the fair value is observable:

●	Level 1: fair value measurements derived from quoted prices (unadjusted) in active markets for identical assets or liabilities;

●	Level 2: fair value measurements derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e. as prices) or indirectly (i.e. derived from prices); and

●	Level 3: fair value measurements derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

118

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 21 -	FINANCIAL INSTRUMENTS (Cont.)

D.	Fair value of financial instruments (Cont.):

(3)	Fair value levels (Cont.)

The following table presents the book value and fair value of the Group's financial assets (liabilities), which are presented in the financial statements at other than their fair value:

		December 31
		2 0 1 5		2 0 1 4
		Book Value	Fair Value	Book Value	Fair Value
	Level	(In thousands NIS)
Long- term loans at fixed interest rate	Level 3	(254,010)	(254,010)	(322,675)	(322,675)
Notes	Level 1	(1,324,437)	(1,120,926)	(1,341,535)	(1,217,671)
		(1,578,447)	(1,374,936)	(1,664,210)	(1,540,346)

NOTE 22 -	SUBSEQUENT EVENTS

(1)	On January 18, 2016, the Company received a written notification from the Listing Qualifications Department of The NASDAQ Stock Market LLC advising the Company that it is no longer in compliance with the NASDAQ Listing Rules because the closing bid price for the Company's ordinary shares was below the minimum USD 1.00 per share for a period of 30 consecutive business days. NASDAQ Listing Rule 5450(a)(1) requires the Company to maintain a minimum bid price of USD 1 per share. The notification letter states that in accordance with the NASDAQ Listing Rules the Company will be afforded 180 calendar days to regain compliance. In order to regain compliance, the closing bid price for the Company's ordinary shares must be a least USD 1.00 per share for a minimum of ten consecutive business days. The compliance period expires on July 12, 2016.

The Company intends to monitor the bid price for its ordinary shares between the date hereof and July 12, 2016 and will consider all available options to resolve the deficiency and regain compliance with the minimum bid price requirement. If necessary, the Company may effect a reverse stock split to regain compliance. In the event that the bid price non-compliance is not cured by the end of the applicable compliance period, the Company's ordinary shares may be subject to delisting.

(2)	On, February 1, 2016 the Company's board of directors approved a new program to repurchase up to NIS forty (40) million (approximately USD 10.1 million) of its Series H Notes commencing the date of this announcement and for a period of 12 months. In accordance with the existing loan agreement with Bank Hapoalim, the Company will be required to prepay principal amount of approximately NIS 8 million if the Notes buyback will be fully executed. The Company purchased NIS 13.7 million par value, for a total consideration of NIS 12.2 million.

(3)	On March 31, 2016, PC has completed the sale of its subsidiary holding Liberec Plaza, a shopping and entertainment center in the Czech Republic, for €9.5 million (NIS 40 million). Following net asset value adjustments related to the subsidiary’s balance sheet, Plaza received net €9.37 million (NIS 40 million).

119

ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -	SUBSEQUENT EVENTS (Cont.)

(4)	On March 10, 2016 "BUTU" as borrower, Raiffeisen Bank International A.G and Raiffeisen Bank S.A., leading international European banks, as lenders (the "Lenders") and the Company as guarantor have amended and restated the existing facility agreement signed between, among others, BUTU, as borrower, Raiffeisen Bank International A.G, as lender and the Company on 16 September 2011 (the “Existing Facility Agreement”), through an amended and restated facility agreement (the "Amended and Restated Facility Agreement").

According to the Amended and Restated Facility Agreement, the Lenders shall increase the loan to BUTU outstanding under the Existing Facility Agreement up to Euro 97 million (the "New Facility Amount"). The New Facility Amount shall be drawn down in two tranches, with tranche A in the amount of up Euro to 85 million, which BUTU shall be able to utilize until March 31, 2016, and tranche B in the amount of up to Euro 12 million, which BUTU shall be able to utilize starting with September 30, 2016 until June 30, 2017. The utilization of both tranches is subject to the satisfaction of certain conditions precedent as stipulated in the Amended and Restated Facility Agreement.

The proceeds of the New Facility Amount shall be used, inter alia, to refinance certain outstanding loans under the Existing Facility Agreement. The surplus of the New Facility Amount will be used for the repayment of all existing shareholder loans granted to BUTU by Elbit Group.

The principal of the New Facility Amount will be repayable in quarterly instalments and a balloon repayment at 31 December 2020. The New Facility Amount will bear an annual interest of Euribor plus margin of 3.75%, which will be hedged by BUTU in accordance with the provision of the Amended and Restated Facility Agreement.

The New Facility Amount is secured by first rank real estate mortgage on the hotel complex owned by BUTU, security interest over the shares of BUTU and certain other securities stipulated in the Amended and Restated Facility Agreement. In addition, the Company has provided a corporate guarantee to secure the New Facility Amount, whereby the Company guarantees all of BUTU’s payment obligations under the Finance Documents (except for the balloon repayment at 31 December 2020).

On March 23, 2016, BUTU has drawn down the first of the two tranches of the loan in the amount of Euro 85 million ("Tranche A"). The amount received by the Company, after the refinance of certain outstanding loans under the original facility agreement, is approximately Euro 24.4 million out of which an amount of Euro 15 million will be used for the prepayment of the loan to Bank Hapoalim B.M, as per the amendment to the loan agreement with Bank Hapoalim B.M, as the Company announced on March 22, 2016. (see 6 below).

(5)	On March 17, 2016, the Company received a written proposal from the independent committee of its subsidiary, Elbit Medical Technologies Ltd. to convert all the outstanding debts of Elbit Medical to the Company, which as of today amount to approximately NIS 146 million (USD 37.9 million) into Elbit Medical's shares (the "Proposal").

The Proposal and its terms shall be considered by the Company's authorized organs (including its independent committee) in accordance with the applicable law.

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ELBIT IMAGING LTD.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 -	SUBSEQUENT EVENTS (Cont.)

(6)	On March 22, 2016 the Company signed on an amendment to the Loan Agreement with Bank Hapoalim B.M. that will cancel and replace the previous loan (the "Amendment" and the "Loan").

Under the Amendment, subject to the prepayment of EURO 15.0 million to the Bank by March 31, 2016, the following new terms will apply to the loan:

1.	The repayment schedule of the loan will be as follow: EURO 7 million will be repaid on November 30, 2016 and the balance will be repaid on November 30, 2017 instead of one single payment in February 20, 2017 in the existing Loan Agreement.

2.	The Company will not have prepayment obligation for notes repurchase which will be executed by the Company during 2016 up to NIS 50 million.

3.	Any net cash flow that will be received by the Company from the refinancing of the Radisson Blu hotel in Bucharest Romania up to EURO 97 million shall not have repayment obligations, and shall be used by the Company at its sole discretion.

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